UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Jones Lang LaSalle Incorporated

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Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

Jones Lang LaSalle Incorporated

Proxy Statement

April 18, 2019

Dear Fellow Shareholders:

You are invited to attend the 2019 Annual Meeting of Shareholders (the 2019 Annual Meeting) of Jones Lang LaSalle Incorporated (Jones Lang LaSalle, which may sometimes be referred to as JLL, the Company or as we, us, or our) which will take place on Wednesday, May 29, 2019, beginning at 9:00 a.m., local time, at the JLL office located at 8343 Douglas Avenue, Suite 100, Dallas, Texas 75225.

At this year’s meeting, we will vote on the following proposals:

●	Election of ten Directors identified in the Proxy Statement to serve one-year terms until the 2020 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

●	Approval, by non-binding vote, of executive compensation (say-on-pay);

●	Approval of the 2019 Stock Award and Incentive Plan; and

●	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Meeting Attendance and Voting

Your vote is very important to us. This year, we are again voluntarily furnishing proxy materials to our shareholders on the Internet rather than mailing printed copies to each shareholder. This serves our sustainability goals and also saves us significant postage, printing, and processing costs. Whether or not you plan to attend the Annual Meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail if you prefer. If you attend the Annual Meeting, you may vote your shares in person even if you have previously given your proxy.

We anticipate that we will mail the Notice of Internet Availability of Proxy Materials to our shareholders on or about April 18, 2019. The proxy materials we furnish on the Internet include our 2018 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2018.

We appreciate your continued interest in JLL.

Sincerely,

Sheila A. Penrose Chairman of the Board of Directors	Christian Ulbrich Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

When: Wednesday, May 29, 2019 9:00 a.m., local time	Where: JLL Dallas Office 8343 Douglas Avenue, Suite 100 Dallas, Texas 75225

Items of Business

To vote on the following proposals:

1.	Election of the ten Director nominees identified in the Proxy Statement to serve one-year terms until the 2020 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	Approval, on an advisory basis, of named executive officer compensation (say-on-pay);

3.	Approval of the 2019 Stock Award and Incentive Plan; and

4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Record Date

The Board of Directors has fixed the close of business on Friday, March 15, 2019, as the record date (the Record Date) for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. We will permit only shareholders, or persons holding proxies from shareholders, to attend the Annual Meeting.

By Order of the Board of Directors

Alan K. Tse
Corporate Secretary

April 18, 2019

YOUR VOTE IS VERY IMPORTANT. ANY SHAREHOLDER MAY ATTEND THE 2019 ANNUAL MEETING IN PERSON. IN ORDER FOR US TO HAVE THE QUORUM NECESSARY TO CONDUCT THE 2019 ANNUAL MEETING, WE ASK THAT SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE 2019 ANNUAL MEETING IN PERSON GIVE THEIR PROXY OVER THE INTERNET OR BY TELEPHONE. IF YOU PREFER, YOU MAY ALSO REQUEST A PAPER PROXY CARD TO SUBMIT YOUR VOTE BY MAIL. YOU MAY REVOKE ANY PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE 2019 ANNUAL MEETING.

PROXY STATEMENT SUMMARY

This summary highlights certain information from our Proxy Statement for the 2019 Annual Meeting of Shareholders.
This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting your shares. For more complete information regarding the Company’s 2018 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2018.

Shareholder Voting Matters and Recommendations

The following table summarizes the items that will be brought for a vote of our shareholders at the 2019 Annual Meeting, along with the voting recommendations of our Board of Directors (the Board) and the required vote for approval:

Proposal	Vote Required to Adopt the Proposal	Board Recommends	Reasons for Recommendation	More Information

1. Election of the ten Director nominees identified in the Proxy Statement to serve one-year terms until the 2020 Annual Meeting of Shareholders and until their successors are duly elected and qualified

	Majority of votes cast with respect to each such nominee	FOR each nominee	The Board believes the ten Board nominees possess the skills, experience, and diversity to provide strong oversight for the Company’s long-term strategy and operations	See page 1
2. Approval, on an advisory basis, named executive officer compensation (say-on-pay)	Majority of votes cast	FOR	Our executive compensation programs demonstrate our pay-for-performance philosophy, and reflect the input of shareholders	See page 17
3. Approval of the 2019 Stock Award and Incentive Plan	Majority of votes cast	FOR	Equity compensation helps to align the incentives of management and stockholders	See page 49
4. Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2019	Majority of votes cast	FOR	Based on its assessment of KPMG’s qualifications and performance, the Audit Committee believes the retention of KPMG for fiscal year 2019 is in the best interests of the Company	See page 57

Our Board of Directors

Our current Board includes a diverse group of leaders in their respective fields. We believe their varied backgrounds, skills and experiences contribute to an effective and well-balanced Board that is able to provide valuable insight to, and effective oversight of, our senior executive team. Dame DeAnne Julius, who has served on the Board since November 2008, is not standing for re-election at the 2019 Annual Meeting. We thank Dame DeAnne for her service to the Company.

Director Nominees

You are being asked to vote on the election of these ten Director nominees, nine of whom are currently serving on the Board. The following table provides summary information about each of our Director nominees as well as their Committee memberships as of the date of this Proxy Statement. The table below also discloses the Board’s determination as to the independence of each nominee under the listing standards of the New York Stock Exchange (NYSE) and the relevant rules of the Securities and Exchange Commission (the SEC). Additional information about each Director’s background and experience can be found beginning on page 2.

Name	Age	Director Since	Position	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee	Other Current Public Boards
Hugo Bagué	58	2011	Former Group Executive, Organisational Resources, Rio Tinto plc	Yes	—	Yes	Yes	—
Matthew Carter, Jr.	58	2018	Chief Executive Officer, Aryaka Networks, Inc.	Yes	Yes	No	Yes	2

S-1	Proxy Statement Summary

Name	Age	Director Since	Position	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee	Other Current Public Boards
Samuel A. Di Piazza, Jr.	68	2015	Retired Global Chief Executive Officer, PricewaterhouseCoopers International Ltd.	Yes	—	Yes	Yes	3
Ming Lu	61	2009	Partner, KKR & Co., L.P.	Yes	—	Chairman	Yes	—
Bridget Macaskill	70	2016	Non-Executive Chairman, First Eagle Holdings, Inc.	Yes	Yes	—	Yes	2
Martin H. Nesbitt	56	2011	Co-Chief Executive Officer, The Vistria Group, LLC	Yes	Yes	—	Yes	2
Jeetendra (“Jeetu”) I. Patel	47	New Nominee	Chief Product Officer and Chief Strategy Officer, Box, Inc.	Yes	N/A	N/A	N/A	—
Sheila A. Penrose	73	2002; Chairman Since 2005	Chairman of the Board, JLL	Yes	Yes	Yes	Chairman	1
Ann Marie Petach	58	2015	Retired Chief Financial Officer, BlackRock, Inc.	Yes	Chairman	—	Yes	—
Christian Ulbrich	52	2016	Chief Executive Officer and President, JLL	No	—	—	—	1

Corporate Governance Highlights

Our mission as an organization is to deliver exceptional strategic, fully-integrated services, best practices, and innovative solutions for real estate owners, occupiers, investors, and developers worldwide. In order to achieve our mission, we realize we must establish and maintain an enterprise that will sustain itself over the long-term for the benefit of all of its stakeholders — clients, shareholders, employees, suppliers, and communities, among others. Accordingly, we have committed ourselves to effective corporate governance that reflects best practices and the highest level of business ethics. To that end, and as the result of our shareholder engagement efforts, over the past years we have adopted the following significant corporate governance policies and practices:

Corporate Governance Policies and Best Practices
Board Practices	Shareholder Practices

● All Non-Executive Directors are Independent Directors

● Separate Non-Executive Chairman of the Board and Chief Executive Officer Roles

● Annual Board and Committee Self-Evaluation, Including by Outside Facilitator

● Highly Diverse Board (as to gender, ethnicity, and experience)

● Regular Evaluation of Director Compensation

● Significant Engagement with Employees, Senior Management and Clients at Board Meetings, Which Take Place Across our Major Offices Globally

● Annual Election of All Directors

● Directors Not “Over-Boarded”

● Two-Thirds of Board Stewardship Compensation is in Company Shares

● No Perquisites to Board Members

● Board Orientation/Education Program

● Company Code of Business Ethics Applicable to Directors

● Majority Voting in Director Elections

● Related Party Transactions Policy Requiring Approval by the Nominating and Governance Committee of any Related Party Transactions

● Regular Succession Planning for Both Management and Board

● Stewardship Compensation Program for Directors, with No Separate Meeting Fees

● Independent Directors Meet Without Management Present at Each In-Person Meeting

● Proxy Access Right

● Active Shareholder Engagement

● Right of Shareholders Owning 30% of Outstanding Shares to Call a Special Meeting of Shareholders for any Purpose

● Annual Shareholder “Say-on-Pay” Vote for Executive Compensation

Other Best Practices

● Annual Evaluation of Board Effectiveness by Senior Management

● Policy Against Pledging and Hedging Company Stock

● Disclosure Committee for Financial Reporting

● Increasingly Sophisticated Integrated Reporting and Corporate Sustainability Reporting

● Corporate Compliance Program

● Company Makes Negligible Political Contributions

Proxy Statement Summary	S-2

2018 Business Highlights

We believe we remain well-positioned to take advantage of the opportunities in a consolidating industry and to navigate successfully the dynamic markets in which we compete worldwide. We are proud to be a preferred provider of global real estate services, an employer of choice, a consistent winner of industry awards, and a valued partner to the largest and most successful companies and institutions in the global marketplace.

Among its financial and operational highlights for 2018, JLL:

●	Generated revenue and fee revenue of $16.3 billion and $6.5 billion, respectively, across our four business segments, representing increases of 13% and 13%, respectively, over 2017.

●	Maintained our investment-grade balance sheet for growth, reflecting the Company’s strong cash generation.

●	As of December 31, 2018, our investment-grade credit rating was BBB+ (Stable) with Standard & Poor’s Ratings Services (S&P) and Baa1 (Stable) with Moody’s Investors Service, Inc. (Moody’s).

●

As of December 31, 2018, our LaSalle Investment Management business had assets under management of $60.5 billion, an increase of 4% from 2017. LaSalle's significant revenue growth reflects record 2018 incentive fees earned on the disposition of real estate assets on behalf of clients, along with increased advisory fees for the full year.

●

Provided corporate facility management services for 1.4 billion square feet of clients’ real estate. Over the same period, the JLL Corporate Solutions business had 145 new business wins, 78 expansions of existing relationships, and 52 contract renewals.

●	Completed six strategic acquisitions that expanded our capabilities and increased our presence in key regional markets including Canada, England, and the Philippines, as well as in the United States.

●	Provided capital markets services for $179 billion in client transactions.

●	Completed approximately 16,100 agency leasing transactions for landlord and tenant clients, representing 250 million square feet of space.

Please refer to Annex A for a reconciliation of non-GAAP financial measures to our results as reported under generally accepted accounting principles in the United States.

S-3	Proxy Statement Summary

TABLE OF CONTENTS

BOARD OF DIRECTORS	1
Proposal 1 – Election of Directors	1
Nominations Process for Directors	4
EXECUTIVE OFFICERS	6
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	8
Director Independence	8
Board Leadership Structure	9
The Audit Committee	10
The Compensation Committee	10
The Nominating and Governance Committee	11
Director Attendance	11
Director Orientation and Continuing Education	11
Annual Board Self-Assessments and Senior Management Assessments	11
The Board’s Role in Enterprise Risk Oversight	11
Shareholder Engagement	12
Communicating with Our Board of Directors	12
Corporate Sustainability	12
Review and Approval of Transactions with Interested Persons	13
Policy on Trading Stock; Policy Against Pledging or Hedging Stock	13
Non-Executive Director Compensation	13
Non-Executive Director Stock Ownership	16
EXECUTIVE COMPENSATION	17
Proposal 2 – Approval, on an advisory basis, of named executive officer compensation	17
Additional Information	44
SECURITY OWNERSHIP	46
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	48
CERTAIN RELATIONSHPS AND RELATED TRANSACTIONS	48
EQUITY INCENTIVE PLAN	49
Proposal 3 – Approval of the 2019 Stock Award and Incentive Plan	49
AUDIT MATTERS	57
Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm	57
INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM	57
AUDIT COMMITTEE REPORT	59
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING	60
ANNEX A RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES	A-1
ANNEX B PAY RATIO EXCLUDED EMPLOYEES	B-1
ANNEX C 2019 STOCK AWARD AND INCENTIVE PLAN	C-1

BOARD OF DIRECTORS

Proposal 1 – Election of Directors

Our Board is presenting ten nominees for election as Directors at our 2019 Annual Meeting. Dame DeAnne Julius, who has served on the Board since November 2008, is not standing for re-election at the 2019 Annual Meeting. We thank Dame DeAnne for her service to the Company.

Each nominee for Director currently serves as a Director of the Company except Mr. Jeetendra (“Jeetu”) I. Patel, who is a new nominee identified and recommended by an independent third-party search firm. In November 2018, Matthew Carter, Jr. was appointed to the Board.

Each Director elected will serve until the next annual meeting and until his or her successor is duly elected and qualified. Each Director nominee has consented to being named in this Proxy Statement and to serve as a Director if elected. Proxies cannot be voted for a greater number of Directors than the ten nominees identified in this Proxy Statement. If you sign and properly submit your proxy card, but do not give instructions with respect to voting for Directors, your shares will be voted for the ten persons recommended by the Board of Directors.

Our 2019 Director Nominees

A biography of each Director nominee, current as of March 15, 2019, setting forth his or her age, and describing his or her business experience during the past five years, including other prior relevant business experience is presented below.

Hugo Bagué Age 58 Director since March 2011	JLL Board Committees Compensation Committee (Chair) Nominating and Governance Committee (Member)

Professional Experience

Mr. Bagué is currently the Executive Director of Milvusmilvus Consulting GmbH, a consultancy company that he owns and runs. From 2007 until April 2017, Mr. Bagué was Organisational Resources Group Executive for Rio Tinto plc, a leading international mining and metals group that employs 60,000 people worldwide in over forty countries.

Skills and Attributes

Mr. Bagué brings significant experience with employee relations, communications, safety, information technology, and compensation issues and perspectives on public relations, procurement, information systems, and corporate sustainability. His work for other multi-national companies provides insights into operating within different cultures, business environments, and legal systems, including in Continental Europe as well as emerging markets, and also within the technology and healthcare industries, both of which are important to the Company’s future growth strategy.

Matthew Carter, Jr. Age 58 Director since November 2018	JLL Board Committees Audit Committee (Member) Nominating and Governance Committee (Member)

Professional Experience

Mr. Carter, 58, has been a Director of JLL since November 2018. Currently, Mr. Carter is the Chief Executive Officer of Aryaka Networks, Inc., the leading provider of cloud and on-premises network applications. From 2015 to 2017, he served as President and Chief Executive Officer of Inteliquent, Inc., which provides wholesale voice services for carriers and service providers. Prior to that role, Mr. Carter held various roles at Sprint Corporation from 2006 to 2015, including President of Enterprise Solutions, Sprint’s $14 billion global communications technology business unit. He serves on the boards of NRG Energy, Inc. and USG Corporation, and previously served on the boards of Inteliquent, Inc. and Apollo Education Group, Inc.

Skills and Attributes

Mr. Carter brings to the Board significant corporate leadership, brand management and technology experience, drawing from his executive roles at large companies, including his various roles at Sprint. His service on other boards, enhances our Board’s capabilities in the areas of management oversight, corporate governance and board dynamics.

Page | 1	Proxy Statement

Samuel A. Di Piazza, Jr. Age 68 Director since May 2015	JLL Board Committees Compensation Committee (Member) Nominating and Governance Committee (Member)

Professional Experience

Mr. Di Piazza retired as Global Chief Executive Office of PricewaterhouseCoopers International Ltd. in September 2009 after eight years of leading the largest professional services firm in the world. Over his 36 year career at PwC, as Chairman and Senior Partner, the Americas Tax Practice and was a member of the Global Leadership Team. After retiring from PwC, Mr. Di Piazza joined Citigroup, Inc., where he served as Vice Chairman of the Global Corporate and Investment Bank from 2011 until February 2014. Mr. Di Piazza currently serves on the Board of Directors of AT&T, Inc., having previously served as a Director of DirecTV, Inc. prior to its acquisition during 2015 by AT&T, as well as ProAssurance, Inc., a property and casualty insurance company, and Regions Financial Corporation, a bank and financial services company.

Skills and Attributes

Mr. Di Piazza brings to the Board valuable insights and perspective regarding the management of a multi-cultural, complex organization providing services to diverse client types across the globe. Mr. Di Piazza also brings to the Board significant accounting experience, including managing a tax practice and as part of standards setting organizations. His service on the boards of other highly sophisticated organizations provides the Board with additional governance perspectives and experience with critical business issues, including cybersecurity.

Ming Lu Age 61 Director since May 2009	JLL Board Committees Compensation Committee (Member) Nominating and Governance Committee (Member)

Professional Experience

Mr. Lu is a partner of KKR & Co., LP, a leading global alternative asset manager sponsoring and managing funds that make investments in private equity, fixed income and other assets in North America, Europe, Asia, and the Middle East. Mr. Lu joined KKR in 2006, and in 2018, was named Head of its Asia operation.

Skills and Attributes

Mr. Lu brings to the Board extensive knowledge about overseeing the development and operations of companies in Asia, and particularly China, one of the most important regions for our future growth potential. He also brings to the Board his experience in evaluating emerging market dynamics and integrating acquisitions, executive compensation, accounting, investment banking and finance.

Bridget Macaskill Age 70 Director since July 2016	JLL Board Committees Audit Committee (Member) Nominating and Governance Committee (Member)

Professional Experience

Ms. Macaskill was formerly President and Chief Executive Officer of First Eagle, which she joined in 2009. Ms. Macaskill has served on a number of public company and not-for-profit boards and is currently on the boards of Jupiter Fund Management plc. and Close Brothers plc., a merchant banking firm.

Skills and Attributes

Ms. Macaskill brings to the Board her experience in the investment management, finance, accounting, shareholder relations, leadership, enterprise risk management, compliance, and operations within a highly regulated industry. Ms. Macaskill also brings to the Board experience in corporate social responsibility and diversity. Additionally, Ms. Macaskill brings perspectives on the English government and economy that will be useful as that country pursues its exit from the European Union.

Martin H. Nesbitt Age 56 Director since March 2011	JLL Board Committees Audit Committee (Member) Nominating and Governance Committee (Member)

Professional Experience

Since January 2013, Mr. Nesbitt has serviced as Co-Chief Executive Officer of The Vistria Group, LLC, a private equity investment firm. He is a member of the board of directors of Norfolk Southern Corporation, one of the premier rail transportation companies in the United States, and American Airlines Group, Inc., the holding company for American Airlines. He has previously been a member of the board of directors of the Pebblebrook Hotel Trust, a real estate investment trust.

Skills and Attributes

Mr. Nesbitt brings to the Board significant experience in real estate and investment management. As co-founder and chief executive officer of an entrepreneurial real estate venture, he brings to the Board experience in strategic development and marketing, as well as the execution of business plans. Additionally, Mr. Nesbitt’s urban, cultural, and community activities enrich the Board’s oversight of the Company’s corporate social responsibility and diversity initiatives.

Proxy Statement	Page | 2

Jeetendra I. Patel Age 47 New Nominee	JLL Board Committees —

Professional Experience

In 2017, Mr. Patel became the Chief Product Officer and Chief Strategy Officer at Box, Inc. From 2015 to 2017, Mr. Patel was the Chief Strategy Officer and SVP of Platform at Box, Inc. where he led the creation of the Box Platform business unit, overseeing product strategy, marketing and developer relations. Before joining Box, from 2010 to 2015, Mr. Patel was General Manager and Chief Executive of EMC’s Syncplicity business unit.

Skills and Attributes Mr. Patel brings chief executive and senior management expertise to our Board, together with marketing, brand management, strategic and strong technology-related experience.
Sheila A. Penrose Age 73 Director since May 2002	JLL Board Committees Nominating and Governance Committee (Chair) Audit Committee (Member) Compensation Committee (Member)

Professional Experience

Ms. Penrose has served Chairman of JLL’s Board since January 1, 2005. Ms. Penrose served as an Executive Advisor to The Boston Consulting Group from January 2001 to December 2007. Ms. Penrose is a member of the board of directors of McDonald’s Corporation, the world’s leading foodservice retailer. Ms. Penrose previously served on the board of directors of eFunds Corporation, a provider of integrated information and payment solutions, Nalco Chemical Corp., a specialty chemicals provider, and Entrust Datacard Group, a supplier of systems for secure identity and secure transaction solutions.

Skills and Attributes

Ms. Penrose provides our Board with a depth of experience in client relationship management, all aspects of corporate finance and banking relationships, enterprise risk management, executive compensation and international business transactions. Her experience with a management consulting firm enhances our Board’s oversight of strategic development activities, evaluation of M&A opportunities, and succession planning. Her other public company board experience enhances her contribution to our Board’s consideration of governance issues and the functioning of our Nominating and Governance Committee. Ms. Penrose’s role as the Company’s Non-Executive Chairman also gives her additional knowledge about our Company’s services and staff which is useful to our Board’s deliberations.

Ann Marie Petach Age 58 Director since May 2015	JLL Board Committees Audit Committee (Chair) Nominating and Governance Committee (Member)

Professional Experience

From 2007 until 2014, Ms. Petach was a senior leader at BlackRock, Inc., the world’s largest investment management firm managing over $4.6 trillion of assets on behalf of governments, companies, foundations, and millions of individuals globally. Most recently, Ms. Petach was the co-head of US Client Solutions and prior to that she was the Chief Financial Officer of BlackRock. Beginning in 2017, she became an advisor at Google, Inc., working on special projects and became a full-time employee in the same capacity beginning October 2018.

Skills and Attributes

Ms. Petach brings to the Board financial acumen within the international arena, including with respect to currency exchange matters and with respect to relationships with banks and investment banks. She also brings strategic and operational perspectives, including with respect to client relationships, compliance, and the deployment of capital. Moreover, she has experience with corporate disclosure and investor relations that inform our Board’s oversight of the securities aspects of a public company and engagement with shareholders.

Christian Ulbrich Age 52 Director since October 2016	JLL Board Committees —

Professional Experience

Mr. Ulbrich, 52, has been the Chief Executive Officer and President of JLL since October 2016. He is the Chairman of our Global Executive Board. From June 2016 through September 2016, Mr. Ulbrich was President of JLL, having previously served as the Chief Executive Officer for our Europe, Middle East, and Africa business segment since January 2009. Mr. Ulbrich was first elected to our Board at the 2016 Annual Meeting of Shareholders. Mr. Ulbrich is a member of the board of directors of Vonovia SE, Germany’s largest residential real estate company.

Skills and Attributes

Our Board benefits from Mr. Ulbrich’s 13 years of experience at JLL, seven of which have been as the CEO of our EMEA business and as a member of our Global Executive Board, particularly with respect to the Company’s strategy, operations, the nature of its business and geographies, and its client relationships, as well as managing an integrated business in a multi-cultural environment. His previous chief executive and other management roles with financial institutions will provide important perspectives on organizational leadership and on client needs and perspectives. Mr. Ulbrich’s current service on the Board of a major German public company in the residential sector contributes comparative insights on corporate governance and organization.

The Board recommends a vote FOR the election of each of the named nominees as Directors.

Page | 3	Proxy Statement

Nominations Process for Directors

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee employs a variety of methods to identify and evaluate nominees for Director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee would consider various potential candidates for Director. Candidates may come to the attention of the Committee through then current Board members, Company executives, shareholders, professional search firms, or other persons.

Director Qualifications; Diversity Considerations; Director Tenure

Our Board has adopted a Statement of Qualifications of Members of the Board of Directors, which is available on our website and contains the membership characteristics that apply to nominees to be recommended by the Nominating and Governance Committee. According to these characteristics, the Board should be composed of individuals who have demonstrated notable or significant achievements in business, education, or public service. In addition, the members of the Board should possess the acumen, education, and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives, and backgrounds to the deliberations of the Board. Importantly, the members of the Board must have the highest ethical standards, a strong sense of professionalism, and a dedication to serving the interests of all the shareholders, and they must be able to make themselves readily available to the Board in the fulfillment of their duties.

For a number of years, our Nominating and Governance Committee has maintained an internal list of the more specific experiences and attributes that it seeks to have cumulatively reflected on the Board. While we do not expect each Director to necessarily contribute all of the desired criteria, we do seek to have the criteria represented on the Board as deeply as possible in their totality. Accordingly, when we are searching for a new Director, we seek to fill any relative gaps in the overall criteria that we may have identified at the time.

The desired Board composition criteria that the Committee has identified include, among others, the skills and qualifications described below:

Management and Leadership Experience	Skilled and Diverse Background	Integrity and Professionalism

A member of the Board must have extensive experience in business, education or public service. He or she should therefore hold or have held any of:

– a senior managerial position in a significant public corporation or a recognized privately held entity;

– a significant faculty or administrative position at a prominent educational institution;

– a senior position in a significant governmental position; or

– a senior position in a significant nonprofit organization.

A member of the Board should bring to the Board a diverse range of skills, perspectives and experience. The following attributes, among others that may be appropriate, should therefore be considered in assessing the contribution that an individual would make to the Board:

– an understanding of financial reporting and internal control principles or financial management experience;

– international and multi-cultural experience and understanding; and

– the aptitude and experience to fully appreciate the legal responsibilities of a director and the governance processes of a public company.

A member of the Board must have the highest ethical standards, a strong sense of professionalism and be prepared to serve the interests of the shareholders. Among other attributes that may be appropriate, a member of the Board should therefore exhibit:

– independence, objectivity and a commitment to the Company’s Corporate Governance Guidelines and its Code of Business Ethics;

– the personal qualities of intelligence, self-assuredness, inter-personal skills, commitment, communication skills, inquisitiveness, objectivity, practical wisdom and mature judgment;

– a willingness to commit, as well as have, sufficient time to discharge his or her duties to the Board; and

– the ability to be able to develop and maintain a good working relationship with the other members of the Board and with the senior management of the Company.

In terms of the Committee’s goal to have a diverse Board, the Committee believes that diversity of background and perspective, combined with relevant professional experience, benefits the Company and its shareholders. The Committee believes that the overall composition of the current Board reflects the desired criteria we describe above as well as a significant level of diversity from a number of different and important perspectives.

Proxy Statement	Page | 4

The following charts reflect the tenure and independence of our 2019 Director nominees. Our Directors’ tenure is well-distributed to create a balanced Board, which contributes to a rich dialogue representing a range of perspectives. All of our Non-Executive Directors are independent.

Shareholder-Recommended Director Candidates

Any shareholder recommendations for individuals to be considered by the Committee as potential nominees should include the potential nominee’s name, age, business address, principal occupation and qualifications for Board membership and evidence of the consent of the proposed nominee to serve as a Director if elected. Shareholders must submit recommendations in writing to the attention of our Corporate Secretary at the address of our principal executive office set forth above. Shareholder recommendations for election at the 2020 Annual Meeting should be delivered to the Corporate Secretary at our principal executive office by no later than December 18, 2019. All candidates recommended by shareholders will be considered by the Committee in the same manner as any other candidate.

Proxy Access

In March 2018, our Board adopted a “Proxy Access for Director Nominations” bylaw after engaging with a number of our shareholders. The proxy access bylaw permits a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding Common Stock continuously for at least three years as of the date of the notice of nomination, to nominate and include in the Company’s proxy materials Director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder and nominee satisfy the requirements under Article III, Section 15 of the By-Laws. Shareholder nominations under the proxy access bylaw for election at the 2020 Annual Meeting must be delivered to the Corporate Secretary at our principal executive office by no later than December 18, 2019 and no earlier than November 18, 2019.

Majority Voting for Directors

Our By-Laws provide that, except with respect to vacancies, each Director shall be elected by a vote of the majority of the votes cast with respect to the Director at any meeting for the election of Directors at which a quorum is present. If, however, at least 14 days before the date we file our definitive Proxy Statement with the SEC, the number of nominees exceeds the number of Directors to be elected (a Contested Election), the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. A majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that Director’s election).

In the event an incumbent Director fails to receive a majority of the votes cast in an election that is not a Contested Election, such incumbent Director must promptly tender his or her resignation to the Board. The Nominating and Governance Committee of the Board (or another Committee designated by the Board under the By-Laws) must make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board must act on the resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Committee in making its recommendations, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The Director who tenders his or her resignation will not participate in the recommendation of the Committee or the decision of the Board with respect to his or her resignation. If such incumbent Director’s resignation is not accepted by the Board, the Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

If an incumbent Director’s resignation is accepted by the Board, or if a non-incumbent nominee for Director is not elected, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

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EXECUTIVE OFFICERS

The following sets forth certain information about the Company’s executive officers as of March 15, 2019. Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among any of our Directors or executive officers.

Mary E. Bilbrey Ms. Bilbrey, 55, has been the Global Chief Human Resources Officer since February 2019. Ms. Bilbrey joined JLL in early 2016 as Chief Human Resources Officers for the Americas.

Richard Bloxam Mr. Bloxam, 47, has been Global Chief Executive Officer Capital Markets of JLL since October 2016. He is a member of our Global Executive Board and has additional oversight for Valuations and Research. Mr. Bloxam was formerly the head of Capital Markets for JLL in EMEA from 2012. Prior to that, Mr. Bloxam served in various capacities for JLL, including Head of Pan European Capital Markets, Head of Retail Capital Markets Central & Eastern Europe (Austria), and Head of Retail in Hungary.

Louis F. Bowers Mr. Bowers, 36, has been the Global Controller and Principal Accounting Officer of JLL since August 2015. He previously served as Director of Accounting Policy of the Company from September 2014. Prior to that, Mr. Bowers served in various positions, including Vice President and Controller at Retail Properties of America, Inc. from June 2011 to September 2014, and Manager — Audit, Real Estate at KPMG LLP from September 2005 to June 2011.

Grace T. Chang Ms. Chang, 46, has been the Managing Director of Global Corporate Finance and Investor Relations of JLL since November 2015.

Anthony Couse Mr. Couse, 53, has been the Chief Executive Officer for our Asia Pacific business since June 2016. He is a member of our Global Executive Board. Mr. Couse was previously the Managing Director of our Shanghai and East China business from January 2006. Prior to that, he was based in our Hong Kong business from 1993 where he held positions of increasing responsibility, including head of our Agency business for Asia. In 1989, Mr. Couse joined Jones Lang Wootton, one of the predecessor entities to JLL, based in the Company's London office.

Bryan J. Duncan Mr. Duncan, 49, has been the Global Treasurer of JLL since August 2015. He previously served as Assistant Treasurer of the Company from September 2005. Prior to that, Mr. Duncan served in various positions within the Treasury Department of the Company from September 1999.

John Forrest Mr. Forrest, 48, is the Global and Americas Chief Executive Officer for our Corporate Solutions business and Chairman of our Global Corporate Solutions Board. He is a member of our Global Executive Board. Mr. Forrest has spent his entire career with JLL, beginning as a management trainee in our Australia business and for more than 20 years has assumed roles of increasing responsibility in different locations globally, including within our corporate real estate services, tenant representation, property management, fund management, and workplace strategies businesses. Before re-locating to the United States for his current role, he was previously the Chief Executive Officer of our Corporate Solutions business in Asia Pacific.

Allan Frazier Mr. Frazier, 66, has been Global Chief Information Officer of JLL since September 1, 2017, and prior to that was Head of Data and Information Management and Chief Data Officer of JLL from January 2014.

Guy Grainger Mr. Grainger, 51, has been the Chief Executive Officer for our Europe, Middle East, and Africa business segment since June 2016. He is a member of our Global Executive Board. Mr. Grainger was previously the Chief Executive Officer of our UK business and prior to that the Lead Director of our UK Retail business. He joined JLL in 2008 following the acquisition of Churston Heard.

Jeff A. Jacobson Mr. Jacobson, 57, has been Chief Executive Officer of LaSalle Investment Management, JLL’s investment management business segment, since January 2007. He is a member of our Global Executive Board. From 2000 through 2006, he was Regional Chief Executive Officer of LaSalle Investment Management’s European operations. During the period between 1986 and 1998, he served in positions of increasing responsibility with LaSalle Partners, one of the predecessor corporations to JLL.

James S. Jasionowski Mr. Jasionowski, 60, has been Executive Vice President, Chief Tax Officer of JLL since January 2007. He was Executive Vice President, Director of Tax, from April 2002 to December 2006.

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Patricia Maxson Dr. Maxson, 60, joined JLL in 2012 bringing with her a wide variety of leadership experience. She currently serves as Chief Administrative Officer and served as Interim Chief Financial Officer from September 2018 through March 2019, while also maintaining her role as the Global Chief Human Resources Officer through February 2019. She is a member of our Global Executive Board.

Gregory P. O’Brien Mr. O’Brien, 57, has been the Chief Executive Officer for our Americas business segment since January 2014. He is a member of our Global Executive Board. Mr. O’Brien was previously the Chief Executive Officer of our Americas Markets Solutions business and prior to that the Chief Executive Officer of our Americas Brokerage business. He was the Chief Executive Officer of The Staubach Company prior to its merger with JLL in 2008.

Stephanie Plaines Ms. Plaines, 52, has been the Global Chief Financial Officer of JLL since March 2019. She is a member of our Global Executive Board.

Parikshat Suri Mr. Suri, 51, has been Executive Vice President, Chief Audit Executive of JLL since September 2014. He was CFO of JLL India from May 2008 to August 2014.

Judith I. Tempelman Ms. Tempelman, 41, has been Global Head of Corporate Development for JLL since November 2016. Previously, Ms. Tempelman was Chief Human Resources Officer for JLL in the Europe, Middle East and Africa region. Before that, she was based in the JLL Singapore office, where she was Asia Pacific Head of Organizational Development.

Alan K. Tse Mr. Tse, 47, has been Global Chief Legal Officer and Corporate Secretary for JLL since June 2018.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We maintain a corporate governance section on our public website, www.jll.com, where we post our:

●	Articles of Incorporation;

●	By-Laws;

●	Corporate Governance Guidelines;

●	Charters for each of the three standing Committees of our Board of Directors described below;

●	Statement of Qualifications of Members of the Board of Directors; and

●	Code of Business Ethics.

We will make any of this information available in print to any shareholder who requests it in writing from our Corporate Secretary at the address of our principal executive office.

The Board of Directors regularly reviews corporate governance developments and modifies our By-Laws, Guidelines, and Committee Charters accordingly. Our Code of Business Ethics applies to all employees of the Company, including all of our executive officers, as well as to the members of our Board of Directors.

JLL is committed to the values of effective corporate governance and the highest ethical standards. We believe that these values will promote the best long-term performance and sustainability of the Company for the benefit of our shareholders, clients, staff, and other constituencies. To this end, over the past years we have adopted the following significant corporate governance policies and practices:

●	Annual elections of all Directors;

●	Annual “say-on-pay” votes by shareholders with respect to executive compensation;

●	Right of shareholders owning 30% of the outstanding shares of our Common Stock to call a special meeting of shareholders for any purpose;

●	Majority voting in Director elections;

●	Proxy Access for Director nominations;

●	Separation of the Chairman and CEO roles, with our Chairman serving as the Lead Independent Director;

●	Regular evaluation of Director compensation;

●	Required approval by the Nominating and Governance Committee of any related party transactions;

●	Executive session among the Non-Executive Directors at each in-person meeting;

●	Director orientation and continuing education program; and

●	Annual self-assessment by the Board and each of its Committees, periodically conducted by an outside consultant, and an annual assessment of the Board by senior management.

Director Independence

A majority of our Board consists of independent Directors. All of the members of the Audit, Compensation, and Nominating and Governance Committees of our Board are independent Directors.

Having an independent board is a core element of our governance philosophy. For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with the Company. The Board observes all criteria for independence and experience established by the NYSE. The Board also observes all criteria from our Corporate Governance Guidelines, which provide that a substantial majority of our Directors will be independent.

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The Board has determined that each of our Non-Executive Directors, Messrs. Bagué, Carter, Jr., Di Piazza, Jr., Lu and Nesbitt, and Mses. Julius, Macaskill, Penrose and Petach, are independent according to the criteria we describe above. The Board has determined that Mr. Patel, our new Director nominee, is also independent under the same criteria. Further, Mr. Shailesh Rao, who stepped down from the Board on September 14, 2018, was independent during his service on the Board. These are the Directors we describe in this Proxy Statement as being Non-Executive Directors (meaning Directors we do not otherwise employ as Corporate Officers).

In connection with the independence determinations for each of our Non-Executive Directors, the Board considered transactions of the Company with entities with which such Directors are or were associated, as current or former Directors, officers, employees, partners and/or equity-holders, noting that each such transaction consists of services being provided by the Company in the ordinary course of business, with customary consideration being received by the Company in exchange therefor (and no consideration being received directly or indirectly by the Director). None of these transactions was considered a material relationship that impacted the applicable Director’s independence.

In particular, in determining that Ms. Petach is independent, the Board considered her service as director of certain companies affiliated with BlackRock, Inc. (Blackrock), which in the aggregate, constitute a significant shareholder of JLL. The Board determined that these relationships do not compromise Ms. Petach’s independence. Further, we have also put procedures in place, to which BlackRock has agreed, to avoid conflicts of interest with respect to information regarding JLL.

Board Leadership Structure

Since January 1, 2005, Ms. Penrose, a Non-Executive Director, has held the role of the Chairman of the Board. The Board has determined that Ms. Penrose will also serve as the Lead Independent Director of the Board for purposes of the NYSE’s corporate governance rules.

In her role as Chairman of the Board, Ms. Penrose’s duties include the following:

●	Chair Board meetings and encourage constructive engagement and open communications;

●	Preside over regularly scheduled executive sessions of our Non-Executive Directors;

●	Coordinate the activities of, and facilitate communications among, our Non-Executive Directors;

●	Chair our annual shareholders’ meetings;

●

Establish each Board meeting agenda, consulting with the Chief Executive Officer and Global Chief Legal Officer, and ensure that the agenda and materials are complete, timely, and address the key priorities of the Company and its Board;

●	Represent the Company with clients and shareholders as required;

●

Act as a mentor and confidant to the Chief Executive Officer in support of his successful performance, attend internal Company meetings as required, and encourage direct communications between the Chief Executive Officer and individual members of the Board; and

●	Maintain regular and open dialogue with Board members between meetings.

The Board has determined that each person who serves as Chairman of the Board from time to time, if that person is independent, will automatically also serve as a member of each of the Board’s Committees, although not necessarily as its Chairman.

Our leadership structure separates our Chief Executive Officer and Chairman of the Board positions. We believe this approach, is useful and appropriate for a complex and global organization such as ours, as it provides independent Board leadership and engagement while allowing our CEO to focus on his primary responsibility for managing the Company’s day-to-day operations.

Board Committees

Our Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The following table identifies:

●	The current members of each of the Committees, all of whom are independent Non-Executive Directors;

●	The Director who currently serves as the Chairman of each Committee; and

●	The number of meetings (including teleconference meetings) each Committee held during 2018.

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Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Hugo Bagué	—	Chairman*	✔
Matthew Carter, Jr.	✔	—	✔
Samuel A. Di Piazza, Jr.	—	✔	✔
Dame DeAnne Julius	—	✔	✔
Ming Lu	—	Chairman*	✔
Bridget Macaskill	✔	—	✔
Martin H. Nesbitt	✔	—	✔
Sheila A. Penrose	✔	✔	Chairman
Ann Marie Petach	Chairman	—	✔
Number of Meetings During 2018	9	6	4

*	Mr. Lu served as Chairman of the Compensation Committee through September 12, 2018. Mr. Bagué was appointed Chairman of the Compensation Committee on September 12, 2018.

In order to get the benefit of their additional perspectives, we invite Non-Executive Directors who are not members of a given Committee to attend all meetings of each Committee, although they are not obligated to do so. We also provide them access to all Committee materials for their information.

Each Committee has authority to engage legal counsel or other advisors and consultants as it deems appropriate to carry out its responsibilities. Below is a description of each Committee’s responsibilities.

The Audit Committee

Ms. Petach (Chairman), Mses. Macaskill and Penrose, and Mr. Nesbitt served as members of our Audit Committee during the entire year of 2018. Mr. Carter has served as a member of the Audit Committee since November 2018.

Under the terms of its charter, the Audit Committee acts on behalf of the Board to monitor (1) the integrity of the Company’s financial statements, (2) the qualifications and independence of the Company’s independent registered public accounting firm, (3) the performance of the Company’s internal audit function and of its independent registered public accounting firm, and (4) compliance by the Company with certain legal and regulatory requirements.

See also the report of the Audit Committee set forth in the section headed “Audit Committee Report.”

Our Board has determined that each of the members of our Audit Committee is “financially literate” as required by the NYSE. Our Board has also determined that at least one of the members of the Committee, Ms. Petach, its Chairman, is qualified as an “audit committee financial expert” for purposes of the applicable SEC rule.

The Compensation Committee

Messrs. Bagué, Lu, and Di Piazza, and Mses. Julius and Penrose, served as members of the Compensation Committee during the entire year of 2018. Mr. Rao served on the Compensation Committee through September 2018. Mr. Lu served as Chairman of the Compensation Committee through September 2018 and Mr. Bagué took over as Chairman starting in September 2018.

Under the terms of its charter, the Compensation Committee acts on behalf of the Board to formulate, evaluate and approve the compensation of the Company’s executive officers and to oversee all compensation programs involving the use of the Company’s Common Stock.

See also the report of the Compensation Committee set forth in the section headed “Compensation Committee Report.”

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks, and there is no insider participation on the Compensation Committee. Certain executive officers attend meetings of the Compensation Committee in order to present information and answer questions of the members of the Compensation Committee.

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Relationship Between Compensation Design and Risk-Taking

We periodically consider whether our compensation policies may be reasonably expected to create incentives for our people to take risks that are likely to have a material adverse effect on either our short-term or longer-term financial results or operations. We continue to believe that they do not. We also have not identified historical situations where we believe that our compensation practices drove behaviors or actions that resulted in material adverse effects on our business or prospects.

The Nominating and Governance Committee

Mses. Penrose (Chairman), Julius, Macaskill and Petach, and Messrs. Bagué, Di Piazza, Lu, and Nesbitt served as members of the Nominating and Governance Committee during the entire year of 2018. Mr. Carter has served as member of the Nominating and Governance Committee since November 2018. As a policy matter, all of our Non-Executive Directors are automatically members of this Committee.

Under the terms of its charter, the Nominating and Governance Committee acts on behalf of the Board to (1) identify and recommend to the Board qualified candidates for Director nominees for each Annual Meeting of Shareholders and to fill vacancies on the Board occurring between such Annual Meetings, (2) recommend to the Board nominees for Directors to serve on each Committee of the Board, (3) develop and recommend to the Board the Corporate Governance Guidelines, and (4) lead the Board in its annual review of the Board’s performance.

Director Attendance

The full Board of Directors held four in-person meetings and six telephonic meetings during 2018. Each Director who held such position during 2018 attended, in aggregate, at least 75% of all meetings (including teleconferences) of the Board and of any Committee on which such Director served during the course of his or her membership on the Board or such Committee. Our Non-Executive Directors meet in executive session without management participation prior to or after every in-person Board meeting. Ms. Penrose, the Chairman of the Board, presides over these executive sessions.

We strongly encourage each member of our Board of Directors to attend each Annual Meeting of Shareholders. All of the members of our Board of Directors at the time were present at our previous Annual Meeting of Shareholders held on May 31, 2018.

Director Orientation and Continuing Education

We provide Directors who join our Board with an initial orientation about the Company, including our business operations, strategy, code of ethics, and policies, including those with regard to sustainability, integrated reporting, tax, audit, financial reporting, and governance. We then provide all of our Directors with resources and ongoing educational opportunities to assist them in staying current about developments in corporate governance and critical issues relating to the operation of public company boards and their committees. We actively participate in various professional organizations that provide training opportunities and information about best practices in corporate governance and business ethics. Our Board also visits Company offices in different cities as part of its regularly scheduled Board meetings, and typically this includes sessions with management, staff, and clients.

Annual Board Self-Assessments and Senior Management Assessments

Our Board annually conducts a self-evaluation to determine whether it and its Committees are functioning effectively and how they might enhance their effectiveness.

The Board alternates between written and interview approaches for its self-assessments. For the year ended 2018, the Board conducted its self-evaluation using interviews.

The Board’s Role in Enterprise Risk Oversight

Successful management of any organization’s enterprise risks is critical to its long-term sustainability. The Board and its Committees take active roles in overseeing management’s identification and mitigation of the Company’s enterprise risks. The Audit Committee focuses on the process by which management continuously identifies its enterprise risks and monitors the mitigation efforts that have been established. The Board focuses on substantive aspects of management’s evaluation of

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the Company’s enterprise risks and the efforts it is taking to avoid and mitigate them, including with respect to cybersecurity. Each of the Compensation Committee and the Nominating and Governance Committee also monitors and discusses with management those risks that are inherent in the matters that are within each such Committee’s purview.

As a standing agenda item for its quarterly meetings, the Audit Committee discusses with management the process that has been followed in order to establish an enterprise risk management report. This report reflects (1) the then current most significant enterprise risks that management believes the Company is facing, (2) the efforts management is taking to avoid or mitigate the identified risks, and (3) how the Company’s internal audit function proposes to align its activities with the identified risks.

As a regular part of its establishment of executive compensation, the Compensation Committee considers how the structuring of our compensation programs will affect risk-taking and the extent to which it will drive alignment with the long-term success of the enterprise and the interests of our shareholders. The Compensation Committee comments on this aspect of our compensation program in the “Compensation Discussion and Analysis” that is a part of this Proxy Statement.

In the normal course of its activities, our Nominating and Governance Committee reviews emerging best practices in corporate governance and stays abreast of changes in laws and regulations that affect the way we conduct our corporate governance, which represents another important aspect of overall enterprise risk management.

Shareholder Engagement

We regularly engage with our shareholders to understand their perspectives on our Company, including our strategies, performance, issues of governance and corporate responsibility, and executive compensation. This ongoing dialogue, in which both members of management and Directors participate, has helped inform the Board's decision-making and ensure our interests remain well-aligned with those of our shareholders. In 2018, we met with shareholders representing 32% of our outstanding shares to learn their perspectives on the Company and governance-related topics. While a number of our shareholders did not request meetings, we believe it is a best practice to offer engagement to shareholders representing a majority of our shares outstanding. These efforts are in addition to normal course outreach conducted by our Investor Relations team and members of senior management with portfolio managers and analysts, which are primarily focused on strategy and Company performance. We also meet with shareholders at investor conferences held throughout the year.

Communicating with Our Board of Directors

We value the continued interest of and feedback from our shareholders and other parties, and are committed to maintaining our active dialogue with you to ensure the diversity of perspectives are considered. Shareholders and interested parties may communicate directly with our Board of Directors. If you wish to do so, please send an e-mail to boardofdirectors@am.jll.com, which our Corporate Secretary will forward to all Directors. If you wish to communicate only with our Non-Executive Directors, or specifically with any Director individually (including our Chairman of the Board, who serves as the Lead Independent Director, or the Chairman of any of our Committees), please so note in your e-mail. Alternatively, you may send a communication by mail to any or all of our Directors, or specifically to any or all of our Non-Executive Directors, care of our Corporate Secretary at the address of our principal executive office, and our Corporate Secretary will forward it unopened to the intended recipient(s).

Corporate Sustainability

Our vision is to make JLL a world-leading, sustainable professional services firm by creating spaces, buildings, and cities where everyone can thrive.

The world’s financial, social, and environmental challenges demand a bolder response from businesses around the globe. This is why we are committed to new ways of partnering with others to help achieve our shared ambitions for a sustainable future.

From serving our clients and engaging our people, to respecting natural resources in our workplaces and building community relationships, we are focused on what is good for business and for a sustainable future. This progressive approach leads to responsible investment decisions with healthier, safer, more engaged people, and increased value for all of our stakeholders. We are Building a Better Tomorrow everywhere we can.

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We believe there is a strong and direct correlation between our environmental, social and governance performance and the long-term health and success of our business. This belief is put in to action through Building a Better Tomorrow, our sustainability leadership ambition which aims to deliver transformative changes across the four pillars of the program: Clients, People, Workplaces and Communities. We are committed to the highest standards of corporate governance and transparency, and hold ourselves accountable for our performance.

We are committed to the highest standards of corporate governance and transparency, and hold ourselves accountable for our performance. We pursue our vision to lead the transformation of the real estate industry by making a positive impact both in and beyond our business. We also work to foster an environment that values the richness of our differences and reflects the diverse world in which we live and work. By cultivating a dynamic mix of people and ideas, we enrich our Company’s performance, the communities in which we operate, and the lives of our employees. We seek to recruit a diverse workforce, develop and promote exceptional talent, and embrace the varied, rich experiences of all our employees.

Our Global Sustainability Report is available at https://www.us.jll.com/content/dam/jll-com/documents/pdf/other/JLL-2017-Global-Sustainability-Report-interactive.pdf. Our latest report documents the Company’s achievements and challenges within our services and operations. Core to our journey is to embed sustainability deeply into our business. The report demonstrates how our approach aligns with our clients, adds value for shareholders, and benefits our workforce and the wider community. We use as guidance for our reporting the standards established by the Global Reporting Initiative, and the International Integrated Reporting Council, among others.

Review and Approval of Transactions with Interested Persons

We have adopted a conflict of interest policy as part of JLL’s Code of Business Ethics, which sets forth our expectation that all Directors, Corporate Officers, and employees of the Company will make business decisions and take actions based upon JLL’s best interests and not based upon personal relationships or benefits.

The Board has also adopted a formal written policy and procedures for the review and approval of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) (1) that involves a potential corporate opportunity or in which we were, are or will be a participant, (2) where the amount involved exceeds $120,000, and (3) in which any of the following persons had, has or will have a direct or indirect material interest:

●	Our Directors, nominees for Director, or Corporate Officers;

●	Any beneficial owner of more than 5% of any class of our voting securities;

●	Any immediate family member of any of the foregoing persons; and

●	Any entity in which any of the foregoing persons has a substantial ownership interest or control of such entity.

Policy on Trading Stock; Policy Against Pledging or Hedging Stock

We have an insider trading policy which prohibits all Directors, employees, officers and agents from engaging in any speculative transactions in our securities. The policy requires that all Directors, the Corporate Officers listed in this Proxy Statement, and certain other designated individuals (1) must pre-clear all trades in JLL stock with our General Counsel and (2) may not trade during designated “blackout periods” except under approved SEC Rule 10b5-1 trading plans.

We also prohibit Directors and Corporate Officers from engaging in hedging or pledging transactions involving our stock.

Non-Executive Director Compensation

Under its charter, our Nominating and Governance Committee (the Committee) is responsible for determining and recommending to the Board the overall compensation program for our Non-Executive Directors.

We use a combination of cash and stock-based compensation for the members of our Board. The Committee seeks to provide compensation to our Non-Executive Directors that is:

●	Aligned with the interests of our shareholders;

●	Designed to emphasize equity which ties the majority of Directors’ compensation to shareholder interests because the value of share units fluctuates up or down depending on the stock price;

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●	Sufficient to attract and retain the highest caliber individuals who meet the established criteria for Board membership;

●	Reflective of the demands placed on Board and Committee membership by a complex and geographically dispersed, global organization operating in highly competitive and dynamic markets; and

●	Equitable based on compensation paid to directors at other firms under broadly similar circumstances.

The Committee gathers data on board compensation from various studies that are published by independent non-profit organizations (for example, the National Association of Corporate Directors) and recruiting or compensation consulting firms (for example, Spencer Stuart and Frederic W. Cook & Co., Inc.). For comparison purposes, the Committee then uses the studies and data that appear to be most relevant and most closely aligned with the Company’s own circumstances. The Board also periodically engages an external compensation consultant to benchmark non-employee director compensation and make recommendations to the Committee on appropriate compensation packages generally in line with median compensation offered at peer companies. The Committee gathers data for those companies in the peer groups that are also used as comparisons for executive compensation. Those peer groups reflect two different business aspects: (1) real estate-oriented firms and (2) business services firms. We also target firms that are similar in size by revenue, a range of one-half to no more than three times our own revenue. The Committee seeks information regarding:

●	Total mix of compensation;

●	Board retainers and meeting fees;

●	Compensation for serving on Committees and for chairing Committees;

●	Equity ownership guidelines;

●	Equity vehicles used and vesting schedules; and

●	Compensation for Non-Executive Chairman.

Based upon internal guidelines, the Committee then seeks to make any adjustment to the overall compensation program deemed necessary to satisfy the above criteria approximately every other year. In order to determine the compensation of our Chairman of the Board, our Committee meets in executive session, led by the Chairman of our Compensation Committee, without our Chairman of the Board being present.

In consideration of emerging corporate governance best practices, our Board has established a limit on the amount of equity and cash compensation that can be paid to a Non-Executive Director of the Company in a calendar year. The compensation limits, as described more fully in our 2017 Stock Award and Incentive Plan, provide that the total annual compensation for any fiscal year for non-employee Directors will be limited to $750,000, which the Board believes is a meaningful limit on total Director compensation. This limit is inclusive of the value of both the annual cash retainer(s) and the grant date fair value of the annual equity award.

We have established a “stewardship” approach to the compensation of our Non-Executive Directors whereby we do not pay individual meeting fees. Accordingly, our Directors receive:

●	An annual cash retainer of $75,000, paid quarterly; and

●

An annual grant of restricted stock units in an amount equal to $145,000, with the number of restricted stock units based on the closing price of our Common Stock on the grant date, which is the day after the Annual Meeting. Subject to continued service on the Board, half of the restricted stock units vest on the 18-month anniversary of the date of grant and the other half vest on the third anniversary.

In addition to the above amounts:

●	The Chairman of the Audit Committee receives an annual retainer of $25,000;

●	The Chairman of the Compensation Committee receives an annual retainer of $25,000;

●	The Chairman of the Nominating and Governance Committee receives an annual retainer of $10,000;

●	Each member of the Audit Committee (other than the Chairman) receives an annual retainer of $10,000;

●	Each member of the Compensation Committee (other than the Chairman) receives an annual retainer of $10,000; and

●	Each member of the Nominating and Governance Committee (other than the Chairman) receives an annual retainer of $5,000.

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Restricted stock unit awards continue to vest according to their original schedules in the event of the death or disability of a Non-Executive Director. They become fully vested if the Non-Executive Director retires, is not re-nominated, or is not re-elected by the shareholders. If a Non-Executive Director resigns or is terminated for cause, he or she forfeits all remaining unvested awards.

JLL reimburses all Directors for reasonable travel, lodging, and related expenses incurred in attending meetings.

We do not pay any Directors’ fees to Directors who are also officers or employees of JLL (currently Christian Ulbrich).

We do not provide perquisites to our Non-Executive Directors.

We permit Non-Executive Directors to elect to receive and defer shares of our Common Stock in lieu of any or all of their cash retainers, on a quarterly basis, based on the closing price of our Common Stock on the last trading day of each immediately preceding quarter.

We also permit our Non-Executive Directors who are subject to United States income tax to participate in the Deferred Compensation Plan that we have established for certain employees in the United States. The Deferred Compensation Plan is a nonqualified deferred compensation program under which the eligible members of our Board may voluntarily elect to defer up to 100% of their cash retainers and/or restricted stock grants upon vesting.

Compensation for Our Chairman of the Board

As a Non-Executive Director who was elected to the position of Chairman of the Board effective January 1, 2005, Ms. Penrose receives an annual retainer in addition to the foregoing amounts in consideration of undertaking the responsibilities and time commitments associated with that position as the Board has established it. The Chairman’s annual retainer for 2019 is $140,000 in cash, payable quarterly.

Non-Executive Director Compensation for 2018

The following table provides information about the compensation we paid to our current Non-Executive Directors in respect of their services during 2018:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Hugo Bagué	—	$248,205	—	—	—	$6,340	$254,545
Matthew Carter, Jr.	$15,329	$75,051	—	—	—	$0	$90,380
Samuel A. Di Piazza, Jr.	—	$235,000	—	—	—	$3,244	$238,244
Dame DeAnne Julius	$90,000	$145,000	—	—	—	$1,383	$236,383
Ming Lu	$91,795	$145,000	—	—	—	$1,383	$238,178
Bridget A. Macaskill	$90,000	$145,000	—	—	—	$1,352	$236,352
Martin H. Nesbitt	$90,000	$145,000	—	—	—	$1,383	$236,383
Sheila A. Penrose	$245,000	$145,000	—	—	—	$22,188	$412,188
Ann Marie Petach	$105,000	$145,000	—	—	—	$1,383	$251,383
Shailesh Rao	$0	$60,000				$671	$60,671

(1)

The amounts in this column reflect the aggregate cash fees that each Director earned during 2018 in respect of his or her retainer for Board membership and all Chairman and Committee retainers to the extent applicable. We do not pay fees for attendance at individual meetings. If a Director elected to receive a portion of his or her cash payments in deferred shares instead, those amounts are reflected under the “Stock Awards” column.

(2)

The stock awards in this column reflect (i) the annual retainer of $145,000 in restricted stock units we granted to each Director and (ii) the election of any Director to receive all or a portion of his or her cash retainers in deferred shares instead, as we describe above.

The amounts we report in this column reflect the grant date fair values of the stock awards we made to our Non-Executive Directors during 2018.

(3)

In June 2018 and in December 2018, at the same time that the Company paid semi-annual cash dividends of $0.41 and $0.41 per share of its outstanding Common Stock, respectively, the Company also paid dividend equivalents of the same amounts on each outstanding restricted stock unit. The amounts shown in this column reflect the dividend equivalents that we paid on restricted stock units held by each of the Directors. The amounts also include dividends paid on shares that the Directors had received and deferred in lieu of cash, as we describe above, all of which dividends were reinvested in additional deferred shares.

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Non-Executive Director Stock Ownership

In order to align the interests of our Board members with the interests of our shareholders, our Board has adopted stock ownership requirements for non-employee Directors. As part of its annual review of all director compensation practices, in March 2019, the Nominating and Governance Committee reviewed the stock ownership guidelines. Based on this review, the Nominating and Governance Committee determined, to require that at a minimum, by the fourth anniversary of his or her first election to the Board, each Director shall have acquired, and for as long as he or she remains a member of the Board will maintain ownership of, at least the lesser of (1) 6,000 shares of the Company’s Common Stock or (2) shares of the Company’s Common Stock worth $450,000 based on the then most recent closing price thereof. All shares of unvested restricted stock that have been granted to a Director, or which a Director has elected to take in lieu of cash compensation or has deferred under any deferred compensation plan, count toward each of the indicated minimum number of shares and dollar value. Each of our Non-Executive Directors who has served on the Board for four years or more currently exceeds the minimum stock ownership guideline.

As of March 15, 2019, when the price per share of our Common Stock at the close of trading on the NYSE was $162.11, our Non-Executive Directors had the following ownership interests in shares of our Common Stock:

Name	Shares Directly Owned (#) (1)	Restricted Stock Units (#)	Stock Options (#)	Total (#)	Value at 3/15/19
Hugo Bagué	13,556	2,121	0	15,677	$2,541,398
Matthew Carter, Jr.	0	537	0	537	$87,053
Samuel A. Di Piazza, Jr.	2,121	6,724	0	8,845	$1,433,863
Dame DeAnne Julius	2,121	11,739	0	13,860	$2,246,845
Ming Lu	2,121	11,739	0	13,860	$2,246,845
Bridget Macaskill	1,371	2,256	0	3,627	$587,973
Martin H. Nesbitt	996	2,121	0	3,117	$505,297
Sheila A. Penrose (2)	48,206	2,121	0	50,327	$8,258,510
Ann Marie Petach	1,929	2,121	0	4,050	$656,546

(1)	Includes shares the Director has elected to take in lieu of cash and receipt of which has been deferred.

(2)	Includes 20,627 JLL shares held by Ms. Penrose as trustee for the Sheila A. Penrose Trust.

Proxy Statement	Page | 16

EXECUTIVE COMPENSATION

Proposal 2 – Approval, on an advisory basis, of named executive officer compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the Exchange Act), we are providing stockholders with the following proposal to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules:

RESOLVED, that the shareholders of Jones Lang LaSalle Incorporated approve, on an advisory basis, the compensation of its Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related information found in the Proxy Statement of Jones Lang LaSalle Incorporated.

Our Board believes that that we have an executive compensation program that has proven itself over the years to have retained top-quality executives who have been appropriately motivated to act in the best interests of our shareholders, clients, staff, and the other constituencies who interact with a global organization such as ours. We believe we have a program that encompasses the attributes of best practices in compensation, including:

●	Pay-for-performance philosophy, with significant upward and downward flexibility built to correspond to the financial results of an inherently cyclical business;

●	Balanced mix of short- and long-term focused compensation;

●	Significant use of equity to align with shareholder interests;

●	No tax gross-ups and limited use of perquisites;

●	Limited benefits in the event of a change in control, with double-trigger requirement for severance benefits and accelerated vesting of equity awards under our long-term incentive plans;

●	Limited severance benefits;

●	Recapture of certain incentives in the event of a subsequent restatement of financial statements; and

●	Features to mitigate the use of overly-risky strategies that do not serve the longer-term sustainability of the organization.

Accordingly, our Board requests that our shareholders vote to approve our executive compensation program. While this vote is not binding on our Company, it will provide information to our Compensation Committee and our management regarding investor sentiment about our executive compensation philosophy, policies and practices. We will consider this information when determining executive compensation for 2019 and beyond.

Our Board unanimously recommends you vote FOR the advisory say-on-pay vote approving the Company’s named executive officer compensation.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and program in the context of the compensation we paid during the last fiscal year to: (1) our Chief Executive Officer and President, (2) our Former Chief Financial Officer, (3) our Interim Chief Financial Officer and Chief Administrative Officer, and (3) our next three most highly compensated Executive Officers. These officers were among the members of our Global Executive Board (GEB) during 2018, and we refer to them in this Proxy Statement as our Named Executive Officers.

Our Executive Compensation disclosure is organized into four core sections:

(1)	Compensation Discussion and Analysis

—	Executive Summary

—	What We Pay and Why: The Elements of Executive Compensation

—	Compensation Committee Report

(2)	Executive Compensation Tables

(3)	Chief Executive Officer Pay Ratio Disclosure

(4)	Additional Information

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Executive Summary

Principles of our Executive Compensation Program

We redesigned our executive compensation program in 2018 which is summarized in the Highlights of Compensation Committee Actions section. The following principles guided our decisions:

Aligned with shareholders – Realized compensation aligns directly with the long-term interests of our shareholders, and our executives share with them in the performance of our stock;

Strong linkage between pay and performance – A significant portion of compensation is at-risk and aligned with achievement of our financial and long-term strategic goals;

Incentivize behaviors that drive business – Incentive plans drive the behaviors necessary to accomplish our short-term and long-term goals;

Appropriate Balance Between Short-term and Long-Term Compensation Elements – Allocation of compensation to fixed and variable pay results in an appropriate mix of short-term and long-term pay elements;

Maintain good corporate governance practices and avoid incentives that may create excessive risk – Our compensation plans include specific policies and practices that mitigate risk and are designed to further align executive compensation with long-term shareholder interests as described under the “Risk Considerations” section below;

Simple Design – Our compensation program is easy to communicate and understand.

Pay for Performance

How We Align Pay with Company Performance

We are committed to aligning the compensation of our executives with our financial and operational performance. Our Compensation Committee (referred to as the Committee, we or us for purposes of this CD&A) oversees the Company’s executive compensation program. The Committee designs the executive compensation program to motivate the Named Executive Officers to increase shareholder value. Our program seeks to drive the achievement of both the short- and long-term financial and strategic goals that management establishes with the Board of Directors, all without encouraging excessive risk-taking. We believe the program serves to align compensation with performance in a direct and appropriate way.

2018 Financial Performance

●	Consolidated revenue: $16.3 billion (▲13% from 2017)

●	Consolidated fee revenue (1): $6.5 billion (▲13% from 2017)

●	US GAAP Diluted EPS: $10.54 per share (▲75% from 2017)

Highlights:

●	Annual Real Estate Services (RES) revenue growth was substantially all organic and reflected contributions from all three geographic RES segments.

●	Property & Facility Management led RES revenue growth for the year (58% of the growth) with notable contributions from Leasing and Project & Development Services.

●	LaSalle revenue increased 49% from 2017, driven by record incentive fee performance from real estate dispositions on behalf of clients.

●

The increase in RES fee revenue was led by Leasing, which represented 55% of the growth, with Property & Facility Management and Project & Development Services each representing nearly 20% of the service-line growth.

●	Capital Markets fee revenue decreased 2% from 2017 as declines in Asia Pacific and EMEA more than offset growth in Americas.

●	Americas accounted for 71% of the increase in consolidated RES fee. EMEA and APAC contributed 19% and 10% respectively.

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●	Annual Real Estate Services (RES) revenue growth was substantially all organic and reflected contributions from all three geographic RES segments.

Each of JLL’s four operating segments contributed to the results:

●

Americas revenue and fee revenue increases were broad-based across all service lines. Property & Facility Management contributed over 60% of the growth in revenue. Leasing led the segment fee revenue growth with outstanding performance in the New York, Mid-Atlantic and Midwest U.S. markets. Segment operating expenses, excluding reimbursed expenses, and segment fee-based operating expenses in 2018 reflected (i) revenue-driven expense growth and (ii) incremental strategic investments in platform and technology transformation programs, partially offset by cost management initiatives.

●

EMEA revenue and fee revenue growth in 2018 was led by Project & Development Services and Property & Facility Management. Geographically, growth in the segment was led by the UK, Middle East & North Africa and France. Increases in segment operating expenses, excluding reimbursed expenses, and segment fee-based operating expenses reflected revenue-related expense growth. Improvements in performance in 2018 as compared to prior year were also attributable to the stabilization of our Integral business.

●

Asia Pacific revenue growth was substantially attributable to Property & Facility Management. Leasing led fee revenue growth for the segment, primarily from office and industrial sectors in Greater China, Australia and Japan. Geographically across service lines, the increase in fee revenue was led by Greater China, Australia and Singapore. Revenue-related growth, increased investments in people, and higher than anticipated costs on certain client assignments in the first half of 2018 contributed to the year-over-year increase in segment operating expenses, excluding reimbursed expenses, and segment fee-based operating expenses.

●

LaSalle, our investment management business that constitutes our fourth operating segment, had revenue and fee revenue growth driven by record incentive fee performance from real estate dispositions on behalf of clients, predominantly in Asia Pacific. Continued expansion of private equity mandates drove solid growth in advisory fees. The year-over-year increases in segment operating expenses, excluding reimbursed expenses, and segment fee-based operating expenses, reflect the current portion of higher variable compensation expense due to additional incentive fees.

(1)

Consolidated fee revenue is not a GAAP financial measure. See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under generally accepted accounting principles in the United States.

Proxy Statement	Page | 20

Pay and Performance Relationship

The following tables illustrate three years of Company performance and the compensation of our Named Executive Officers. The overall growth of the business as represented by CC U.S. GAAP Diluted EPS and Adjusted Net Income grew faster than the compensation of our Named Executive Officers. We selected Earnings Per Share and Adjusted Net Income because of their high correlation with creating shareholder value. Due to the change in the Long-Term Incentive plan structure in 2018, the 2018 compensation includes the fair market value at grant of the LTIP. Actual performance will be measured in 2021.

(1)

CC U.S. GAAP Diluted EPS for 2017 and 2018 excludes the impact of 2017 U.S. tax reform, specifically the transition tax on deemed repatriated earnings of foreign subsidiaries and the remeasurement of U.S. deferred tax assets. This was excluded because the impact does not reflect the Company’s core operating performance during these periods.

(2)

Adjusted net income is defined by the Compensation Committee; See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under generally accepted accounting principles in the United States.

(3)

NEO compensation represents five NEOs total direct compensation (base salary, AIP, and LTIP). For the years which we reported more than five, we excluded compensation for the executive exiting during the year or the executive with the sixth highest summary compensation table total compensation.

Return to Shareholders

The following graph compares the cumulative five-year total return to shareholders of JLL’s common stock relative to the cumulative total returns of the S&P 500 Index. The graph below assumes that the value of the investment in JLL’s common stock and the S&P 500 Index (including reinvestment of dividends) was $1,000 on December 31, 2013.

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Highlights of Compensation Committee Actions

Compensation Component	Actions Taken
BASE	Changed the base salaries for all of our NEOs due to significant differences from our peer group. The timing of this change coincided with the overall shift from short-term cash to the LTIP. Base salaries are planned in USD but delivered in local currency when applicable. **ULBRICH:** from $809,858 to $970,328 **JACOBSON:** from $400,000 to $500,000 **O'BRIEN:** from $400,000 to $500,000 **BLOXAM:** from $445,517 to $485,943 **MAXSON:** from $400,000 to $500,000
INCENTIVE MIX	Changed the incentive mix of all of our NEOs: Starting in 2018, the incentive mix for the CEO at target is 40% AIP and 60% LTIP. By 2022, the incentive mix at target for the remainder of the GEB will be 40% AIP and 60% LTIP based on the following glide path: **2018:** 60% AIP and 40% LTIP **2020:** 50% AIP and 50% LTIP **2022:** 40% AIP and 60% LTIP **2019:** 55% AIP and 45% LTIP **2021:** 45% AIP and 55% LTIP
ANNUAL INCENTIVE PLAN	Changed the annual incentive structure to an individual target based approach. Please see the annual incentive plan section for more details. For the first time, we established targets for our NEOs: **ULBRICH:** $3,000,000 **JACOBSON:** $2,400,000 **O'BRIEN:** $2,820,000 **BLOXAM:** $2,280,000 **MAXSON:** $600,000
LONG-TERM INCENTIVE PLAN	Changed the LTIP to an annual three-year overlapping plan that grants PSUs each year. Please see the LTIP section for more details. For the first time, we established targets for our NEOs: **ULBRICH:** $4,500,000 **JACOBSON:** $800,000 **O'BRIEN:** $1,880,000 **BLOXAM:** $1,520,000 **MAXSON:** $400,000
OWNERSHIP/RETENTION GUIDELINES	Our share ownership guidelines are now only based on a multiple of base salary instead of a combination of a multiple of base salary and a minimum number of shares. This change more appropriately reflects ownership alignment guidelines: **CEO:** 6x base **OTHER NEO:** 4x base In addition, there is a retention period on 50% of all released shares (post-tax) for a period of two years.

Say-on-Pay Results

With respect to the annual advisory “say-on-pay” shareholder vote held on May 30, 2018, 95.1% of shareholders voted for our executive compensation programs. We evaluated the results of the 2018 “say-on-pay” vote as part of our overall assessment of the compensation program for our Named Executive Officers. Noting that highlights of the new compensation plans were included in the 2018 proxy statement and communicated to shareholders throughout 2018, we determined that it (1) satisfied our objectives and (2) remained consistent with the compensation philosophy we discuss in more detail below. Consequently, we viewed the results of the 2018 “say-on-pay” vote as positive and supportive of our executive compensation program and we did not make any significant changes to the program for 2019.

Proxy Statement	Page | 22

How We Make Compensation Decisions

Risk Considerations

We structure compensation for our Named Executive Officers to minimize the incentive to take risks that could have a material adverse effect on our financial results or operations. The table below indicates the mechanisms we use to manage risk incentives under our AIP and LTIP.

Role of the Compensation Committee

The Committee, which consists entirely of independent Directors, recognizes the importance of developing and maintaining sound principles and practices to govern the Company’s executive compensation program. Through a disciplined evaluation process, we seek to establish a strong link between executive compensation and (1) achievement of company performance, (2) short and long-term strategic objectives designed to drive shareholder value. To carry out its responsibilities, the Committee:

●	Retains, and regularly confers with, independent compensation consultants to advise on the design, structure, and market competitiveness of our compensation plan;

●

Reviews market compensation data to compare (1) our executive compensation to what other similarly situated companies pay and (2) how such companies use compensation to meet desired business outcomes, and attract and retain executive talent;

●	Takes into consideration other relevant matters, including internal equity, consistency, and accounting requirements;

●	Approves performance goals and reviews the extent to which they have been achieved at the end of each applicable period.

Role of our Chief Executive Officer

Our Chief Executive Officer, Christian Ulbrich, makes annual recommendations to the Committee for target total direct compensation, the assessment of performance versus objectives to determine the rating of each of the Named Executive Officers, and the Leadership Multiplier. To do this, Mr. Ulbrich:

●	Reviews external market data as well as internal equity comparisons to recommend targets;

●

Based on a thorough review, evaluates in his judgment the performance of each of the other Named Executive Officers based on the goals and compensation plans we established at the beginning of the year;

●	Comments on the quality of the interaction and contributions of the other Named Executive Officers as members of the GEB;

●

Compares the performance for each of the other Named Executive Officers on a relative basis, considering the different market, geographical, and cultural dynamics and challenges of each of their respective business segments.

The Committee reviews these evaluations and recommendations, discusses them with Mr. Ulbrich, and ultimately approves or amends Mr. Ulbrich’s recommendations in its discretion.

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The Committee also receives a self-assessment of the Chief Executive Officer’s own performance during the previous year relative to his performance objectives. The Committee next meets in one or more private executive sessions without Mr. Ulbrich present to develop its own conclusions about Mr. Ulbrich’s performance. In its discretion, the Committee then determines the performance rating (MyPerformance) and Leadership Multiplier which determines a portion of his compensation.

Internal Compensation Resources

The Company’s Global Human Resources staff helps prepare the information the Committee needs to carry out its oversight responsibilities. The Company uses internal compensation expertise and data from publicly available sources and professional compensation consulting firms to compile comparative market compensation data and present compensation analysis.

Role of Independent Compensation Consultant

The Committee has the authority to retain, as needed, any independent counsel, compensation and benefits consultants, and other outside experts or advisors as the Committee believes necessary or appropriate. In 2018, the Committee used Exequity LLP (Exequity) as its independent outside compensation consultant to advise the Committee on matters related to the compensation of the Named Executive Officers. Exequity was the sole consultant for 2018. The Committee has assessed the independence of Exequity in light of SEC Rules and NYSE Listing Standards, and has determined that Exequity is independent under those rules and standards. Exequity does not advise management of the Company or receive any compensation from the Company other than in connection with its consulting work for the Committee. Accordingly, the work performed by Exequity does not raise any conflicts of interest for the Committee.

The Committee has requested Exequity to:

●	Review and comment on the agenda and supporting materials in advance of Committee meetings;

●	Review and comment on major compensation matters that management proposes, including comparative data and plan design recommendations;

●	Review the compensation matters disclosed in the Company’s proxy statement;

●	Advise the Committee on best practices for Board governance of executive compensation, current executive compensation trends, and regulatory updates;

●	Undertake special projects or provide such other advice as the Chairman of the Committee may request.

Competitive Assessment

We recognize that our compensation practices must be competitive within the broader markets where we compete. As we strive to maintain our leadership position within the global real estate services and investment management industries, it is critical that we attract, retain, and motivate the executives to be able to deliver on the commitments we make to our clients and shareholders.

Therefore, each year the Committee compares our compensation program to those of other companies, which we call our peer group: (1) our direct competitors, (2) companies that operate within the broader commercial real estate business, including real estate investment trusts, and (3) companies that operate within the business services sector.

Given the diverse nature of our Company’s businesses, which combine real estate expertise with business services, we compare ourselves to two peer groups: (1) real estate-oriented firms and (2) business services firms. We target companies that are similar in size by revenue, a range of one-half to no more than three times our own revenue. We do not use market capitalization as a primary selection factor since our Company’s business model is not asset-intensive like that of a real estate investment trust (REIT), but we nevertheless think that REITs provide useful compensation comparisons since we regularly compete with them for talent. Due to the limited number of publicly-traded real estate-oriented companies, the Real Estate peer group revenue average is low when compared to the business services references and to JLL.

Proxy Statement	Page | 24

Management annually reviews the composition of the peer groups. The Committee then independently considers and approves the peer groups lists. Each year, management recommends to the Committee changes that will keep the Market References as meaningful as possible. We indicate below the peer groups we used for 2018:

The peer groups listed above were the same peer groups we used in 2017. We show below the median revenue and market capitalization for the two separate peer groups and compare them to our Company’s own metrics. We used 2017 results since that data was considered when the peer group companies were identified for 2018 compensation decisions.

We believe that the peer group data and other external benchmark data relating to the JLL Chief Executive Officer, JLL Chief Financial Officer, JLL Chief Administrative Officer and LaSalle Chief Executive Officer positions correlate to publicly available data. For the JLL Chief Executive Officer and JLL Chief Financial Officer, the external reference is the set of Market Reference companies above, for which data are available through their respective proxy statements. For the LaSalle comparison, we used the 2018 McLagan Real Estate Investment survey, to create a custom peer group matched to LaSalle’s size as measured by assets under management. For the Chief Administrative Officer role, we used tabular survey data from Mercer and Willis Towers Watson.

For the remaining two roles (Chief Executive Officer of the Americas and Global Chief Executive Officer, Capital Markets), we used several hierarchical and role comparisons from publicly disclosed information, and various other survey matches. However, because the peer group data relating to their positions do not correlate well enough to the external data, we have determined that the currently available external data are not sufficiently reliable. Accordingly, we take an internal equity approach, anchored on data for our JLL Chief Executive Officer, JLL Chief Financial Officer, JLL Chief Administrative Officer, and LaSalle Chief Executive Officer, all of which we do believe correlate well. We then assess the remaining Named Executive Officer positions on relative size, profit contributions, and comparative performance of their respective businesses. After the internal equity comparison, we then look at the external market data and hierarchical comparisons to review from an external equity perspective.

Page | 25	Proxy Statement

Summary of Executive Compensation Practices

We continually evaluate our compensation programs to ensure we are pursuing best practices in executive compensation. Below is a summary of what we do and do not do, the totality of which we believe aligns with the long-term interests of our shareholders:

What We Pay and Why: The Elements of Executive Compensation

We have three elements of total direct compensation: (1) base salary, (2) AIP, and (3) LTIP. We design our compensation program to provide balanced incentives for the Named Executive Officers to drive both annual and long-term performance. As illustrated in the charts below, in 2018, based on target performance, 88% of the total direct compensation at target was performance-based for the Chief Executive Officer and 87% of the total direct compensation at target was performance-based for the other NEOs. We show LTIP targets in charts below - actual earned LTIP awards will be assessed at the end of the three-year performance period.

(1)	Mr. Jacobson is excluded due to his participation in a non-GEB plan during 2018.

Proxy Statement	Page | 26

We also include a chart below reflecting the anticipated incentive mix glide path through 2022 as we transition to a more long-term oriented program as previously noted.

Anticipated Incentive Mix Glide Path

Base Salary

We review base salaries for all our Named Executive Officers on an annual basis, as well as at the time of a promotion or other change in responsibilities. Base salaries are planned in United States dollars but delivered in local currency when applicable.

Determination of 2018 Base Salaries

We changed the base salaries for all our NEOs due to the significant differences when compared to our peer groups. The timing of this change was partially due to the meaningful shift from short-term cash to the LTIP. This occurred in 2018 as part of the incentive glide path described in the "Highlights of Compensation Committee Actions" section and in the Anticipated Incentive Mix Glide Path chart above.

Annual Incentive Plan

Our AIP structure is designed to (1) align our executives to JLL’s enterprise performance; (2) reward them for individual performance; (3) reflect performance against strategic leadership goals.

Targets are established for each NEO based on extensive external and internal equity considerations. A calculated award is determined based on the annual company financial goals with a payout range of 0-150%. After financial performance is determined, a Leadership Multiplier of 80-120% of the calculated award is applied. Awards are then delivered in cash.

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The example below shows the AIP for a Business Unit head. For NEOs Mr. Ulbrich and Dr. Maxson, Compensation Committee Adjusted EBITDA represents 100% of the financial performance.

(1)

To determine compensation of Named Executive Officers, the Committee utilizes a variation of disclosed adjusted EBITDA (CC Adjusted EBITDA), which excludes net non-cash mortgage servicing rights (MSR) and mortgage banking derivative activity along with certain restructuring and acquisition charges. CC Adjusted EBITDA is a non-GAAP measure. See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under generally accepted accounting principles in the United States.

(2)

To determine compensation of Named Executive Officers, the Committee utilizes a variation of disclosed Operating Income (CC Adjusted Operating Income). This differs from other externally reported figures due to allocation of certain platform costs and other internal management considerations. CC Operating Income is a non-GAAP measure. See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under generally accepted accounting principles in the United States.

Determination of 2018 Annual Incentives

The Company’s financial results referenced below determined the calculated awards for each of the NEOs.

(1)

To determine compensation of Named Executive Officers, the Committee utilizes a variation of disclosed adjusted EBITDA (CC Adjusted EBITDA), which excludes net non-cash mortgage servicing rights (MSR) and mortgage banking derivative activity along with certain restructuring and acquisition charges. CC Adjusted EBITDA is a non-GAAP measure. See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under generally accepted accounting principles in the United States.

(2)

To determine compensation of Named Executive Officers, the Committee utilizes a variation of disclosed Operating Income (CC Adjusted Operating Income). This differs from other externally reported figures due to allocation of certain platform costs and other internal management considerations. CC Adjusted Operating Income is a non-GAAP measure. See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under generally accepted accounting principles in the United States.

The criteria used to determine the Leadership Multiplier are:

●	MyPerformance objectives – Effective in 2018, MyPerformance is the new performance management system;

●	Leadership behaviors;

●	Unforeseen significant market events;

●	M&A or divestiture activity;

●	Performance not captured by performance versus budget outcome.

The Committee determined the leadership multiplier for the CEO based on the criteria above. For the other NEOs the Committee also considered the assessment and recommendation of the CEO to determine the Leadership Multiplier.

Proxy Statement	Page | 28

Based on the financial results and the Leadership Multiplier, the following annual bonuses were earned in 2018:

($ in thousands)	BONUS TARGET	MEASURE	WEIGHTING	CALCULATED AWARD	LEADERSHIP MULTIPLIER	Award
CHRISTIAN ULBRICH	$3,000	EBITDA[1]	100%	$3,639	110%	**$4,003**
	Leadership Multiplier Notes: Progressed the Beyond Goals' strategy through focused investments in platform, digital products and businesses, and aligned approach to clients.					
RICHARD BLOXAM	$2,280	EBITDA[1] REV Capital Markets	67% 33%	$2,496	90%	**$2,246**
	Leadership Multiplier Notes: Laid groundwork on aligning business and platform approach globally. Capital Markets underperformed relative to internal expectations and external market.					
JEFF A. JACOBSON	$2,400	EBITDA[1] OI LaSalle[2]	67% 33%	$3,139	100%	**$3,139**
	Leadership Multiplier Notes: Achieved outstanding incentive fee results. Progressed in organizational structure and leadership, with more work to do in both structure and strategy of annuity businesses.					
PATRICIA MAXSON	$600	EBITDA[1]	100%	$728	120%	**$874**
	Leadership Multiplier Notes: Globally transformed HR Function including new HRIS and Operating Model. Exhibited exceptional leadership and performance as interim CFO.					
GREGORY P. O'BRIEN	$2,820	EBITDA[1] OI Americas[2]	67% 33%	$3,472	110%	**$3,819**
	Leadership Multiplier Notes: Delivered outstanding top line growth and improvements in operational efficiencies while driving platform transformations.

(1)

To determine compensation of Named Executive Officers, the Committee utilizes a variation of disclosed adjusted EBITDA (CC Adjusted EBITDA), which excludes net non-cash mortgage servicing rights (MSR) and mortgage banking derivative activity along with certain restructuring and acquisition charges. CC Adjusted EBITDA is a non-GAAP measure. See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under generally accepted accounting principles in the United States.

(2)

To determine compensation of Named Executive Officers, the Committee utilizes a variation of disclosed Operating Income (CC Adjusted Operating Income). This differs from other externally reported figures due to allocation of certain platform costs and other internal management considerations. CC Operating Income is a non-GAAP measure. See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under generally accepted accounting principles in the United States.

We provide additional information about the cash payments under the AIP to our Named Executive Officers in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” The awards in the Non-Equity Incentive Plan Compensation column will not tie to the awards in the prior table due to exchange rates used to deliver the awards in local currency.

GEB Long-Term Incentive Plan

Our LTIP structure is designed to (1) align our executives to the interest of shareholders; (2) align our executives to JLL’s enterprise performance; (3) reflect performance against long-term strategic goals.

Targets are established for each NEO based on extensive external and internal equity considerations.

Page | 29	Proxy Statement

The GEB LTIP is a three-year overlapping plan structure which awards PSUs annually. PSUs cliff vest after three years, are contingent on Company performance and are settled in Company stock. Each measure has a payout range of 0-150%.

For each performance measure, the following table describes: (1) when we evaluate performance, (2) what we measure, and (3) why we have selected the performance measure. The Beyond goals are explained further in the subsequent section.

Performance Measures	When...	What...	Why...
US GAAP DILUTED EPS	After three years for cumulative performance	Diluted EPS is an approximate measurement of the company's GAAP profit allocated to each outstanding share of stock, assuming all convertible securities were exercised. Diluted EPS is calculated as net income attributable to common shareholders divided by the weighted average number of common shares outstanding inclusive of converted dilutive securities.	Aligns compensation to a key indicator of the company's performance and returns on shareholder equity
BEYOND GOALS	After three years for cumulative performance	Goals seeking to drive achievement of the company's long-term strategic priorities.	Rewards achievement of long-term priorities
RELATIVE TSR	After three years for cumulative performance	The company's TSR is ranked versus the companies in the S&P 500. Beginning share price for the performance period means the average closing price of the JLL's common stock for the final 20 trading days of the prior calendar year. Final share price for performance period means the average closing price of JLL's common stock for the final 20 trading days of such performance period.	Aligns compensation to delivering shareholder value

Proxy Statement	Page | 30

Beyond Goals

There are ten Beyond Goals originating from the Company’s Beyond strategy that fall within our Growth, Clients and People pillars. The goals will be equally weighted and scored individually based on 50% for “Threshold Performance,” 100% for “Target Performance,” and 150% of the target number of Performance Share Units for “Maximum Performance.” The Beyond goals established under the GEB LTIP are thought to be challenging but capable of being attained with superior effort.

The following graphic includes a summary of the 2018 Beyond goals for the 2018-2020 performance period. We do not disclose further details regarding these goals for competitive purposes.

Determination of 2018 GEB Long-Term Incentive Grants

The table below represents the grant date fair market value of PSUs awarded on May 29, 2018 under the 2018 GEB LTIP which are based on the 2018 LTIP targets. As previously described, these targets were determined based on extensive internal and external equity considerations.

(1)

The amounts we report in this column reflect the grant date fair values of PSU awards we made to our Named Executive Officers computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation.

Page | 31	Proxy Statement

Additional Compensation Elements

The LaSalle LTIP

Jeff A. Jacobson, who is one of our Named Executive Officers, participates in the LaSalle LTIP as well as the GEB LTIP. The LaSalle LTIP awards are based on incentive fees LaSalle has earned, plus a portion of LaSalle’s global pre-bonus EBITDA. For Jeff A. Jacobson, beginning in 2018, the award is delivered in RSUs which vest ratably over three years.

The LaSalle LTIP is funded each calendar year by the sum of 15% of the gross incentive fees earned by LaSalle plus 5% of LaSalle’s global pre-bonus EBITDA (net of incentive fees), both from the prior year. The resulting pool will be reduced to the extent necessary to ensure that the ratio of LaSalle’s total compensation to total revenue does not exceed 60% for any given year. This ratio will be calculated using the gross LaSalle LTIP award in the year earned and not the U.S. GAAP amortization expense reflected in LaSalle’s financial statements. LaSalle executives are granted a fixed number of participant points against the pool at the start of the performance period, and then receive awards based on actual performance as described here.

We provide in the Summary Compensation Table information about the specific awards we made to Mr. Jacobson under the LaSalle LTIP.

Severance Arrangements for Named Executive Officers

We currently maintain a Severance Pay Plan for full-time employees in the United States, including executive officers. To be eligible to receive benefits under the Severance Pay Plan, an employee must be involuntarily terminated from employment under specified circumstances and also must meet all the conditions of the Severance Pay Plan. Severance benefits includes: (1) base severance, composed of one-half month of base pay (not including the expected annual incentive) in effect at the time of the employment termination and (2) enhanced severance provided the employee executes a severance agreement and general release in favor of JLL. The severance is the same regardless of whether it is related to a change in control.

Enhanced severance is a multiple of base pay that varies with the circumstances of termination and is otherwise based on an employee’s position level and length of service, reimbursement for certain health care insurance costs and outplacement for professional employees. The maximum benefit under the Severance Pay Plan would be fifteen months of base pay. For employees terminated after June 30 of any given year and before annual incentives are paid for the year in which they are terminated, enhanced severance also may include an annual incentive payment, calculated as a pro-rated share of the employee’s target annual incentive for the year of termination, subject to JLL’s then existing practice of determining annual incentive payments.

Under a provision of the Severance Pay Plan that we have specifically established to cover members of our Global Executive Board, each of the Named Executive Officers would be eligible (regardless of length of service or location) to receive a minimum of twelve months of base salary, plus an amount equal to the individual’s target annual incentive then in effect, as enhanced severance if his or her employment is involuntarily terminated by the Company without cause. To the extent applicable, a GEB participant who is also eligible to receive severance payments under any other plan, program or arrangement provided to employees in countries other than the United States may elect whether to receive payments under the Severance Pay Plan or such other arrangement but is not entitled to receive payments under both. In any event, the maximum benefit under the Severance Pay Plan remains at fifteen months (excluding potential for prorated share under the annual incentive plan based on the individual’s exit date) if a participant has sufficient longevity with the Company to exceed the twelve-month minimum.

The potential severance benefits we make available to our Named Executive Officers are designed to assist in retaining them as we compete for talented employees in a marketplace for global talent where similar (if not often greater) protections are commonly offered. We intend for severance benefits to ease an employee’s transition due to an unexpected employment termination by the Company. As our severance benefits would also be available in the case of a termination that followed a change in control, our severance arrangements also encourage employees to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes. We do not provide any tax gross-ups on severance payments under any circumstances.

Perquisites

We do not provide personal perquisites (such as personal use of corporate aircraft) of any significance to our Named Executive Officers as part of their compensation packages. In appropriate circumstances, we do provide reimbursement for certain expatriate expenses, all of which we disclose in the Summary Compensation Table. Mr. Ulbrich's transportation allowance is aligned with market practice when compared to his Chief Executive Officer peers in Europe.

Proxy Statement	Page | 32

Compensation Committee Report

As more particularly described above under “Corporate Governance Principles and Board Matters,” the Compensation Committee of the Board is responsible for providing independent, objective oversight of JLL’s executive compensation programs, including those with respect to stock ownership. The Compensation Committee is currently composed of five Non-Executive Directors, each of whom is independent as defined by the NYSE listing standards in effect at the time of mailing of this Proxy Statement and by applicable SEC rules. The Compensation Committee operates under a written charter, which the Board of Directors has approved.

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Ming Lu (Chairman through September 12, 2018) Hugo Bagué (appointed Chairman on September 12, 2018) Samuel A. Di Piazza, Jr. Dame DeAnne Julius Sheila A. Penrose

Page | 33	Proxy Statement

Executive Compensation Tables

The following tables and footnotes set forth information regarding forms of compensation for the Named Executive Officers during each of 2018, 2017, and 2016.

Except as specified, the footnote disclosures below generally relate only to compensation for 2018. We included footnotes to compensation for prior years in the respective Proxy Statements relating to those years.

2018 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Christian Ulbrich Chief Executive Officer and President	2018	$970,328	$—	$4,332,965	$—	$4,167,341	$—	$77,448	$9,548,082
	2017	$809,858	$—	$2,460,000	$—	$5,841,000	$—	$108,143	$9,219,001
	2016	$481,619	$—	$2,431,351	$—	$3,024,930	$—	$88,435	$6,026,335
Christie B. Kelly Former Chief Financial Officer	2018	$464,231	$—	$1,232,528	$—	$—	$—	$4,360,373	$6,057,132
	2017	$400,000	$—	$1,052,000	$—	$2,365,000	$—	$23,430	$3,840,430
	2016	$400,000	$—	$1,176,984	$—	$1,910,000	$—	$21,658	$3,508,642
Patricia Maxson (5) Interim Chief Financial Officer and Chief Administrative Officer	2018	$500,000	$—	$385,031	$—	$874,000	$—	$9,172	$1,768,203

Richard Bloxam Global Chief Executive Officer Capital Markets	2018	$485,943	$—	$1,463,591	$—	$2,298,075	$—	$30,549	$4,278,158
	2017	$445,517	$—	$1,340,000	$—	$2,333,000	$—	$46,113	$4,164,630

Jeff A. Jacobson Chief Executive Officer LaSalle Investment Management	2018	$500,000	$—	$770,225	$—	$5,020,500	$—	$12,242	$6,302,967
	2017	$400,000	$—	$—	$—	$4,457,000	$—	$15,704	$4,872,704
	2016	$400,000	$—	$—	$—	$3,649,000	$—	$9,125	$4,058,125
Gregory P. O’Brien Chief Executive Officer Americas	2018	$500,000	$—	$1,810,274	$—	$3,819,000	$—	$8,165	$6,137,439
	2017	$400,000	$—	$1,501,000	$—	$3,608,000	$—	$33,435	$5,542,435
	2016	$400,000	$—	$1,176,984	$—	$2,410,000	$—	$29,223	$4,016,207

(1)

We pay the annual base salaries and certain other compensation for Messrs. Ulbrich and Bloxam in the currencies where they reside — Euros for Mr. Ulbrich, and British Pounds for Mr. Bloxam. As such, amounts fluctuate in U.S. dollars given movement in foreign currency exchange rates over time; the amounts in the table above were converted from local currencies to U.S. Dollars using the annual average exchange rates for 2018. For 2018, exchange rates to U.S. Dollars were 1.181219 for Euros, and 1.335314 for British Pounds.

(2)

The amounts we report in this column reflect the grant date fair values of certain different stock awards we made to our Named Executive Officers computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. In accordance with SEC rules, the amounts included in the column for the PSU awards granted during 2018 are calculated based on the probable outcome of the performance conditions (assumed at target) for such awards on the grant date. If the probable outcome of the performance conditions as of grant date had been maximum performance, then the grant date fair value of the PSUs would have been as follows: Mr. Ulbrich — $6,499,448; Ms. Kelly — $1,848,792; Dr. Maxson — $577,547; Mr. Bloxam — $2,195,387; Mr. Jacobson — $1,155,338; and Mr. O’Brien — $2,715,411. The awards referenced for Ms. Kelly forfeited based on her Separation Agreement.

(3)

The amounts in this column reflect annual incentive cash payments we made under the AIP. For Mr. Jacobson, the amount in this column includes $3,139,000 for the AIP and $1,881,500 for the LaSalle LTIP which was delivered in RSUs.

(4)	The amounts in this column reflect the All Other Compensation with the details on 2018 referenced in the table below.

(5)	Dr. Maxson assumed the role of Interim Chief financial Officer effective September 18, 2018.

Proxy Statement	Page | 34

All Other Compensation

	401(k) Match or Pension Contribution	Life, Healthcare and Healthcare Bonus	Transportation Allowance / Car Lease (1)	Severance (2)	Total
Christian Ulbrich	$33,634	$5,046	$38,768	$—	$77,448
Christie Kelly	$—	$1,142	$—	$4,359,231	$4,360,373
Patricia Maxson	$7,692	$1,480	$—	$—	$9,172
Richard Bloxam	$14,053	$2,309	$14,187	$—	$30,549
Jeff A Jacobson	$10,800	$1,442	$—	$—	$12,242
Gregory P. O'Brien	$6,923	$1,242	$—	$—	$8,165

(1)	For Mr. Ulbrich, this includes the actual lease paid and car allowance and for Mr. Bloxam this includes a car allowance.

(2)	Paid according to the Severance Plan as follows: 54 weeks of $500,000 per annum base ($519,231), one times AIP target of $1,920,000 and full pro-rated bonus of $1,920,000 based on exit date.

Grants of Plan-Based Awards For 2018

The following table sets forth information about awards, the totals of which are reflected in the Summary Compensation Table above, that we made to the Named Executive Officers under our existing Stock Award and Incentive Plan, including under the GEB LTIP and the LaSalle LTIP.

		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Grant Day Fair Value of Stock Awards (3)
Christian Ulbrich	5/29/2018	$ 1,500,000	$ 3,000,000	$ 4,500,000	13,192	26,384	39,576	$ 4,332,965

Christie B. Kelly	5/29/2018	$ 960,000	$ 1,920,000	$ 2,880,000	3,753	7,505	11,258	$ 1,232,528

Patricia Maxson	5/29/2018	$ 300,000	$ 600,000	$ 900,000	1,173	2,345	3,518	$ 385,031

Richard Bloxam	5/29/2018	$ 1,140,000	$ 2,280,000	$ 3,420,000	4,456	8,912	13,368	$ 1,463,591

Jeff A. Jacobson	5/29/2018	$ 1,200,000	$ 2,400,000	$ 3,600,000	2,345	4,690	7,035	$ 770,225
			(4)
Gregory P. O'Brien	5/29/2018	$ 1,410,000	$ 2,820,000	$ 4,230,000	5,512	11,023	16,535	$ 1,810,274

(1)

The AIP awards 50% for threshold performance, 100% for target performance, and 150% for maximum performance. Based on the Leadership Multiplier, the initial calculated award can go up to a maximum of 120% of the calculated award or down to 80% of the calculated award.

(2)

PSUs under the GEB LTIP award 50% for threshold performance, 100% for target performance, and 150% of the target number of Performance Share Units for maximum performance. The PSUs vest after the three-year performance period based on company performance. The treatment of the PSUs at different exit scenarios is as follows: Death or Disability – fully vest at target and are awarded within 60 days, voluntarily resign or are involuntarily terminated with or without cause – forfeited, Retirement – pro-rated and vest based on actual performance at the end of the performance period

(3)

The amounts we report in this column reflect the grant date fair values of stock awards we made to our Named Executive Officers computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. If the outcome of the performance conditions as of grant date had been maximum performance, then the grant date fair value of the PSUs would have been as follows: Mr. Ulbrich — $6,499,448; Ms. Kelly — $1,848,792; Dr. Maxson — $577,547; Mr. Bloxam — $2,195,387; Mr. Jacobson — $1,158,338; and Mr. O’Brien — $2,715,411.

(4)	Refer to the LaSalle LTIP description in the CD&A.

Page | 35	Proxy Statement

2018 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the number and value of unvested RSUs and PSUs as of December 31, 2018. The stock awards reported in this table were all made under our 2017 Stock Award and Incentive Plan. None of our Named Executive Officers has any outstanding stock options.

	Stock Awards
Name	Number of Units of Stock That Have Not Vested (1)	Market Value of Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned PSUs That Have Not Vested (3)	Equity Incentive Plan Awards: Market Value of Unearned PSUs That Have Not Vested (4)
Christian Ulbrich	39,838	$5,043,491	26,384	$4,332,965
Christie B. Kelly	610	$77,226	#-	$-
Patricia Maxson	5,218	$660,599	2,345	$385,031
Richard Bloxam	9,522	$1,205,485	8,912	$1,463,591
Jeff A. Jacobson	2,017	$255,352	4,690	$770,225
Gregory P. O'Brien	22,748	$2,879,897	11,023	$1,810,274

(1)	Vesting terms described below for unvested RSUs.

(2)	The market value is based on the closing market price of JLL common stock on the NYSE on December 31, 2018 which was $126.60.

(3)

The number of PSUs reflect target based on the cumulative performance through December 31, 2018. The PSUs will vest on May 29, 2021 after the three-year performance period contingent on company performance.

(4)

The amounts we report in this column reflect the grant date fair values of stock awards we made to our Named Executive Officers computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock.

Vesting Terms for Unvested RSUs

	3 Year Ratable	3 Year Cliff	50% 3 year & 50% 5 year	Total
Christian Ulbrich	28,289	8,696	2,853	39,838
Christie B. Kelly	#-	#-	610	610
Patricia Maxson	4,813	#-	405	5,218
Richard Bloxam	6,114	3,408	#-	9,522
Jeff A. Jacobson	#-	#-	2,017	2,017
Gregory P. O'Brien	20,913	#-	1,835	22,748

	Vesting in 2019	Vesting in 2020	Vesting in 2021	Total
Christian Ulbrich	24,364	10,410	5,064	39,838
Christie B. Kelly	610	#-	#-	610
Patricia Maxson	2,951	1,545	722	5,218
Richard Bloxam	2,038	5,446	2,038	9,522
Jeff A. Jacobson	1,097	920	#-	2,017
Gregory P. O'Brien	11,949	7,709	3,090	22,748

Proxy Statement	Page | 36

Option Exercises and Stock Vested During 2018

The following table sets forth information about grants of restricted stock units we made prior to 2018 and that vested in 2018. None of the Named Executive Officers exercised any options during 2018 and none of them has any options outstanding.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Christian Ulbrich	14,445	$2,307,905
Christie B. Kelly	17,054	$2,758,284
Patricia Maxson	3,621	$584,592
Richard Bloxam	#—	$—
Jeff A. Jacobson	2,988	$478,080
Gregory P. O'Brien	15,308	$2,417,660

(1)	Number of shares shown represent the total number of shares vested including shares withheld for tax obligations, if applicable.

(2)

Values shown represent the per share closing price of our Common Stock on the NYSE on the respective vesting dates for the restricted stock units indicated. Units shown in the table vested on January 1, 2018, with a related price per share of $148.93; on February 15, 2018, with a related price per share of $159.66; on February 22, 2018, with a related price per share of $159.20; on February 24, 2018, with a related price per share of $160.00; on February 25, 2018, with a related price per share of $160.00; on July 1, 2018, with a related price per share of $165.99.

Retirement Benefits

We do not have a defined benefit retirement plan for any of our Named Executive Officers. All of the Company’s contributions we describe below are reflected in the Summary Compensation Table under “All Other Compensation.”

Christie B. Kelly, Jeff A. Jacobson, Patricia Maxson, and Gregory P. O’Brien. As employees within the United States, each of Ms. Kelly, Mr. Jacobson, Dr. Maxson, and Mr. O’Brien was eligible to participate in the United States Savings and Retirement Plan, a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code, on the same terms and conditions that apply to our U.S. employees generally. The maximum annual matching contribution by the Company for each person who participates in the 401(k) Plan, effective after such person has been employed for twelve months, is currently $10,800.

Nonqualified Deferred Compensation

The following table sets forth certain information concerning the voluntary participation by certain of our Named Executive Officers in our U.S. Deferred Compensation Plan, a Plan to which employees who are taxpayers in the United States may provide contributions but to which the Company itself does not make any contributions. We provide additional information about this Plan in the Compensation Discussion and Analysis. Amounts shown below are as of December 31, 2018. Since they are not U.S. taxpayers, neither of Messrs. Bloxam nor Ulbrich is eligible to participate in this Plan. Ms. Kelly, and Mr. O’Brien were eligible but chose not to participate in the U.S. Deferred Compensation Plan in 2018.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals or Distributions	Aggregate Balance at Last Fiscal Year End
Jeff A. Jacobson	$0	$0	($6,268)	$0	$131,833
Patricia Maxson	$812,952	$0	$697,475	$0	$1,966,448

Page | 37	Proxy Statement

Termination and Change in Control Payments

The following tables provide a summary of the approximate amounts that we would be obligated to pay to each of our Named Executive Officers, following or in connection with a termination that results from:

●	Voluntary termination by the Named Executive Officer;

●	Involuntary termination of the Named Executive Officer;

●	Retirement, including the definition of retirement under the 2017 Stock Award and Incentive Plan; or

●	A change in control of the Company.

Christian Ulbrich

Element of Compensation	Voluntary Termination	Involuntary Termination (no cause)	Retirement Upon Rule of 65	Upon Change in Control (CIC)	CIC - Involuntary Termination
Cash Severance Benefit (a)(b)	$—	$4,007,648	$—	$—	$4,007,648
Vacation Pay	$—	$—	$—	$—	$—
Benefit Continuation	$—	$—	$—	$—	$—
Deferred Compensation Balance	$—	$—	$—	$—	$—
Annual Incentive Awards (c)	$—	$3,000,000	$—	$—	$3,000,000
Retirement Plan Benefits	$—	$33,634	$—	$—	$33,634
Long Term Incentive Awards
- Stock Options	$—	$—	$—	$—	$—
- Restricted Shares (d)	$—	$—	$5,350,369	$—	5,350,369
- Cash	$—	$—	$—	$—	$—
Outplacement Services	$—	$—	$—	$—	$—

Total Value of Payments	$—	$7,041,282	$5,350,369	$—	$12,391,651

Notes:

(a)	Annual base salaries and certain other compensation are paid in the country Mr. Ulbrich resides. For 2018, the yearly average foreign currency exchange rates to U.S. Dollars were 1.181219 for Euros.

(b)

Involuntary termination provides current severance benefits under our Severance Pay Plan, which may be selected as an alternative to the “Garden Leave” provisions under Mr. Ulbrich’s employment arrangements. This benefit assumes no additional expense related to reimbursement of other personal allowances currently extended to Mr. Ulbrich. Other than the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company. Paid according to the Severance Plan as follows: 54 weeks of per annum base, one times AIP target and pro-rated bonus based on exit date.

(c)	Based on the Company’s Severance Pay Plan, a pro-rated AIP is due based on the time of year at exit. The amount shown is based on a December 31 termination date, resulting in full pro-ration.

(d)	The value of unvested restricted stock units outstanding as of December 31, 2018, when the price per share of our Common Stock at the close of trading on the NYSE was $126.60.

Proxy Statement	Page | 38

Patricia Maxson

Element of Compensation	Voluntary Termination	Involuntary Termination (no cause)	Retirement Upon Rule of 65	Upon Change in Control (CIC)	CIC - Involuntary Termination
Cash Severance Benefit (a)	$—	$1,119,231	$—	$—	$1,119,231
Vacation Pay	$—	$—	$—	$—	$—
Benefit Continuation	$—	$7,187	$—	$—	$7,187
Deferred Compensation Balance	$1,966,448	$1,966,448	$1,966,448	$—	$1,966,448
Annual Incentive Awards (b)	$—	$600,000	$—	$—	$600,000
Long Term Incentive Awards
- Stock Options	$—	$—	$—	$—	$—
- Restricted Shares (c)(d)	$668,701	$668,701	$668,701	$—	$668,701
- Cash	$—	$—	$—	$—	$—
Outplacement Services	$—	$15,000	$—	$—	$15,000

Total Value of Payments	$2,635,149	$4,376,567	$2,635,149	$—	$4,376,567

Notes:

(a)

Involuntary termination provides current severance benefits under our Severance Pay Plan. Other than the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company. Paid according to the Severance Plan as follows: 54 weeks of per annum base, one times AIP target and full pro-rated bonus based on exit date.

(b)	Based on the Company’s Severance Pay Plan, a pro-rated AIP is due based on the time of year at exit. The amount shown is based on a December 31 termination date, resulting in full pro-ration.

(c)	The value of unvested restricted stock units outstanding as of December 31, 2018, when the price per share of our Common Stock at the close of trading on the NYSE was $126.60.

(d)	Eligible for retirement and will continue to vest upon termination. (Under the assumption that a non-solicit waiver has been received.)

Page | 39	Proxy Statement

Richard Bloxam

Element of Compensation	Voluntary Termination	Involuntary Termination (no cause)	Retirement Upon Rule of 65	Upon Change in Control (CIC)	CIC - Involuntary Termination
Cash Severance Benefit (a)(b)	$—	$2,784,633	$—	$—	$2,784,633
Vacation Pay	$—	$—	$—	$—	$—
Benefit Continuation	$—	$—	$—	$—	$—
Deferred Compensation Balance	$—	$—	$—	$—	$—
Annual Incentive Awards (c)	$—	$2,280,000	$—	$—	$2,280,000
Retirement Plan Benefits	$—	$14,053	$—	$—	$14,053
Long Term Incentive Awards
- Stock Options	$—	$—	$—	$—	$—
- Restricted Shares (d)	$—	$—	$1,431,086	$—	$1,431,086
- Cash	$—	$—	$—	$—	$—
Outplacement Services	$—	$15,000	$—	$—	$15,000

Total Value of Payments	$—	$5,093,686	$1,431,086	$—	$6,524,772

Notes:

(a)

Annual base salaries and certain other compensation are paid in the country Mr. Bloxam resides. For 2018, the yearly average foreign currency exchange rates to U.S. Dollars were 1.335314 for British Pounds.

(b)

Involuntary termination provides current severance benefits under our Severance Pay Plan. Other than the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company. Paid according to the Severance Plan as follows: 54 weeks of per annum base, one times AIP target and full pro-rated bonus based on exit date.

(c)	Based on the Company’s Severance Pay Plan, a pro-rated AIP is due based on the time of year at exit. The amount shown is based on a December 31 termination date, resulting in full pro-ration.

(d)	The value of unvested restricted stock units outstanding as of December 31, 2018, when the price per share of our Common Stock at the close of trading on the NYSE was $126.60.

Proxy Statement	Page | 40

Jeff Jacobson

Element of Compensation	Voluntary Termination	Involuntary Termination (no cause)	Retirement Upon Rule of 65	Upon Change in Control (CIC)	CIC - Involuntary Termination
Cash Severance Benefit (a)	$—	$2,919,231	$—	$—	$2,919,231
Vacation Pay	$—	$—	$—	$—	$—
Benefit Continuation	$—	$22,968	$—	$—	$22,968
Deferred Compensation Balance (b)	$131,834	$131,834	$131,834	$—	$131,834
Annual Incentive Awards (c)	$—	$2,400,000	$—	$—	$2,400,000
Long Term Incentive Awards
- Stock Options	$—	$—	$—	$—	$—
- Restricted Shares (d)(e)	$118,751	$118,751	$118,751	$—	$118,751
- Cash (f)	$3,618,750	$3,618,750	$3,618,750	$—	$3,618,750
Outplacement Services	$—	$15,000	$—	$—	$15,000

Total Value of Payments	$3,869,335	$9,226,534	$3,869,335	$—	$9,226,534

Notes:

(a)

Involuntary termination provides current severance benefits under our Severance Pay Plan. Other than the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company. Paid according to the Severance Plan as follows: 54 weeks of per annum base, one times AIP target and full pro-rated bonus based on exit date.

(b)

Deferred Compensation Benefits reflect the value of fully-vested employee contributions to the Company’s Nonqualified Deferred Compensation Plan as of December 31, 2018. Specific distribution elections may result in payments over a period and not in a lump sum as described within the table.

(c)	Based on the Company’s Severance Pay Plan, a pro-rated AIP is due based on the time of year at exit. The amount shown is based on a December 31 termination date, resulting in full pro-ration.

(d)	The value of unvested restricted stock units outstanding as of December 31, 2018, when the price per share of our Common Stock at the close of trading on the NYSE was $126.60.

(e)	Eligible for retirement and will continue to vest upon termination. (Under the assumption that a non-solicit waiver has been received.)

(f)

For the 2015- 2018 GEB LTIP in lieu of RSUs, LaSalle CEO was awarded in cash that was notionally invested in a weighted average global return for LaSalle’s entire AUM. The cash amounts will follow same rules as the LTIP RSUs, however, distribution will follow the LaSalle restrictions. The 12/31/2018 balance of the LaSalle LTIP is $1,310,750 and the 12/31/2018 balance of the GEB LTIP is $2,308,000.

Page | 41	Proxy Statement

Gregory O’Brien

Element of Compensation	Voluntary Termination	Involuntary Termination (no cause)	Retirement Upon Rule of 65	Upon Change in Control (CIC)	CIC - Involuntary Termination
Cash Severance Benefit (a)	$—	$3,339,231	$—	$—	$3,339,231
Vacation Pay	$—	$—	$—	$—	$—
Benefit Continuation	$—	$23,180	$—	$—	$23,180
Deferred Compensation Balance	$—	$—	$—	$—	$—
Annual Incentive Awards (b)	$—	$2,820,000	$—	$—	$2,820,000
Long Term Incentive Awards
- Stock Options	$—	$—	$—	$—	$—
- Restricted Shares (c)(d)	$2,926,739	$2,926,739	$2,926,739	$—	$2,926,739
- Cash	$—	$—	$—	$—	$—
Outplacement Services	$—	$15,000	$—	$—	$15,000

Total Value of Payments	$2,926,739	$9,124,150	$2,926,739	$—	$9,124,150

Notes:

(a)

Involuntary termination provides current severance benefits under our Severance Pay Plan. Other than the severance benefit we describe above, we do not have any additional or enhanced severance benefits for any of our Named Executive Officers that would result from a change in control over the Company. Paid according to the Severance Plan as follows: 54 weeks of per annum base, one times AIP target and full pro-rated bonus based on exit date.

(b)	Based on the Company’s Severance Pay Plan, a pro-rated AIP is due based on the time of year at exit. The amount shown is based on a December 31 termination date, resulting in full pro-ration.

(c)	The value of unvested restricted stock units outstanding as of December 31, 2018, when the price per share of our Common Stock at the close of trading on the NYSE was $126.60.

(d)	Eligible for retirement and will continue to vest upon termination. (Under the assumption that a non-solicit waiver has been received.)

Proxy Statement	Page | 42

Separation Agreement for Christie B. Kelly

On September 18, 2018, we announced that Christie B. Kelly, Executive Vice President and Chief Financial Officer, notified the Company that she would be resigning from the Company to pursue other opportunities effective as of September 18, 2018. As part of her departure, the Company entered into a separation agreement with Ms. Kelly. The key terms of the separation agreement are as follows:

●	Ms. Kelly’s service in all capacities other than as an employee terminated on September 18, 2018.

●

During the period starting September 18, 2018 through December 31, 2018 (Transition Period), Ms. Kelly agreed to provide the Company with such transition support and services as may be reasonably requested by the Company’s Board of Directors or the Chief Executive Officer.

●	Ms. Kelly received a base salary of $500,000, on an annualized basis, during the Transition Period, but was not eligible for any additional incentive compensation.

●

Ms. Kelly received a Severance Payment of $4,359,231, which consists of 54 weeks of her base salary of $500,000, plus $1,920,000 (target annual bonus for 2018) and $1,920,000 (full pro-rata target bonus) which was delivered in full based on her exit date.

●

Ms. Kelly will be reimbursed her additional cost if she elects COBRA continuation coverage on a monthly basis until the earlier of (1) the end of the 12-month period from December 31, 2018, or (2) the date Ms. Kelly becomes covered under another employer group plan.

●	Ms. Kelly will also be entitled to reimbursement of up to $15,000 for outplacement services.

●

All of Ms. Kelly’s outstanding unvested restricted stock units and performance share units were forfeited, except for the 610 unvested restricted stock units granted to Ms. Kelly in February 2014, which remained outstanding on December 31, 2018 and subsequently vested on February 25, 2019.

●

In return for these payments and benefits, Ms. Kelly agreed to return all Company property and to be bound by several restrictive covenants, including not to solicit the Company’s employees or independent contractors, clients, or assist, perform services for or have any equity interest in any of the Company’s clients through December 31, 2020. Ms. Kelly so agreed to assign any intellectual property she might have to the Company and to keep non-public Company information confidential.

●	Furthermore, Ms. Kelly was required to sign a release of claims in order to receive the payments and benefits detailed above.

Chief Executive Officer Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer and President. As a global organization, we have employees operating in over 80 countries. Our objective is to provide competitive compensation commensurate with an employee’s position and geographic location. The following outlines our methodology for computing the ratio and the results of our analysis:

We determined that we could use the employee population identified in our 2018 proxy statement because there has been no substantive change in our employee population or our employee compensation arrangements. Due to these relatively stable variables, we believe that using the population in last year’s proxy statement would not result in a significant change in our pay ratio disclosure. The median employee identified last year terminated early in 2018 so we selected the next employee from last year’s population which had the exact same compensation in 2016.

Last year, to identify the median employee:

We used total cash compensation, as it represents a compensation measure consistently applied to all employees. The majority of our employees receive a base salary (paid on an hourly, weekly, biweekly or monthly basis) and some are eligible for an annual cash bonus. Other remuneration such as stock is not used for large portions of our employee population. As a result, we believe that total cash compensation provides an accurate depiction of total earnings for the purpose of identifying our median employee.

Page | 43	Proxy Statement

We identified our median employee from our employee population at October 1, 2017, on which date we had a total of 76,874 employees (22,925 in the United States and 53,949 outside the United States). In doing so, we utilized 2016 compensation data (and therefore did not consider the compensation of employees who were not also employed by us for all of 2016) because of the time required to gather payroll data from over 52 external payroll providers and our determination that our employee population mix and distribution (geographic and otherwise) and employee compensation arrangements had not changed significantly from 2016 and that, accordingly, we could identify our median employee using the 2016 compensation data. Further, as part of our methodology under the "de minimis" exemption, we excluded a total of 2,743 non-U.S. employees (approximately 3.6% of our total workforce) in 23 countries, as set forth in further detail on Annex B.

After identifying the median employee, we calculated the median employee’s 2018 compensation. We identified and included the elements of such compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (including personal benefits that aggregated less than $10,000). We also included the estimated cost to us of health benefits to the median employee under non-discriminatory benefit plans. We used the same methodology to calculate the compensation of our Chief Executive Officer and President (although our Chief Executive Officer does not participate in our non-discriminatory health plans because of the coverage he receives in Germany, where he is located). Using these calculations, our median employee received approximately $60,710 in compensation in 2017, and our Chief Executive Officer and President received $9,548,082 which yields a pay ratio of 157:1.

As discussed above, we used reasonable estimates, assumptions and methodologies to identify the median employee and calculate the pay ratios presented. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the above disclosure may not be comparable to the pay ratio disclosure provided by other companies.

Additional Information

Stock Ownership Guidelines

In order to further align the long-term interests of our key employees with the interests of shareholders, we have established stock ownership guidelines for members of our Global Executive Board who are also Named Executive Officers.

In the case of our Chief Executive Officer and President, the minimum amount of equity ownership is six times (6x) annual base salary. In the case of the other members of the Global Executive Board who are also Named Executive Officers, the minimum amount of equity ownership is four times (4x) annual base salary. In all cases, each member of the Global Executive Board must retain 100% of all shares acquired on the vesting of equity awards or the exercise of stock options until compliance is achieved.

As of March 15, 2019, all Named Executive Officers for the 2018 calendar year meet or exceed their respective stock ownership guidelines except for Patricia Maxson.

Clawback Policy

The Compensation Committee has adopted a Clawback Policy that is applicable to our Named Executive Officers, other members of our Global Executive Board, and such other executives and key contributors as the Compensation Committee may designate from time to time. The policy provides that if the Compensation Committee determines that any fraud or intentional misconduct by one or more of our participants caused the Company, directly or indirectly, to restate its financial statements, the Compensation Committee may require reimbursement of any compensation paid or awarded to participants under the GEB LTIP as well as cancel unvested restricted stock awards previously granted to such participants in the amount by which the participants’ respective compensation exceeded any lower payment that would have been made based on the restated financial results. The recoupment period would encompass any compensation paid under the GEB LTIP within 36 months prior to the financial restatement.

Change in Control Benefits

Other than as the result of the severance benefits we describe under the preceding severance arrangements section, which apply in the case of terminations regardless of whether they occur in connection with a change in control or not, we do not have any enhanced severance benefits for any of our Named Executive Officers that would specifically result from a change in control over the Company. We do not provide any tax gross-ups on severance payments under any circumstances.

Proxy Statement	Page | 44

The 2017 Stock Award and Incentive Plan, under which all restricted stock units have been granted, provides that, unless otherwise determined by the Compensation Committee that unvested equity under our long-term incentive compensation plans have a “double trigger” in the case of a change in control (namely the executive’s employment must be terminated after the change in control).

Certain Tax Matters

Section 162(m) of the United States Internal Revenue Code limits the deduction a publicly held corporation is allowed for compensation paid to the chief executive officer, the chief financial officer, and to the three most highly compensated executive officers other than the chief executive officer and the chief financial officer. Generally, amounts paid in excess of $1 million to a covered executive cannot be deducted. For those years, we have designed our annual incentive and equity awards programs to qualify as performance-based compensation, so the compensation we paid to our executive officers was generally fully deductible for U.S. federal income tax purposes. We will continue to monitor issues concerning the tax deductibility of executive compensation and will take appropriate action if we believe it is warranted. Since corporate objectives and strategic needs may not always be consistent with the requirements of full deductibility, we expect, if we believe it is appropriate, to enter into compensation arrangements or provide compensation under which payments will not be fully deductible.

Page | 45	Proxy Statement

SECURITY OWNERSHIP

Security Ownership by Directors and Management

The following table provides information about the beneficial ownership of our Common Stock, which constitutes the only outstanding voting security of JLL as of March 15, 2019, by:

●	Each Director and Director nominee of JLL;

●	Each of the Named Executive Officers; and

●	The Directors, Director nominees, and executive officers of JLL as a group.

On March 15, 2019, there were 45,738,607 voting shares of Common Stock outstanding.

The table includes shares which the indicated individual had the right to acquire within 60 days after March 15, 2019. It also includes shares the receipt of which certain of our Directors have deferred under a deferred compensation program described above under “Non-Executive Director Compensation.” The table does not include unvested restricted stock units issued under the existing Stock Award and Incentive Plan unless they vest within 60 days after March 15, 2019, since none of such units carries voting or investment power. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.

	Shares of Common Stock Beneficially Owned
Names of Beneficial Owners (1)	Number	Percent of Class (%)
Hugo Bagué	13,556	*
Matthew Carter, Jr.	0	*
Samuel A. Di Piazza, Jr.	6,724	*
Dame DeAnne Julius	11,739	*
Ming Lu	11,739	*
Bridget Macaskill	1,371	*
Patricia Maxson	7,507	*
Martin H. Nesbitt	996	*
Sheila A. Penrose (2)	48,206	*
Jeetendra I. Patel	0	*
Ann Marie Petach	1,929	*
Christian Ulbrich	54,539	*
Richard Bloxam (3)	10,663	*
Jeff A. Jacobson (4)	52,810	*
Gregory P. O’Brien	22,385	*
Stephanie Plaines	0	*
All Directors, Director nominees and executive officers as a group (19 persons)	274,917	*

*	Less than 1%

(1)	The address of each person is c/o Jones Lang LaSalle Incorporated, 200 East Randolph Drive, Chicago, Illinois 60601.

(2)	20,627 of the shares listed are held by Ms. Penrose as trustee for the Sheila A. Penrose Trust.

(3)	6,940 of the shares listed are held by Anne E. Bloxam, Mr. Bloxam's spouse.

(4)

20,686 of the shares listed are held by Mr. Jacobson as trustee of the Jeff A. Jacobson 1996 Trust and 25,000 of the shares listed are held by Mr. Jacobson as beneficiary of the Marian S. Jacobson 1996 Trust.

Page | 46	Proxy Statement

Security Ownership by Certain Other Beneficial Owners

The following table displays information about persons we know were the beneficial owners of more than 5% of our issued and outstanding Common Stock as of December 31, 2018.

	Shares of Common Stock Beneficially Owned
Names of Beneficial Owners	Number	Percent of Class (%)
The Vanguard Group (1)	6,791,034	14.90%
BlackRock, Inc. (2)	4,752,900	10.40%
Generation Investment Management LLP (3)	3,908,478	9.32%

(1)

Based solely on information in a Schedule 13G/A filed on February 11, 2019 by The Vanguard Group. The Vanguard Group has sole voting power with regard to 31,638 shares, shared voting power with regard to 9,431 shares, sole dispositive power with regard to 6,751,376 shares and shared dispositive power with regard to 39,658 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)

Based solely on information in a Schedule 13G/A filed on January 2, 2019 by BlackRock, Inc. BlackRock has sole voting power with regard to 4,418,796 shares and sole dispositive power with regard to 4,752,900 shares. The address of BlackRock, Inc. is 55 East 52nd St., New York, NY 10055.

(3)

Based solely on information in a Schedule 13G/A filed on February 14, 2019 by Generation Investment Management LLP, together with its affiliates Generation Investment Management US LLP, Generation IM Fund plc, and Generation IM Global Equity Fund LLC. Generation Investment Management has sole voting power with regard to 32,897 shares, shared voting power with regard to 4,214,695 shares. Generation Investment Management has sole dispositive power with regard to 32,897 shares and shared dispositive power with regard to 4,214,695 shares. The address of Generation Investment Management LLP is 20 Air Street, 7th Floor, London W1B 5AN, United Kingdom.

Proxy Statement	Page | 47

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors, certain of our officers and beneficial owners of more than 10 percent of our outstanding Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC and to send copies of such reports to us. For our current executive officers and Directors, the Company has taken on the administrative responsibility of filing the reports after we have received the necessary information.

Based solely upon a review of such reports and amendments thereto and upon written representations of certain of such persons regarding their ownership of Common Stock, we believe that no such person failed to file any such report during 2018, within the required two business day reporting requirement imposed by the SEC, except that the Company did not timely file one Form 4 report on behalf of each of Hugo Bagué, Samuel A. Di Piazza, Jr., Shailesh Rao (who left the Board of Directors in September 2018), and Alan K. Tse, each with respect to one transaction; and four Form 4 reports on behalf of Richard Bloxam, each with respect to one transaction.

CERTAIN RELATIONSHPS AND RELATED TRANSACTIONS

Since January 1, 2018, the Company did not participate in any transactions in which any of our executive officers, Directors, beneficial owners of more than 5% of the Company’s Common Stock or any immediate family member of such persons that are required to be described pursuant to Item 404(a) of SEC Regulation S-K.

Page | 48	Proxy Statement

EQUITY INCENTIVE PLAN

Proposal 3 – Approval of the 2019 Stock Award and Incentive Plan

The Board unanimously recommends you approve the 2019 Stock Award and Incentive Plan.

Stock Award and Incentive Plan Historical Information

The Company previously established the 2017 Stock Award and Incentive Plan (the Former Plan). The Former Plan was authorized by the Company’s Board of Directors and approved by the Company’s shareholders on May 31, 2017.

The Board has subsequently determined that it was in the Company’s best interests to adopt the Jones Lang LaSalle Incorporated 2019 Stock Award and Incentive Plan (the Plan) in order to ensure the Company has sufficient shares available for grants after the proposed acquisition of HFF, Inc. The Plan will be effective as of the date the Plan is approved by the shareholders (the Effective Date). As of the Effective Date, no awards shall be made under the Former Plan. The Former Plan shall remain in effect for so long as awards thereunder remain outstanding. All awards granted pursuant to an award agreement under, and elections made pursuant to, the Former Plan prior to the Effective Date, shall remain in full force and effect in accordance with their terms and shall be administered in accordance with the terms and conditions of the Former Plan.

Increase in Number of Shares Reserved for Issuance

When we last asked for shareholder approval at our 2017 Annual Meeting for additional shares to be issued under the Former Plan, we projected that the 1,100,000 shares we were requesting at the time would be sufficient for several years of equity grants. That projection proved to be substantially accurate. There is a maximum of 2,286,045 shares of Common Stock reserved for issuance under the Former Plan.

As of March 31, 2019:

●	390,545 shares have been issued under the former plan;

●	Unvested full-value awards covering 664,511 shares of our Common Stock were outstanding;

●	Options and shares covering 0 shares of our Common Stock, with a weighted average exercise price of $0 and a weighted average remaining term of 0 years, were outstanding; and

●	1,239,347 shares were available for grant under the Former Plan.

Accordingly, based upon the recommendation of its Compensation Committee, which reviewed current market practices within comparator firms, our Board has unanimously approved, subject to shareholder approval at our 2019 Annual Meeting, that 400,000 shares be authorized for issuance under the Plan, which will be added to the number of shares available for award under the Former Plan as of immediately prior to the Effective Date (the Former Plan Shares).

The closing price of a share of our Common Stock on the NYSE as of April 8, 2019 was $154.76.

Information about Dilution, Overhang and Burn Rate

Dilution. The Board anticipates that the 400,000 additional shares being requested together with the Former Plan Shares will be sufficient to provide projected equity incentives for the Company's compensation plans for at least two years beyond 2019 assuming that its annual usage remains consistent with the 2018 equity grants made by the Company and HFF, Inc.

The new shares would represent approximately 0.88% of common shares outstanding as of December 31, 2018. The Board believes that this would represent a reasonable amount of potential dilution, given the strong incentive it also believes will be provided to employees to increase the value of the Company for all shareholders.

Overhang. We calculate our “overhang” as the sum of (a) stock options granted and outstanding plus (b) unvested shares of restricted stock plus (c) shares available for grant under plans divided by the sum of (a) common shares outstanding plus (b) the number of shares in the numerator.

Proxy Statement	Page | 49

Our current overhang is approximately 4.01%. Including the shares under the Plan (if authorized), the potential overhang from all outstanding stock incentive awards, and shares available for grant to employees, directors and consultants would be approximately 4.81%.

Burn Rate. We calculate our “total equity burn rate” as the (a) total number of equity-related awards in any given fiscal year divided by (b) the number of basic weighted average common shares outstanding for that fiscal year. For the statistics we provide in the following paragraph, we have not applied any premium to the full-value awards (as opposed to stock options or stock appreciation rights) that we may award under the Former Plan or prior plans.

Our historical total equity burn rate from shares issued under the Plan, calculated in terms of the average burn rate over the three-year period from January 1, 2016 through December 31, 2018, has been 0.56%.

The dilution, overhang and burn rate exclude our “noncompensatory” Employee Stock Purchase Plan (ESPP) and Jones Lang LaSalle Savings Related Option Plan (Save As You Earn or SAYE) program for U.K. employees. ESSP program purchases are broker-assisted on the open market. The SAYE plan allows for the purchase of stock at a 15% discount from the market price at the beginning of the plan's three- and five-year vesting periods and has a share pool independent of the Stock Award and Incentive Plan. These plans are further described in our annual report.

The Plan does not, by itself, authorize any payments or the issuance of any shares or any award, as we make actual awards under our individual long-term and short-term variable compensation plans. The future awards that we will make to eligible participants under the Plan are subject to the discretion of the Compensation Committee and, therefore, cannot be determined with certainty at this time.

Subject to the Plan's terms regarding adjustments, Section 5 of the Plan provides that no more than 250,000 shares of Common Stock may be earned in respect of Performance Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any single Participant for a single calendar year during a Performance Period, or in the event such Performance Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 250,000 shares of Common Stock on the last day of the Performance Period to which such Award relates, and the maximum amount that can be paid to any single Participant in any one calendar year pursuant to a cash compensation opportunity Award described in Section 11(a) of the Plan shall be $15,000,000.

We provide a summary description of the Plan below.

Description of the 2019 Stock Award and Incentive Plan

Set forth below is a summary of the material features of the 2019 Stock Award and Incentive Plan. The Plan is set forth in its entirety as Annex C to this Proxy Statement, and all descriptions of the Plan contained in this Proposal 4 are qualified by reference to Annex C.

Purpose

The purpose of the Plan is to provide a means through which the Company may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of common stock, to motivate such persons to achieve long-term Company goals and to more closely align their interests with those of the Company’s shareholders.

Types of Stock Awards

The Plan provides for the granting of restricted stock and restricted stock units (RSUs), performance awards, deferred stock awards, and other stock-based awards. The Plan also provides for the granting of stock options, including “incentive stock options” (ISOs) within the meaning of Section 422 of the Code and non-qualified stock options. Options granted under the Plan may be accompanied by stock appreciation rights (SARs). SARs may also be granted independently of options. An award agreement setting forth terms and conditions evidences each equity award.

Share Reserve

Subject to the Plan’s adjustment provisions, the Compensation Committee is authorized to deliver under the Plan 400,000 shares of Common Stock plus the number of shares available for new awards under the Former Plan calculated immediately prior to the Effective Date, subject to the individual participant’s limits discussed above.

Page | 50	Proxy Statement

Eligibility

We may make discretionary grants of awards under the Plan to any (i) employee, director or consultant or advisor of the Company or its direct and indirect subsidiaries and affiliates who the Compensation Committee determines to be eligible for participation in the Plan and (ii) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment, consultancy or service from the Company or its affiliates. ISOs, however, may only be granted to employees of the Company and its affiliates.

As of the date of this Proxy Statement, we have approximately 350 employees in positions typically receiving equity grants and 9 directors, all of whom would be eligible to participate in the Plan if selected by the Compensation Committee.

Plan Administration

The Compensation Committee shall administer the Plan. If a Compensation Committee member shall fail to qualify as an eligible director, such failure shall not invalidate any award granted by the Compensation Committee that is otherwise validly granted under the Plan, unless invalidation is required by applicable law or securities exchange requirement. Unless otherwise expressly provided in the applicable charter or bylaws, the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Compensation Committee shall be deemed the acts of the Compensation Committee.

Subject to the provisions of the Plan (including delegation of authority) and applicable law, the Compensation Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Compensation Committee by the Plan, to, in its discretion, : (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with awards; (iv) determine the terms and conditions of any award and award agreement; (v) determine whether, to what extent, and under what circumstances awards may be settled, adjusted, or exercised in cash, shares of Common Stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other awards or other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the participant or of the Compensation Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Compensation Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards; and (x) make any other determination, and take any other action, that the Compensation Committee deems necessary or desirable for the administration of the Plan.

Director Compensation

No non-employee director shall receive total compensation exceeding $750,000 for any fiscal year, which shall be inclusive of (i) the aggregate grant date value (calculated by multiplying the fair market value of a share of Common Stock on the date of grant by the aggregate number of shares subject to such award) of any awards granted during any fiscal year and (ii) cash. Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments.

No Repricing without Shareholder Approval

The Compensation Committee may not take any other action with respect to an option or SAR what is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange on which the Common Stock is listed.

No Liberal Share Recycling

Each share of Common Stock underlying an outstanding option under the Plan or Former Plan shall reduce the available shares by one (1) share. A number equal to the greater of each share available to be delivered upon exercise of a SAR and the number of shares underlying a SAR under the Plan or Former Plan shall reduce the available shares by one (1) share, other than a SAR that, by its terms, from and after the date of grant thereof is payable only in cash, in which case the available shares shall not be reduced. Each share of Common Stock delivered pursuant to, or otherwise underlying, an award under the Plan or Former Plan other than an option, SAR or substitute award, shall reduce the available shares by one (1) share. Use of shares of Common Stock to pay the required exercise price or tax obligations shall not be available again for other awards under the Plan. Shares underlying awards under the Plan or the Former Plan that are forfeited, cancelled, expire unexercised, or are settled in cash

Proxy Statement	Page | 51

shall be available again for Awards under the Plan. Shares repurchased by the Company with proceeds received from the exercise of an option issued under the Plan or the Former Plan, or shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an award, in either instance, shall not be added back or available for grant hereunder.

Options

All options granted under the Plan shall be Nonqualified Stock Options unless the applicable award agreement expressly states that the option is intended to be an Incentive Stock Option (ISO). ISOs shall be granted only to Eligible Persons who are employees of the Company and its affiliates, and no ISO shall be granted to any eligible person who is ineligible to receive an ISO under the Code. The exercise price per share of Common Stock for each option shall not be less than 100% of the fair market value of such share on the date of grant; provided, however, that, in the case of an ISO granted to an employee who, at the time of the grant of such option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any affiliate, the exercise price per share shall not be less than 110% of the fair market value per share on the date of grant. The exercise price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock having a fair market value on the date of exercise equal to the exercise price; provided, that such shares of Common Stock are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges; and (ii) by such other method as the Compensation Committee may permit in accordance with applicable law, in its sole discretion, including: (A) in other property having a fair market value on the date of exercise equal to the exercise price; or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a broker to sell the shares of Common Stock otherwise deliverable upon the exercise of the option and to deliver promptly to the Company an amount equal to the exercise price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the shares of Common Stock for which the option was exercised that number of shares of Common Stock having a fair market value equal to the aggregate exercise price for the shares of Common Stock for which the option was exercised. Options shall vest and become exercisable in such manner and on such date and dates, and expire after such period not to exceed ten years, in each case, as may be determined by the Compensation Committee and as set forth in the applicable award agreement. With respect to an ISO, the option period shall not exceed five years from the date of grant for a participant who on the grant date owns shares representing more than 10% of the voting power of all classes of shares of the company or any affiliate. Unless otherwise provided by the Compensation Committee in an award agreement, the unvested portion of an option shall expire upon termination of employment or service of the participant granted the option without consideration therefor, and the vested portion of such option shall remain exercisable for (A) one year following termination of employment or service by reason of such participant’s death or disability, but not later than the expiration of the option period or (B) ninety (90) days following termination of employment or service for any reason other than such participant’s death or disability, and other than such participant’s termination of employment or service for cause, but not later than the expiration of the option period and (ii) both the unvested and the vested portion of an option shall automatically expire upon the termination of the participant’s employment or service by the Company for cause without consideration therefor.

SARs

SARs may be granted under the Plan. SARs allow the participant to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Any stock option granted under the Plan may include tandem SARs. The Compensation Committee may also award SARs independent of any stock option grant. Subject to the provisions of the Plan, the Compensation Committee determines the terms of SARs, including when such rights vest and become exercisable and whether to settle such awards in cash or with shares of our common stock, or a combination thereof. The specific terms will be set forth in an award agreement.

Restricted Stock and RSUs

Restricted stock and RSUs may be granted under the Plan. Restricted stock is a grant of shares of our Common Stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the Compensation Committee. Restricted stock units (RSUs) are unfunded and unsecured promises to deliver shares of Common Stock, cash, or other securities or other property, subject to certain conditions under the Plan. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the Compensation Committee and/or continued service. The Compensation Committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock generally will have voting rights with respect to such shares upon grant without regard to vesting, unless the Compensation Committee provides otherwise. Shares that do not vest for any reason will be forfeited by

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the participant and will revert to the Company. The specific terms will be set forth in an award agreement. Dividends and other distributions will be credited with respect to restricted shares and will be distributed only if when, and to the extent, the related restricted shares vest. Dividends and other distributions credited with respect to any shares that do not vest will be forfeited.

Other Stock-Based Awards

Other stock-based awards may be granted under the Plan. The Compensation Committee may issue unrestricted shares of Common Stock, or other awards denominated in shares of Common Stock, whether restricted or unrestricted and whether current or deferred, under the Plan to eligible persons, either alone or in tandem with other awards, in such amounts as the Compensation Committee shall from time to time in its sole discretion determine. Each other stock-based award granted under the Plan shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable award agreement

Performance Awards

Performance awards may be granted under the Plan. With regard to a particular performance period, the Committee shall have sole discretion to select the length of such performance period, the type(s) of Performance Awards to be issued, the performance measure(s) that will be used to establish the performance goal(s), the kind(s) and/or level(s) of the performance goals(s) that is (are) to apply and all other relevant terms and conditions.

The Committee in its sole discretion shall select one or more performance measures to use for any Performance Award, the form and type of equity award that will be granted under the Plan, and the form of payout (shares of Common Stock and/or cash) of any Performance Awards.

The Compensation Committee shall have sole discretion to alter the governing performance measure(s) and goal(s) without obtaining shareholder approval of such alterations.

Dividend Equivalents

No dividend equivalents shall be granted in connection with an Option or an SAR. Unless otherwise provided in an award agreement, each RSU shall include the right to receive dividend equivalents. Dividend equivalents will accumulate and be withheld until the applicable RSUs upon which the dividend equivalents are awarded vest and any dividend equivalent payments that have accumulated and have been withheld by the Committee and attributable to any particular RSU shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalent payments then due. Upon the vesting and settlement of RSUs that include Dividend Equivalents, the dividend equivalents attributable to such RSUs shall expire automatically. Unless otherwise provided in an award agreement, each other stock based award shall include the right to receive dividend equivalents. Dividend equivalents will accumulate and be withheld until the applicable other stock based award upon which the dividend equivalents are awarded vest (if subject to vesting) and any dividend equivalent payments that have accumulated and have been withheld by the Committee and attributable to any particular other stock based award shall be distributed in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividend equivalent payments then due. Upon the vesting and settlement of other stock-based awards that include dividend equivalents, the dividend equivalents attributable to such other stock based award shall expire automatically. The Committee may grant dividend equivalents in respect of Performance Awards. Unless otherwise provided in an award agreement, no Performance Award shall include the right to receive dividend equivalents. Any dividend equivalents granted in respect of Performance Awards will accumulate and be withheld until the applicable Performance Awards upon which the dividend equivalents are awarded vest and any dividend equivalent payments that have accumulated and have been withheld by the Committee and attributable to any particular Performance Awards shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividend equivalent payments then due. Upon the vesting and settlement of Performance Awards that include dividend equivalents, the dividend equivalents attributable to such Performance Awards shall expire automatically.

Deferred Stock

The Compensation Committee may permit a participant to elect, at such times and in accordance with the rules and procedures adopted by the Compensation Committee (and in accordance with Code Section 409A) to receive all or any portion of such participant’s salary, bonus and/or retainer (in the case or a director), including any cash or share award (other than stock options and SARs), either in the form of a number of shares of deferred stock equal to the quotient of the amount of salary, bonus or other permissible category to be paid in the form of deferred stock divided by the fair market value of one share of Common Stock on the date such salary, bonus, retainer or other permissible award would otherwise be paid in cash

Proxy Statement	Page | 53

or distributed in shares (and pursuant to such other terms and conditions as the Compensation Committee may determine). Except as otherwise provided in an award agreement, dividend equivalents will be credited on deferred stock. Deferred stock will be paid to the participant in the number of shares of Common Stock equal to the number of shares of deferred stock credited to the participant (with fractional shares paid in cash). The payment date will be specified in the applicable award agreement or deferral agreement (provided that such payment date is compliant with Code Section 409A).

Changes in Capital Structure and Similar Events

In the event of (i) any extraordinary dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including a Change in Control) that affects the shares of Common Stock; or (ii) unusual or nonrecurring events (including a Change in Control) affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including adjusting the number and terms of shares of Common Stock, providing for substitution or assumption of awards, and cancelling awards in connection with the Plan.

Effect of Change in Control

The Plan provides that if a Change in Control occurs and, during the two-year period immediately following the consummation of such change in control, a participant incurs an involuntary termination of service without cause, such participant shall be entitled to the following treatment with respect to his or her awards (as applicable): (A) each option and SAR that is at the time outstanding under the Plan shall become fully vested and exercisable with respect to all shares of Common Stock covered thereby; (B) the restricted period shall expire and restrictions applicable to all outstanding restricted stock awards and restricted stock units shall lapse and such awards shall become fully vested; and (C) the pro-rata portion of any performance awards for any performance period that was in effect at the date of termination of service, calculated as to each such performance award assuming that any performance goal will have been achieved (for the entire performance period) at the level of the actual results achieved, if available, or, if not available, then at the target level.

Clawback of Equity Awards

Notwithstanding any provision in the Plan or in any award agreement to the contrary, amounts payable or to be provided under the Plan shall be subject to claw-back or disgorgement, to the extent applicable, under the Company’s compensation clawback and recoupment policies (or similar policies of general applicability), as in effect and as may be amended from time to time.

Plan Amendment, Termination

The Board has the authority to amend, suspend, or terminate the Plan provided such action does not materially and adversely affect the existing rights of any participant and, provided further, that certain amendments will require shareholder approval. The Plan will automatically terminate on the tenth anniversary of the Effective Date unless we terminate it sooner.

U.S. Federal Tax Aspects

The following is a brief summary of the current federal income tax consequences that generally apply with respect to awards that may be granted under the Plan and is based upon laws, regulations, rules and decisions now in effect, all of which are subject to change. The following summary is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the Plan. This summary does not describe any foreign, state or local tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to the Company and its subsidiaries under certain circumstances (and references to Company in this section include the applicable subsidiary, if any). This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to awards under the Plan. Tax consequences are not guaranteed.

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Nonqualified Stock Options

The grant of nonqualified stock options generally should have no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonqualified stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares of Common Stock, any additional gain or loss generally will be taxed to the option holder as either short-term or long-term capital gain or loss depending on how long the shares were held.

Incentive Stock Options

The grant and exercise of ISOs generally should have no federal income tax consequences to the Company. The grant and exercise of ISOs generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an ISO, the option holder treats the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of Common Stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Common Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the sale price received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain or loss realized by the option holder on the disposition of the Common Stock will be taxed as short-term or long-term capital gain or loss, as applicable.

Stock Appreciation Rights

The grant of SARs generally has no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Restricted Stock

The recipient of restricted stock normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock) and the Company generally will be entitled to a corresponding tax deduction (subject to limitations under Section 162(m) of the Code). If the recipient subsequently disposes of the shares of Common Stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of Common Stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

Restricted Stock Units

The grant of restricted stock units generally should have no federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to limitations under Section 162(m) of the Code).

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Deferred Stock Awards

Deferred stock awards are designed to be compliant with Code Section 409A. The participant will generally recognize ordinary income at the time the Company settles the participant’s deferred stock account (or portion thereof). The Company will generally be allowed a federal income tax deduction equal to the same amount that the recipient receives as ordinary income (subject to the limitations under Section 162(m) of the Code).

Dividend Equivalent Rights

No taxable income should be recognized upon receipt of a dividend equivalent right award. A participant will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid on an unrestricted basis to the participant. The amount of that income will be equal to the fair market value of the cash, securities or other property received. The Company will generally be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the participant of the dividend equivalent right award at the time the dividend or distribution is paid to such participant. That deduction will generally be taken for the taxable year in which such ordinary income is recognized.

Other Stock Awards. The federal income tax consequences of other stock awards will depend on the form of such awards.

Performance Awards. The federal income tax consequences of other stock awards will depend on the form of such awards.

Code Section 162(m)

Code Section 162(m) imposes an annual $1,000,000 limit on the tax deduction allowable for compensation paid in any one year to a “covered employee” of the Company. The prior exception for compensation that constituted so-called “performance-based” compensation was eliminated by the Tax Cuts and Jobs Act of 2017.

Code Sections 280G and 4999

Code Sections 280G and 4999 impose penalties on persons who pay and persons who receive so-called excess parachute payments. A parachute payment is the value of any amount that is paid to Company officers (or other disqualified individuals) on account of a change in control. If total parachute payments from all sources including but not limited to stock-based compensation plans — equal or exceed three times an officer’s (or other disqualified individuals’) base amount, meaning his or her five-year average taxable compensation, a portion of the parachute payments above one times the base amount will constitute an excess parachute payment. Because of Code Section 4999, the officer (or other disqualified individual) must pay an excise tax equal to 20% of the total excess parachute payments. This tax is in addition to other federal, state, and local income, wage, and employment taxes imposed on the individual’s change in control payments. Moreover, because of Section 280G, the company paying the compensation is unable to deduct the excess parachute payment.

Benefits to which participants are entitled under the Plan and associated award agreements could constitute parachute payments under sections 280G and 4999 if a change in control of the Company occurs. If this happens, the value of each participant’s parachute payment arising under the Plan must be combined with other parachute payments the same participant may be entitled to receive under other agreements or plans with the Company or a related entity, such as an employment agreement or a severance agreement.

Code Section 409A

Code Section 409A provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Code Section 409A also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Unless otherwise provided by the Compensation Committee, awards granted under the Plan generally are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. The Company does not guarantee to any participant that the Plan or any award granted under the Plan complies with or is exempt from Section 409A of the Code, and the Company will not have any liability to, or obligation to indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

New Plan Benefits

Because benefits under the Plan will depend on the Compensation Committee’s determinations in the future, it is not possible to determine at this time the benefits that might be received by our employees, directors, consultants or advisers if the Plan is approved.

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AUDIT MATTERS

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of KPMG LLP as JLL’s independent registered public accounting firm for 2019. A proposal to ratify this appointment will be presented at the 2019 Annual Meeting. We are asking our shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019.

Although we are not required to seek shareholder ratification of this appointment, the Board believes that doing so is consistent with corporate governance best practices. If the appointment is not ratified, the Audit Committee will explore the reasons for shareholder rejection and will reconsider the appointment. The Audit Committee retains the right to appoint a substitute independent registered public accounting firm at any time during 2019 for any reason whatsoever.

The Board unanimously recommends you vote FOR ratification of such appointment.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For a number of years, KPMG LLP has been the independent registered public accounting firm that audits the financial statements of JLL and most of its subsidiaries. JLL expects that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

Audit and Non-Audit Fees

The following table presents fees for the professional services that KPMG LLP rendered for the audit of the Company’s annual financial statements (including auditing the Company’s internal controls over financial reporting for purposes of Section 404 of the Sarbanes-Oxley Act of 2002), audit related fees, tax fees, and fees billed for other services during 2018 and 2017 (the fees shown are in thousands (000’s)).

Fees for the year ended on December 31	2018	2017
Audit Fees	$8,337	$7,409
Audit Related Fees	$1,135	$1,214
Tax Fees	$188	$362
All Other Fees	$0	$0
Total	$9,660	$8,985

Audit Fees. These amounts represent those fees of KPMG necessary to perform an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and quarterly reviews of the consolidated financial statements of JLL. This includes fees for review of the tax provision and fees for accounting consultations on matters reflected in the consolidated financial statements. Audit Fees also include services required by statute or regulation (foreign or domestic), such as comfort letters, consents, reviews of SEC filings, and statutory audits in non-U.S. locations.

Audit Related Fees. Audit related fees are comprised of fees for employee benefit plan audits, internal control related matters and services not required by statute or regulation.

Tax Fees. Tax fees are comprised of fees for tax compliance, tax planning and tax advice. Tax planning and tax advice encompasses a diverse range of services, including consultation, research, and assessment of tax planning initiatives, assistance with tax audits and appeals, employee benefit plans and requests for rulings or technical advice from taxing authorities.

All Other Fees. All other fees would consist of fees for all other non-audit services. There were no such other services provided in 2018 or 2017.

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Pre-Approval of Audit and Permitted Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has established a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. At each of its meetings, the full Audit Committee considers, and approves or rejects, any proposed services and fee estimates that are presented by the Company’s management. The Chairman of the Audit Committee has been designated by the Audit Committee to consider approval of services arising between meetings that were not pre-approved by the Audit Committee. Services approved by the Chairman are ratified by the full Audit Committee at its next regular meeting. For each proposed service, the independent registered public accounting firm provides supporting documentation detailing the service and an estimate of costs. During 2018, the Audit Committee pre-approved all services performed by the independent registered public accounting firm.

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AUDIT COMMITTEE REPORT

As more particularly described above under “Corporate Governance Principles and Board Matters,” the Audit Committee of the Board is responsible for providing independent, objective oversight of JLL’s accounting functions and internal and disclosure controls. The Audit Committee is composed of five Directors, each of whom is independent as defined by the New York Stock Exchange listing standards in effect at the time of mailing of this Proxy Statement and by applicable Securities and Exchange Commission rules. The Audit Committee operates under a written charter, which has been approved by the Board of Directors and is available on the Company’s public website at https://ir.jll.com/corporate-governance/governance-documents/default.aspx.

Management is responsible for JLL’s internal and disclosure controls and its financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of JLL’s consolidated financial statements and the effective operation of internal controls over financial reporting, all in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2018 audited financial statements as well as the Company’s internal controls over financial reporting for which an attestation by such firm is required under Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with KPMG its evaluation of the accounting principles, practices and judgments applied by management, and any items required to be communicated to it by KPMG in accordance with regulations promulgated by the SEC and the PCAOB including the matters required to be discussed by applicable requirements of the PCAOB and the SEC. The Audit Committee also received written disclosures from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board (United States) regarding such firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with KPMG LLP that firm’s independence under the relevant standards. The Audit Committee also reviewed the selection, application and disclosure of our critical accounting policies pursuant to SEC Financial Release No. 60, “Cautionary Advice Regarding Disclosure of Critical Accounting Policies.”

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in JLL’s Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the SEC.

The Audit Committee

Ann Marie Petach (Chairman) Matthew Carter, Jr. Bridget Macaskill Martin H. Nesbitt Sheila A. Penrose

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	Why am I receiving these materials?

A:

The Board is providing these proxy materials to you in connection with our 2019 Annual Meeting of Shareholders. The Annual Meeting will take place at 9:00 a.m. local time, on Wednesday, May 29, 2019, at the JLL office located at 8343 Douglas Avenue, Suite 100, Dallas, Texas 75225. We first released this Proxy Statement to our shareholders on or about April 18, 2019.

As one of our shareholders of record on the Record Date, you are invited to attend the Annual Meeting. You are also entitled to vote on each of the matters we describe in this Proxy Statement.

Q:	Why is JLL making these materials available over the Internet rather than mailing them?

A:

Under the “Notice and Access Rule” that the SEC has adopted, we may furnish proxy materials to our shareholders on the Internet rather than mailing printed copies of those materials to each shareholder. This helps us meet our sustainability goals and it will save significant postage, printing, and processing costs. If you received a Notice Regarding the Availability of Proxy Materials (Notice of Internet Availability) by mail, you will not receive a printed copy of our proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you about how to (1) access and review our proxy materials on the Internet and (2) access your proxy card to vote on the Internet or by telephone.

Q:	How can I have printed copies of the proxy materials mailed to me?

A:

If you received a Notice of Internet Availability by mail and you would prefer to receive a printed copy of our proxy materials, including a paper proxy card, please follow the instructions included in the Notice of Internet Availability.

Q:	What information does this Proxy Statement contain?

A:

The information in this Proxy Statement includes the proposals on which our shareholders will vote at the Annual Meeting, the voting process, the compensation of our Directors and certain executive officers, corporate governance, and certain other required information. It includes the information about JLL that we are required to disclose as the basis for your decision about how to vote on each proposal.

Q:	What other information are you furnishing with this Proxy Statement?

A:

Our 2018 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2018, has been made available on the Internet to all shareholders entitled to vote at the Annual Meeting and who received the Notice of Internet Availability. You may also view our 2018 Annual Report and this Proxy Statement at https://ir.jll.com/company-information/investor-toolkit/default.aspx in the “Investor Toolkit” section of the Investor Relations section.

You may obtain a paper copy of our 2018 Annual Report and this Proxy Statement without charge by writing the JLL Investor Relations Department at the address of our principal executive office, 200 East Randolph Drive, Chicago, Illinois 60601, or by emailing JLLInvestorRelations@jll.com.

Q:	What items of business will be voted on at the Annual Meeting?

A:	The four items of business scheduled to be voted on at the Annual Meeting are:

●

Proposal 1: The election of ten Directors identified in this Proxy Statement to serve one-year terms until the 2020 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

●	Proposal 2: Approval, on an advisory basis, of named executive officer compensation (say-on-pay);

●	Proposal 3: Approval the 2019 Stock Award and Incentive Plan; and

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●	Proposal 4: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares as follows:

●	FOR each of the ten Director nominees to the Board;

●	FOR the non-binding advisory say-on-pay vote approving executive compensation;

●	FOR the approval of the 2019 Stock Award and Incentive Plan; and

●	FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019.

Q:	What shares may I vote?

A:

Only shareholders of record of JLL’s Common Stock (NYSE: JLL), $0.01 par value per share, at the close of business on Friday, March 15, 2019, the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. For the purpose of determining whether a quorum is present at the Annual Meeting, we will count shares of Common Stock represented in person or by properly executed proxy. Each share of Common Stock is entitled to one vote on all matters voted upon by shareholders and is entitled to vote for as many persons as there are Directors to be elected. Based on the information we have received from Computershare, our transfer agent and stock registrar, there were 45,738,607 voting shares of Common Stock outstanding on the Record Date. The shares of our Common Stock are held in approximately 345 registered accounts. According to Broadridge Investor Communications, those registered accounts represent approximately 46,456 beneficial owners (which we believe includes the number of individual holders in certain reported mutual funds that hold our shares).

Q:	How can I attend the Annual Meeting?

A:

You are entitled to attend the Annual Meeting only if you were a JLL shareholder as of the close of business on Friday, March 15, 2019 or you hold a valid proxy for the Annual Meeting. You should be prepared to present a photo identification for admittance. In addition, if you are a shareholder of record, we will verify your name against the list of shareholders of record on the Record Date prior to admitting you to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker, trustee, or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to March 15, 2019, a copy of the voting instruction card furnished to you, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, we reserve the right not admit you to the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?

A:

You may vote in person at the Annual Meeting those shares you hold in your name as the shareholder of record. You may vote in person at the Annual Meeting shares you hold beneficially in street name only if you obtain a legal proxy from the broker, trustee, or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. Shareholders may deliver their proxies either:

●	Electronically over the Internet at www.proxyvote.com;

●	By telephone (please see your proxy card for instructions); or

●	By requesting, completing, and submitting a properly signed paper proxy card as outlined in the Notice of Internet Availability.

Proxy Statement	Page | 61

Q:	May I change my vote or revoke my proxy?

A:	You may change your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by:

●	Granting a new proxy bearing a later date (which automatically revokes the earlier proxy);

●	Providing a written notice of revocation prior to your shares being voted; or

●	Attending the Annual Meeting and voting in person.

A written notice of revocation must be sent to our Corporate Secretary at the address of our principal executive office, which we provide above. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee, or nominee or (2) if you have obtained a legal proxy from your broker, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of our Common Stock that are issued and outstanding and are entitled to vote must be present in person or represented by proxy.

Q:	What is the voting requirement to approve each of the proposals?

A:

The table below details information regarding the proposals to be voted on at the Annual Meeting, the Board's recommendation on how to vote on each proposal, the votes required to approve each proposal and the effect of abstentions and broker non-votes.

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effects of Abstentions	Effect of Broker Non-Votes
Proposal 1: Election of ten Directors identified in this Proxy Statement to serve one-year terms until the 2020 Annual Meeting of Shareholders and until their Successors are duly elected and qualified	For, Against or Abstain on each nominee	FOR each nominee	Majority of votes cast with respect to each such nominee	No effect	No effect
Proposal 2: Approval, by non-binding vote, of named executive officer compensation	For, Against or Abstain	FOR	Majority of votes cast	No effect	No effect
Proposal 3: Approval of the 2019 Stock Award and Incentive Plan	For, Against or Abstain	FOR	Majority of votes cast	Treated as votes Against pursuant to NYSE rules	No effect
Proposal 4: Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019	For, Against or Abstain	FOR	Majority of votes cast	No effect	Brokers have discretion to vote

Although the advisory vote on executive compensation is non-binding, our Board will review the result of the vote and, consistent with our philosophy of shareholder engagement, will take it into account in making a determination concerning executive compensation in the future.

Q:	What happens if I sign but do not give specific voting instructions on my proxy?

A:

If you hold shares in your own name and you submit a proxy without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement.

If you hold shares through a broker, trustee or other nominee and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will not have the authority to exercise discretion to vote your shares (commonly called “broker non-votes”) on any proposal other than the proposal for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019.

Page | 62	Proxy Statement

Q:	What happens if a Director does not receive a majority of the votes cast for him or her?

A:

Under our By-Laws, if a Director does not receive the vote of at least the majority of the votes cast, that Director will promptly tender his or her resignation to the Board. Our Nominating and Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board is required to take action with respect to the resignation, and publicly disclose its rationale, within 90 days from the date of the certification of the election results. If a resignation is not accepted by the Board, the Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. We provide additional details about our majority voting procedures under “Corporate Governance Principles and Board Matters” above.

Q:	What is householding?

A:

As permitted by the Securities and Exchange Act of 1934 (as amended, the Exchange Act), only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless the shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. This is known as “householding.” The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to our Corporate Secretary at the address of our principal executive office, which we provide above. Shareholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our registrar and transfer agent, Computershare, to request that only a single copy of the Proxy Statement be mailed in the future. You may contact Computershare by phone at +1.866.210.8055 or by mail at 462 South Fourth Street, Louisville, Kentucky 40202. Beneficial owners should contact their bank, broker, or other nominee.

Q:	What should I do if I receive more than one set of voting materials?

A:

There are circumstances under which you may receive more than one Notice of Internet Availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Notice. Please vote each different proxy you receive, since each one represents different shares that you own.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Form 8-K filing with the SEC within four business days after the date of the Annual Meeting.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Shareholders or to nominate individuals to serve as Directors?

A:

Shareholder proposals intended to be presented at the 2020 Annual Meeting and included in JLL’s Proxy Statement and form of proxy relating to that Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by JLL at our principal executive office by December 18, 2019.

Our By-Laws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted to our Corporate Secretary at our principal executive office not later than February 29, 2020 and not earlier than January 30, 2020. In addition, any shareholder intending to nominate a candidate for election to the Board at the 2020 Annual Meeting must give timely written notice to our Corporate Secretary at our principal executive office not later than February 29, 2020 and not earlier than January 30, 2020.

Shareholders may, subject to and in accordance with our By-Laws, recommend director candidates for consideration by the Nominating and Governance Committee. The recommendation must be delivered to our Corporate Secretary, who will forward the recommendation to the Nominating and Governance Committee for consideration.

Under certain circumstances, shareholders may also submit nominations for Directors for inclusion in our proxy materials by complying with the requirements in our By-Laws. We provide more information regarding proxy access under “How do I nominate a director using the Company’s proxy materials?” below.

Proxy Statement	Page | 63

Q:	How do I nominate a director using the Company’s proxy materials?

A:

In March 2018, our Board adopted a “Proxy Access for Director Nominations” bylaw after engaging with a number of our shareholders. The proxy access bylaw permits a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding Common Stock continuously for at least three years as of the date of the notice of nomination, to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder and nominee satisfy the requirements set forth in our By-Laws. Pursuant to our By-Laws, to be timely for inclusion in the proxy materials for the 2020 Annual Meeting of Shareholders, we must receive a shareholder’s notice to nominate a director using the Company’s proxy materials by no later than December 18, 2019 and no earlier than November 18, 2019. Such notice should be addressed to the Corporate Secretary at our principal executive office and contain the information required by our By-Laws under Article III, Section 15.

Q:	Who will pay the cost of this proxy solicitation?

A:

We have hired D.F. King & Co., Inc. to assist us in the solicitation of votes. We will pay D.F. King a fee of $9,500 plus customary costs and expenses for their services. We have agreed to indemnify D.F. King against certain liabilities arising out of or in connection with their services.

Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for forwarding proxy and solicitation materials to shareholders.

Page | 64	Proxy Statement

ANNEX A RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP or referred to herein as reported). However, management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:

(i) Fee revenue and Fee-based operating expenses,

(ii) Adjusted EBITDA and Adjusted EBITDA margin, and

(iii) Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share.

However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with GAAP. Any measure that eliminates components of a company’s capital structure, cost of operations or investment, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the Company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.

Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures

Gross Contract Costs represent certain costs associated with client-dedicated employees, and third-party vendors and subcontractors and are indirectly reimbursed through the fee we receive. These costs are presented on a gross basis in Operating expenses with the corresponding fee in Revenue before reimbursements. However, as we generally earn little to no margin on such costs, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.

Net Non-Cash Mortgage Servicing Rights (“MSR”) and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated net cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets & Hotels business line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how we manage and evaluate performance because the excluded activity is non-cash in nature.

Impact of December 2017 Tax Cuts and Jobs Act Enactment reflects the transition tax on the deemed repatriated earnings of foreign subsidiaries and the remeasurement of U.S. deferred tax assets. For 2017, the provisional estimate of the total impact was $125.9 million. The $47.0 million of additional expense in 2018 represents the true-up to the provisional amounts recorded in 2017. Such activity is excluded as the amount relates predominantly to accumulated foreign earnings, net of tax credits, realized over many years with cash obligations to be paid over eight years beginning in 2019. Therefore, these amounts are not considered indicative of core operating results.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition and integration-related charges, including non-cash fair value adjustments to assets and

Proxy Statement	A-1

liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.

Gain on Disposition reflects the net gain recognized on the sale of a business in the Asia Pacific reporting segment. Given the low frequency of business disposals by the company historically, the gain directly associated with such activity is excluded as it is not considered indicative of core operating performance.

Reconciliation of Non-GAAP Financial Measures

Below are the reconciliations of revenue to fee revenue and operating expenses to fee-based operating expenses.

	Year Ended December 31,
($ in millions)	2018	2017
Revenue	$16,318.4	$14,453.2
Reimbursements	(7,228.9)	(6,485.8)
Revenue before reimbursements	9,089.5	7,967.4
Gross contract costs	(2,595.0)	(2,215.5)
Net non-cash MSR and mortgage banking derivative activity	(8.3)	(15.7)
Fee revenue	$6,486.2	$5,736.2

Operating expenses	$15,611.5	$13,907.3
Reimbursed expenses	(7,228.9)	(6,485.8)
Gross contract costs	(2,595.0)	(2,215.5)
Fee-based operating expenses	$5,787.6	$5,206.0

Operating income	$706.9	$545.9

Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") represents EBITDA attributable to common shareholders (“EBITDA”) further adjusted for certain items we do not consider directly indicative of our ongoing performance in the context of certain performance measurements.

	Year Ended December 31,
($ in millions)	2018	2017
Net income attributable to common shareholders	$484.1	$276.0
Add:
Interest expense, net of interest income	51.1	56.2
Provision for income taxes	214.3	256.3
Depreciation and amortization	186.1	167.2
EBITDA	$935.6	$755.7
Adjustments:
Restructuring and acquisition charges	38.8	30.7
Gain on disposition	(12.9)	—
Net non-cash MSR and mortgage banking derivative activity	(8.3)	(15.7)
Adjusted EBITDA	$953.2	$770.7

Net income margin attributable to common shareholders	5.3%	3.5%
Adjusted EBITDA margin	14.9%	13.4%

A-2	Proxy Statement

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA and (ii) the Adjusted EBITDA margin (on a fee-revenue basis), on a local currency basis.

	Year Ended December 31,
($ in millions, except per share data)	2018	2017
Net income attributable to common shareholders	$484.1	$276.0
Diluted shares (in thousands)	45,931	45,758
Diluted earnings per share	$10.54	$6.03

Net income attributable to common shareholders	$484.1	$276.0
Adjustments:
Restructuring and acquisition charges	38.8	30.7
Net non-cash MSR and mortgage banking derivative activity	(8.3)	(15.7)
Amortization of acquisition-related intangibles	29.4	31.1
Gain on disposition	(12.9)	—
Impact of Tax Cuts and Job Act enactment	47.0	125.9
Tax impact of adjusted items	(15.5)	(22.1)
Adjusted EBITDA	$562.6	$425.9
Diluted shares (in thousands)	45,931	45,758
Adjusted diluted earnings per share	$12.25	$9.31

Reconciliation of Compensation Committee Financial Measures

For purposes of the CD&A, below is a reconciliation of Net income attributable to common shareholders to EBITDA and AIP adjusted EBITDA.

Year Ended December 31,
($ in millions)	2018
Net income attributable to common shareholders	$484.1
Add:
Interest	51.1
Provision for income taxes	214.3
Depreciation and amortization	186.1
EBITDA	$935.6
Adjustments:
Qualifying restructuring and acquisition charges (1)	9.0
Net non-cash MSR and mortgage banking derivative activity	(8.3)
AIP adjusted EBITDA	$936.3

(1)	Represents the portion of the $38.8 million total Restructuring and acquisition charges for the year ended December 31, 2018, which the Compensation Committee adds back in the calculation.

Proxy Statement	A-3

For purposes of the CD&A, below is a reconciliation of Net income attributable to common shareholders to Compensation Committee adjusted net income attributable to common shareholders.

Year Ended December 31,
($ in millions)	2018
Net income attributable to common shareholders	$484.1
Adjustments:
Qualifying restructuring and acquisition charges (1)	9.0
Net non-cash MSR and mortgage banking derivative activity	(8.3)
Amortization of acquisition-related intangibles	29.4
Impact of Tax Cuts and Jobs Act enactment	47.0
Tax impact of adjusted items	(9.9)
CC adjusted net income	$551.3

(1)	Represents the portion of the $38.8 million total Restructuring and acquisition charges for the year ended December 31, 2018, which the Compensation Committee adds back in the calculation.

For purposes of the CD&A, below is a reconciliation of Segment operating income to Compensation Committee segment operating income for the year ended December 31, 2018.

($ in millions)	Americas	EMEA	Asia Pacific	LaSalle	Consolidated
Segment operating income	$421.9	$77.0	$113.1	$133.7	$745.7
Less: Net non-cash MSR and mortgage banking derivative activity	(8.3)	—	—	—	(8.3)
Reallocation of overhead	(8.6)	3.2	0.1	5.3	—
CC segment operating income	$405.0	$80.2	$113.2	$139.0	$737.4

A-4	Proxy Statement

ANNEX B PAY RATIO EXCLUDED EMPLOYEES

Country	Number of Employees
Argentina	153
Bangladesh	17
Brazil	518
Chile	40
Columbia	63
Costa Rica	87
Czech Republic	4
Ecuador	3
Egypt	10
Hungary	2
Israel	48
Kazakhstan	1
Kenya	13
Malaysia	499
Mauritius	3
Mexico	249
Oman	4
Pakistan	5
Panama	25
Peru	21
Philippines	568
Poland	43
Romania	2
Serbia	1
South Africa	99
Sri Lanka	51
Switzerland	35
Ukraine	12
Uruguay	7
Viet Nam	160

Proxy Statement	B-1

ANNEX C STOCK AWARD AND INCENTIVE PLAN

Jones Lang LaSalle Incorporated
2019 Stock Award and Incentive Plan

, 2019

C-1	Proxy Statement

Jones Lang LaSalle Incorporated
2019 Stock Award and Incentive Plan
Table of Contents

Purpose	C-3
Definitions	C-3
Effective Date; Duration	C-7
Administration	C-8
Shares Subject to the Plan; Grant of Awards; Limitations	C-8
Eligibility	C-9
Options	C-9
Stock Appreciation Rights	C-11
Restricted Stock and Restricted Stock Units	C-12
Other Stock-Based Awards	C-13
Performance Awards	C-13
Deferred Stock	C-14
Changes in Capital Structure and Similar Events	C-15
Amendments and Termination	C-16
General	C-16

Proxy Statement	C-2

Jones Lang LaSalle Incorporated
2019 Stock Award and Incentive Plan

Jones Lang LaSalle Incorporated has previously established a 2017 Stock Award and Incentive Plan (the “2017 Plan”). The 2017 Plan is referred to herein as the “Former Plan.” The Former Plan was been authorized by the Company’s Board of Directors and approved by the Company’s shareholders.

The Board of Directors has determined that it is in the Company’s best interests to adopt this Jones Lang LaSalle Incorporated 2019 Stock Award and Incentive Plan (the “Plan”) in order to make certain changes that reflect best practices in executive compensation. The Plan shall be effective as of the Effective Date. As of the Effective Date, no awards shall be made under the Former Plan. The Former Plan shall remain in effect for so long as awards thereunder remain outstanding. All awards granted pursuant to an Award Agreement under, and elections made pursuant to, the Former Plan prior to the Effective Date shall remain in full force and effect in accordance with their terms and shall be administered in accordance with the terms and conditions of the Former Plan, as applicable.

1. Purpose. The purpose of the Plan is to provide a means through which the Company or its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company or its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Stock, to motivate such persons to achieve long-term Company goals and to more closely align their interests with those of the Company’s shareholders. Unless and until approved by the shareholders of Jones Lang LaSalle Incorporated, no shares of Common Stock shall be issued and no cash payments shall be made under the Plan.

2. Definitions. The following definitions shall be applicable throughout the Plan:

(a) “Affiliate” means (i) any direct or indirect Subsidiary of the Company or (ii) any other entity that, at the time of granting of an Award, is controlled by the Company and in which the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock (or equivalent equity-type security) of such entity; provided, that, with respect to Incentive Stock Options, the term shall only mean “subsidiary corporation” as defined in Section 424(f) of the Code; further, provided, that, with respect to the award of any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code, to the extent applicable, and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” (or, where legitimate business criteria exist as determined by the Committee, “at least 20 percent”) is used instead of “at least 80 percent.”

(b) “Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award, Dividend Equivalent Award, Deferred Stock Award, or Performance Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or (ii) in the absence of any such employment, consulting or similar services agreement (or the absence of any definition of “Cause” contained therein), the definition established for such term in an Award Agreement for such Award. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control” means a change in control of the Company which will be deemed to have occurred if:

(i) any “person,” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including the securities beneficially owned by

C-3	Proxy Statement

such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 2(f) or (B) other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding anything herein to the contrary, in any circumstance in which the definition of “Change in Control” under this Plan would otherwise be operative and with respect to which the additional tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term “Change in Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Change in Control” herein shall mean, but only for the transaction, event or circumstance so affected and the item of income with respect to which the additional tax under Section 409A of the Code would otherwise be imposed, a transaction, event or circumstance that is both (x) described in the preceding provisions of this definition, and (y) a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other binding interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee of the Board, as constituted from time to time, or a subcommittee thereof appointed for purposes of the Plan, or if no such committee or subcommittee shall be in existence at any relevant time, the term “Committee” for purposes of the Plan shall mean the Board; provided, however, that during any time that the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Eligible Directors as necessary in each case to satisfy the requirements of Rule 16b-3 under the Exchange Act with respect to Awards granted under the Plan; provided, further, that, if the Committee includes individuals who are not Eligible Directors then, to the extent permitted under applicable law and with respect to determinations made or to be made by it which are not otherwise delegated pursuant to the Plan, the Committee shall be deemed a subcommittee of only those individuals that constitute Eligible Directors, and those individuals who are not Eligible Directors shall be deemed excluded from the Committee.

(i) “Common Stock” means the Common Stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

Proxy Statement	C-4

(j) “Company” means Jones Lang LaSalle Incorporated, a corporation organized under the laws of the State of Maryland, or any successor corporation.

(k) “Data” has the meaning set forth in Section 15(z).

(l) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization; provided, for purposes of Sections 422 and 409A of the Code, as applicable, Date of Grant shall mean the date of grant determined in accordance with the requirements of Sections 422 and 409A of the Code, as applicable.

(m) “Deferral Account” has the meaning set forth in Section 12(d).

(n) “Deferral Election” has the meaning set forth in Section 12(c).

(o) “Deferred Compensation Award” means an Award that is subject to Code Section 409A.

(p) “Deferred Stock” means a right to receive payment in the form of shares of Common Stock (or measured by the value of shares) at the end of a specified deferral period.

(q) “Disability” or “Total and Permanent Disability” means (except as otherwise expressly provided in the Participant’s Award Agreement or, in the case of an Incentive Stock Option, in which case Disability shall have the definition in Section 22(e)(3) of the Code) a disability qualifying the Participant to receive benefits under the applicable total and permanent disability income plan provided by the Company or the subsidiary of the Company which employs the Participant. Notwithstanding anything herein to the contrary, in any circumstance in which the definition of “Disability” under this Plan would otherwise be operative and with respect to which the additional tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term “Disability” met the requirements of Section 409A(a)(2)(A)(ii) of the Code, then the term “Disability” herein shall mean, but only for the circumstances so affected and the item of income with respect to which the additional tax under Section 409A of the Code would otherwise be imposed, a “disability” within the meaning of Treasury Regulations Section 1.409A-3(i)(4).

(r) “Dividend Equivalent” means any right in respect of an Award to receive payments equal to dividends or property, if and when paid or distributed or, as applicable, following a period of vesting or restriction in accordance with the terms of the Plan, on shares of Common Stock.

(s) “Effective Date” means the date the Plan is approved by shareholders.

(t) “Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(u) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment, consultancy or service from the Company or any of its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(w) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(x) “Fair Market Value” means, as of any date, the fair market value of Common Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith or otherwise permitted by the Plan (including with respect to Substitute Awards), the closing price of a share of Common Stock as reported on the principal securities exchange or market on which the Common Stock is then listed or principally traded. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee in its discretion. To the extent applicable as determined by the Committee, Fair Market Value will be determined in accordance with Code Section 409A.

(y) “Former Plan” has the meaning ascribed it in the preamble hereto.

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(z) “Immediate Family Members” has the meaning set forth in Section 15(b).

(aa) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan and Section 422 of the Code.

(bb) “Nonqualified Stock Option” means an Option that is not designated by the Committee, or which does not qualify, as an Incentive Stock Option.

(cc) “Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

(dd) “Option” means an Award granted under Section 7 of the Plan.

(ee) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ff) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(gg) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(hh) “Performance Award” means an Award granted under this Plan subject to Section 11 of the Plan.

(ii) “Permitted Transferee” has the meaning set forth in Section 15(b) of the Plan.

(jj) “Person” means any individual or entity, including a corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated association, government or governmental agency or authority.

(kk) “Plan” means this Jones Lang LaSalle Incorporated 2019 Stock Award and Incentive Plan, as amended from time to time.

(ll) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(mm) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(nn) “Restricted Stock” means shares of Common Stock, subject to certain specified restrictions (including a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(oo) “Retirement” means, in each of the cases set forth below, the following:

(i) Grants On or After the Effective Date to Employees Hired Prior to January 1, 2015. Effective for all Awards made on or after the Effective Date to Participants who were hired prior to January 1, 2015, the standard definition of “Retirement” for purposes of each such Award shall mean the termination of employment when any one of the following conditions has been met:

(A) For such Participants who were 52 years old on January 1, 2015, (1) being at least fifty-five (55) years old with at least ten (10) years of service to the Company and its Affiliates, (2) being at least fifty-five (55) years old and having any combination of age plus years of service to the Company and its Affiliates equal to at least sixty-five (65) or (3) attainment of the statutory retirement age as defined within the country of the Participant’s residence or citizenship, as applicable.

(B) For such Participants who were 48 years old or older but younger than 52 years old on January 1, 2015, (1) being at least fifty-seven (57) years old with at least eight (8) years of service to the Company and its Affiliates, (2) being at least fifty-seven (57) years old and having any combination of age plus years of service to the Company and its Affiliates equal to at least sixty-five (65) or (3) attainment of the statutory retirement age as defined within the country of the Participant’s residence or citizenship, as applicable.

(C) For such Participants who were younger than 48 years old on January 1, 2015, (1) being at least sixty (60) years old with at least five (5) years of service to the Company and its Affiliates, (2) being at least sixty (60) years old and having any combination of age plus years of service to the Company and its Affiliates equal to at least sixty-five (65) or (3) attainment of the statutory retirement age as defined within the country of the Participant’s residence or citizenship, as applicable.

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(ii) Grants On or After the Effective Date to Employees Hired On or After January 1, 2015. Effective for all Awards made to Participants hired on or after January 1, 2015, the standard definition of “Retirement” for purposes of each such Award shall mean the termination of employment when any one of the following conditions has been met: (1) being at least sixty (60) years old with at least five (5) years of service to the Company and its Affiliates, (2) being at least sixty (60) years old and having any combination of age plus years of service to the Company and its Affiliates equal to at least sixty-five (65) or (3) attainment of the statutory retirement age as defined within the country of the Participant’s residence or citizenship, as applicable. In the case of a Participant who was previously employed by the Company and was re-hired on or after January 1, 2015, prior service will be recognized and he or she will be covered by clause (i) above depending on his or her age on January 1, 2015. In the case of a Participant who becomes employed by the Company as the result of a merger or acquisition, the definition of “Retirement” shall be governed by the applicable contractual documentation related to the transaction, but in the absence thereof then prior service will be recognized and he or she will be covered by clause (i) above depending on his or her age on January 1, 2015.

In addition, in the cases of each of clauses (i) and (ii) above, (1) the Company or the Committee may in its discretion impose on a Participant additional conditions regarding non-competition and non-solicitation of clients and employees in order for the Participant to realize the benefits relating to a qualified Retirement for purposes of the Plan and (2) the Board may in its discretion modify the terms of specific Awards, to be reflected in the respective Award Agreements related to such Awards, so as to impose a different definition of “Retirement” from that which is set forth in the Plan.

(pp) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(qq) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations, or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations, or guidance.

(rr) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ss) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option; or (ii) in the case of a SAR granted independent of an Option, an amount not less than the Fair Market Value on the Date of Grant.

(tt) “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares or any equivalent equity-type ownership (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person and/or a Subsidiary of such Person; or (b) the only general partners (or functional equivalents thereof) of which are that Person and/or one or more Subsidiaries of that Person (or any combination thereof).

(yy) “Substitute Award” has the meaning given such term in Section 5(e).

(zz) “Termination of Service” means, with respect to Deferred Compensation Awards, a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h), or, with respect to any other Award, means (i) a Participant is no longer providing services to the Company or an Affiliate as an officer, employee, director, advisor or consultant or (ii) with respect to an individual who is an officer, employee or consultant to an Affiliate, such entity ceases to be an Affiliate of the Company and such individual is not providing services to the Company or another Affiliate; provided, however, that the Committee shall have the discretion to determine whether or when a Participant who terminates services as an employee, but continues to provide services in the capacity of an officer, consultant, advisor or director immediately following such termination, has incurred a Termination of Service.

(uu) “Total Payment” has the meaning given such term in Section 15(aa).

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. Unless sooner terminated by the Board in accordance with Section 14 hereof, the expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

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4. Administration.

(a) Generally. The Committee shall administer the Plan. If a Committee member shall fail to qualify as an Eligible Director, such failure shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan, unless invalidation is required by applicable law or securities exchange requirement. Unless otherwise expressly provided in the applicable charter or bylaws, the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Committee Authority. Subject to the provisions of the Plan (including as to delegation of authority) and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award and Award Agreement (including approval of forms of Award Agreement(s)); (v) determine whether, to what extent, and under what circumstances Awards may be settled, adjusted, or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination, and take any other action, that the Committee deems necessary or desirable for the administration of the Plan.

(c) Delegation. The Committee may delegate to one or more Officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Committee herein, subject to the requirements of applicable law.

(d) Discretion of Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company or any Affiliate, any Participant, any holder or beneficiary of any Award and any shareholder of the Company.

(e) Indemnification. A member of the Board, the Committee, a delegate of the Committee or any employee or agent of the Company acting under the Plan will be indemnified in accordance with the Company’s applicable governing documents as in effect from time to time.

(f) Discretion to Grant Awards and Interpret Plan. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Shares Subject to the Plan; Grant of Awards; Limitations.

(a) Shares Subject to the Plan. Awards granted under the Plan shall be subject to the following limitations:

(i) subject to Section 13 of the Plan, the Committee is authorized to deliver under the Plan 400,000 shares of Common Stock plus the number of shares available for new awards under the Former Plan calculated immediately prior to the Effective Date;

(ii) subject to Section 13 of the Plan, grants of Options or SARs under the Plan in respect of no more than 250,000 shares of Common Stock may be made to any single Participant during any calendar year, and, subject to Section 13 of the Plan, grants of Incentive Stock Options under the Plan in respect of no more than 250,000 shares of Common Stock may be made to any single Participant during any calendar year;

(iii) subject to Section 13 of the Plan, no more than 250,000 shares of Common Stock may be earned in respect of Performance Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any single Participant for a single calendar year during a performance period, or in the event such Performance Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 250,000 shares of Common Stock on the last day of the performance period to which such Award relates; and

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(iv) the maximum amount that can be paid to any single Participant in any one calendar year pursuant to a cash compensation opportunity Award described in Section 11 of the Plan shall be $15,000,000. Subject to Section 13 of the Plan, the total compensation for any non-employee director for any fiscal year shall not exceed $750,000, which is inclusive of cash and the aggregate grant date value (calculated by multiplying the Fair Market Value of a share of Common Stock on the Date of Grant by the aggregate number of shares subject to such Award) of any Awards granted during any fiscal year.

(b) Grant of Awards. The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Deferred Stock Awards and/or Performance Awards to one or more Eligible Persons selected in its sole discretion. Common Stock under the Plan may be delivered in settlement of a deferred compensation obligation with the Company, and such grant of Common Stock hereunder shall count under the Plan as an Other Stock-Based Award or Deferred Stock Award (as the case may be) on such terms and conditions as the Committee determines. An Eligible Person may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Eligible Person shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

(c) Share Counting. For purposes of Section 5(a), (i) each share of Common Stock underlying an outstanding Option under the Plan or Former Plan shall reduce the available shares by one (1) share; (ii) a number equal to the greater of each share available to be delivered upon exercise of a SAR and the number of shares underlying a SAR under the Plan (whether the distribution is made in cash, shares or a combination thereof) shall reduce the available shares by one (1) share, other than a SAR that, by its terms, from and after the Date of Grant thereof is payable only in cash, in which case the available shares shall not be reduced; and (iii) each share of Common Stock delivered pursuant to, or otherwise underlying, an Award under the Plan other than an Option, SAR or Substitute Award (defined below), shall reduce the available shares by one (1) share. Use of shares of Common Stock to pay the required Exercise Price or tax obligations shall, notwithstanding anything herein to the contrary, not be available again for other Awards under the Plan. Shares underlying Awards under this Plan or the Former Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under the Plan. Shares of Common Stock repurchased by the Company with proceeds received from the exercise of an Option issued under this Plan or the Former Plan, or shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award, in either instance, shall not be added back or available for grant hereunder. For the avoidance of doubt, Awards that can only be settled in cash shall not be treated as shares of Common Stock granted for purposes of this Plan. Upon the exercise of an Option or SAR under the Plan or Former Plan settled in shares of Common Stock, the number of shares of Common Stock subject to the Option or SAR (or portion thereof) that is being exercise shall not be available again for other Awards under the Plan notwithstanding the number of shares of Common Stock actually delivered in connection with the exercise of such Award. The maximum number of shares of Common Stock that may be issued under the Plan in this Section 5 shall not be affected by (i) the payment of dividends or Dividend Equivalents in cash or in shares of Common Stock in connection with outstanding Awards; or (ii) any shares required to satisfy Substitute Awards.

(d) Source of Shares. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued shares, or treasury shares, including shares repurchased by the Company for purposes of the Plan.

(e) Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”).

(f) One-Year Period of Restrictions. Except as otherwise provided pursuant to Section 13(b) or Section 14(b), the vesting period or restrictions on any share-based Award granted to any Participant hereunder shall last for no less than one (1) year. Notwithstanding the foregoing provisions of this Section 5(f), the Committee may provide for a vesting or restriction period of less than such mandated one-year period of vesting or restriction for up to 5% of the available shares as set forth in Section 5(a)(i) hereof.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options.

(a) Generally. Each Option granted under the Plan shall be subject to the conditions set forth in this Section 7 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement (including the Exercise Price and the mechanics (as applicable) for determining or adjusting the Exercise Price). All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an

C-9	Proxy Statement

Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards or pursuant to Section 13, the exercise price (the “Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share on the Date of Grant; provided, however, that, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration. Options shall (i) vest and become exercisable in such manner and on such date or dates, and (ii) expire after such period, not to exceed ten years (the “Option Period”), in each case, as may be determined by the Committee and as set forth in an Award Agreement. With respect to an Incentive Stock Option, the Option Period shall not exceed five years from the Date of Grant granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate. Notwithstanding any vesting dates set by the Committee in the Award Agreement, the Committee may, consistent with the terms of the Plan, accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to vesting and/or exercisability (as determined by the Committee). Unless otherwise provided by the Committee in an Award Agreement or otherwise determined by it in accordance with the Plan: (i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option without consideration therefor, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the Option Period or (B) ninety (90) days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period and (ii) both the unvested and the vested portion of an Option shall automatically expire upon the termination of the Participant’s employment or service by the Company for Cause without consideration therefor.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment or satisfaction of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written notice of exercise or, if provided for, electronic notice of exercise, to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to the Exercise Price (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges; and (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a broker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the shares of Common Stock for which the Option was exercised that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price for the shares of Common Stock for which the Option was exercised. Any fractional shares of Common Stock shall be settled in cash. The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number shall not prevent a Participant from exercising the full number of shares of Common Stock as to which the Option is then exercisable.

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(e) Incentive Stock Options. Any Option designated as an Incentive Stock Option shall not constitute an Incentive Stock Option to the extent such Option is for shares of Common Stock having an aggregate Fair Market Value (as of the Date of Grant) in excess of $100,000, determined as of the date such Option is exercisable for the first time by such Participant during any year and in accordance with the provisions of Section 422 of the Code.

(f) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing promptly after the date the Participant makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such shares of Common Stock before the later of (i) two years after the Date of Grant of the Incentive Stock Option; or (ii) one year after the date of exercise of the Incentive Stock Option upon which such shares were issued. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(g) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange on which the securities of the Company are listed or traded.

(h) Dividend Equivalents. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under the Plan shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards or pursuant to Section 13, the Strike Price per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share on the Date of Grant.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. Any other SAR shall (i) vest and become exercisable in such manner and on such date or dates; and (ii) expire after such period, not to exceed ten years (the “SAR Period”), in each case as may be determined by the Committee and as set forth in an Award Agreement; provided, however, that notwithstanding any vesting dates set by the Committee in the Award Agreement, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the SAR Period; or (B) ninety (90) days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and (ii) both the unvested and the vested portion of a SAR shall expire without consideration therefor upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value of a share of Common Stock exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and

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employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock with a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee in an Award Agreement or otherwise. Any fractional share of Common Stock shall be settled in cash.

(f) Dividend Equivalents. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an SAR.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each such grant of Restricted Stock or Restricted Stock Units under the Plan shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Restricted Stock — Accounts, Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and unless otherwise set forth in an applicable Award Agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. The Restricted Period shall lapse with respect to an Award of Restricted Stock or Restricted Stock Units at such times as provided by the Committee in an Award Agreement or otherwise determined in a manner consistent with the Plan, and the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant without consideration therefor.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends on Restricted Stock shall accumulate and be withheld until the restrictions on such Restricted Stock lapse. Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii) Unless otherwise provided by the Committee in an Award Agreement or otherwise determined by the Committee in accordance with the Plan, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the delivery of shares of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the shares of Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

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(e) Legends on Restricted Stock. As determined by the Committee in its sole discretion, each certificate representing Restricted Stock awarded under the Plan shall bear a legend in the form and containing such information as the Committee determines appropriate until the lapse of all restrictions with respect to such Common Stock.

(f) Dividend Equivalents. Unless otherwise provided in an Award Agreement, each Restricted Stock Unit shall include the right to receive Dividend Equivalents as provided herein. Dividend Equivalents will accumulate and be withheld until the applicable Restricted Stock Units upon which the Dividend Equivalents are awarded vest and any Dividend Equivalent payments that have accumulated and have been withheld by the Committee and attributable to any particular Restricted Stock Unit shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalent payments then due. Upon the vesting and settlement of Restricted Stock Units that include Dividend Equivalents, the Dividend Equivalents attributable to such Restricted Stock Units shall expire automatically.

10. Other Stock-Based Awards.

(a) Generally. The Committee may issue unrestricted shares of Common Stock, or other Awards denominated in shares of Common Stock, whether restricted or unrestricted and whether current or deferred, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine.

(b) Terms and Conditions. Each Other Stock-Based Award granted under the Plan shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(c) Dividend Equivalents. Unless otherwise provided in an Award Agreement, each Other-Stock Based Award shall include the right to receive Dividend Equivalents as provided herein. Dividend Equivalents will accumulate and be withheld until the applicable Other-Stock Based Award upon which the Dividend Equivalents are awarded vest (if subject to vesting) and any Dividend Equivalent payments that have accumulated and have been withheld by the Committee and attributable to any particular Other-Stock Based Award shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalent payments then due. Upon the vesting and settlement of Other-Stock Based Award that include Dividend Equivalents, the Dividend Equivalents attributable to such Other-Stock Based Award shall expire automatically.

11. Performance Awards.

(a) Generally. The Committee shall have the authority to make the grant, vesting or payment of any Award subject to the achievement of one or more performance goals established by the Committee in such amounts and upon such terms as the Committee shall determine (“Performance Awards”).

(b) Discretion of Committee with Respect to Performance Awards. With regard to a particular Award, the Committee shall have sole discretion to select the length of the period for measuring performance, the type(s) of Performance Awards to be issued, the performance measures that will be used for a Performance Award, the kind(s) and/or level(s) of performance that will lead to the vesting or grant of shares subject to a Performance Award, and to determine the performance achieved and level of payout under such Performance Award.

(c) Payment of Performance Awards. Unless otherwise provided in the applicable Award Agreement or as otherwise determined by the Committee, a Participant must be employed by the Company or an Affiliate of the Company on the date of payment with respect to a performance period for a Performance Award to be eligible to receive such payment in respect of the Performance Award.

(d) Timing of Payments. Performance Awards granted for a performance period shall be paid to Participants as soon as administratively practicable following completion of the performance period and in a manner intended to be exempt or comply with Code Section 409A and local law, as applicable. For Performance Awards covering participants who are U.S. employees and for which no Deferral Election has been made, Performance Awards will be paid in the fiscal year that follows the fiscal year during which the performance period ends and no later than two-and-one-half months following the end of the fiscal year during which the performance period is completed (or at such other time as would not result in a violation of Code Section 409A).

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in respect of Performance Awards. Unless otherwise provided in an Award Agreement, no Performance Award shall include the right to receive Dividend Equivalents. Any Dividend Equivalents granted in respect of Performance Awards will accumulate and be withheld until the applicable Performance

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Awards upon which the Dividend Equivalents are awarded vest and any Dividend Equivalent payments that have accumulated and have been withheld by the Committee and attributable to any particular Performance Awards shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalent payments then due. Upon the vesting and settlement of Performance Awards that include Dividend Equivalents, the Dividend Equivalents attributable to such Performance Awards shall expire automatically.

12. Deferred Stock.

(a) Grant of Deferred Stock. Subject to and consistent with the provisions of the Plan and applicable requirements of Section 409A of the Code, the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person in such number, and upon such terms, as the Committee may determine (including, to the extent allowed by the Committee, grants at the election of a Participant to convert shares of Common Stock to be acquired upon lapse of restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock). A Participant shall have no voting rights with respect to Deferred Stock Awards unless otherwise expressly determined otherwise by the Committee.

(b) Award Agreement. Each grant of Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock underlying the Deferred Stock subject to an Award, the settlement date such shares of Deferred Stock shall be settled and such other provisions as the Committee shall determine that are in accordance with the Plan and Section 409A of the Code.

(c) Deferred Stock Elections.

(i) Making of Deferral Elections. If and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”), at such times and in accordance with rules and procedures adopted by the Committee (which shall comport with Section 409A of the Code), to receive all or any portion of such Eligible Person’s salary, bonus (including, for the avoidance of doubt, bonuses paid under another plan of the Company) and/or retainer (in the case of a director) (including any cash or share award, other than Options or SARs) either in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary, bonus and/or retainer or other permissible Award to be paid in the form of Deferred Stock divided by the Fair Market Value of one share of Common Stock on the date such salary, bonus, retainer or other such Award would otherwise be paid in cash or distributed in shares or pursuant to such other terms and conditions as the Committee may determine. The Date of Grant for an Award of Deferred Stock made pursuant to a Deferral Election shall be the date the deferrable amount subject to a Deferral Election would otherwise have been paid to the Participant in cash or shares, unless otherwise determined by the Committee.

(ii) Timing of Deferral Elections. Deferral Elections must be timely filed with the Company pursuant to procedures and policies established by the Committee from time to time.

(d) Deferral Account.

(i) Establishment of Deferral Accounts. The Company shall establish an account (“Deferral Account”) on its books for each Eligible Person who receives a grant of Deferred Stock or makes a Deferral Election. Deferred Stock shall be credited to the Participant’s Deferral Account as of the Date of Grant of such Deferred Stock. Deferral Accounts shall be maintained for recordkeeping purposes only, and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company and no Participant shall have the rights in respect of Deferral Accounts greater than that of an unsecured creditor of the Company.

(ii) Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to shares of Common Stock, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution but only to the extent that a Participant to whom Deferred Stock has been credited is vested in his or her Deferred Stock as of such record date. No Dividend Equivalents will be credited (or accumulated) to Deferral Accounts on any Deferred Stock credited thereto for which a Participant has not vested in his or her Deferred Stock as of such record date. Such Dividend Equivalents to be credited to the Deferral Account shall be in the form of additional Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a share at the payment date of such dividend or distribution.

(iii) Settlement of Deferral Accounts. The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Participant or his or her beneficiary, as applicable) a number of shares of Common Stock equal to the number of shares of Deferred Stock then credited to the Participant’s Deferral Account (or a specified portion in the event of any partial

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settlement); provided, however, that, unless otherwise determined by the Committee, any fractional shares of Deferred Stock remaining in the Deferral Account on the settlement date shall be distributed in cash in an amount equal to the Fair Market Value of a share of Common Stock as of the settlement date multiplied by the remaining fractional share, as determined by the Committee. The settlement date for all Deferred Stock credited in a Participant’s Deferral Account shall be determined in accordance with Section 409A of the Code and shall be specified in the applicable Award Agreement or Deferral Election. The Committee may establish a sub-plan to reflect the Deferred Stock provisions under the Plan and the procedures, policies and terms applicable thereto.

(e) Sub-plan. The Committee may establish one or more sub-plans hereunder that are consistent with the terms of the Plan with respect to Deferral Accounts, Deferred Stock, and/or deferred amounts hereunder, including so as to comply with Code Section 409A to the extent applicable.

13. Changes in Capital Structure and Similar Events.

(a) Effect of Certain Events. In the event of (i) any extraordinary dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including a Change in Control) that affects the shares of Common Stock; or (ii) unusual or nonrecurring events (including a Change in Control) affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including adjusting any or all of the limitations under Section 5 of the Plan); and (B) the terms of any outstanding Award, including (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards; or to which outstanding Awards relate; (2) the Exercise Price or Strike Price with respect to outstanding Awards; or (3) any applicable performance measures (including performance measures and performance goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) and if not assumed or substituted, canceling any one or more outstanding Awards or portion thereof and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of FASB Accounting Standards Codification Topic 718 or any successor rule), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 13 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any otherwise applicable adjustments under this Section 13 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act or the exemption under Section 409A of the Code, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b) Effect of Change in Control. Unless specifically provided otherwise with respect to Change in Control in an Award or in a then-effective written employment agreement between the Participant and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs and, during the two-year period immediately following the consummation of such Change in Control, a Participant incurs an involuntary Termination of Service without Cause, such Participant shall be entitled to the following treatment with respect to his or her Awards (as applicable): (A) each Option and SAR that is at the time outstanding

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under the Plan shall become fully vested and exercisable with respect to all shares of Common Stock covered thereby; (B) the Restricted Period shall expire and restrictions applicable to all outstanding Restricted Stock Awards and Restricted Stock Units shall lapse and such Awards shall become fully vested; and (C) the pro-rata portion of any Performance Awards for any performance period that was in effect at the date of Termination of Service, calculated as to each such Performance Award assuming that any performance goal will have been achieved (for the entire performance period) at the level of the actual results achieved, if available, or, if not available, then at the target level.

(c) No Limit on Power to Undertake Changes in Capital Structure and Similar Events. The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities senior to, or affecting, the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

14. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without shareholder approval; and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any rules or requirements of any securities exchange on which the Common Stock may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that, without shareholder approval as may be required by applicable law or the rules of the applicable securities exchange on which the Common Stock is listed or quoted, except as otherwise permitted under Section 13 of the Plan or in connection with Substitute Awards, (i) no amendment or modification may reduce, and the Committee shall not reduce, the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award, or cash, and (iii) the Committee may not take any other action with respect to an Option or SAR that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange on which the Common Stock is listed.

15. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to and, to the extent required by the Committee, executed (or otherwise agreed to in electronic form) by the Participant (whether in paper or electronic medium (including e-mail or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including, as applicable, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

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(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or members are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion; or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”), provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (C) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including that an Option or SAR shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall be permitted and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit or require a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges) owned by the Participant having a Fair Market Value equal to such withholding liability; or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such liability. Notwithstanding anything herein to the contrary, the amount withheld shall not exceed the maximum statutory tax rates in the Participant’s applicable jurisdictions. The maximum statutory tax rates are based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction (even if that rate exceeds the highest rate that may be applicable to the Participant) and that does not result in adverse accounting consequences.

(iii) Notwithstanding the remainder of this clause (d), the withholding of shares of Common Stock having a Fair Market Value equal to such withholding liability shall be the sole method of withholding for any Awards other than Options, SARs, or Dividend Equivalents for which shares of Common Stock are otherwise deliverable pursuant to their terms.

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement.

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(e) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards (or adopt one or more sub-plans) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Notwithstanding anything herein to the contrary, to the extent that a Participant’s beneficiary designation would result in a duplication of, or unintended, benefits payable under this Plan or would otherwise violate applicable law, the Committee shall have the authority to disregard such designation, and payments shall be made in accordance with applicable law.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event or as otherwise provided in an Award Agreement, service shall not be considered terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company or any Affiliate, or any successor, in any capacity of any employee, director or consultant; or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds three (3) months, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Nonqualified Stock Option on the day following the expiration of such three (3) month period.

(h) No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award Agreement or otherwise determined by the Committee, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Committee shall have the authority to provide that all certificates for shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange upon which the Common Stock or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions or require representations of a Participant with respect to any Award granted under the Plan that it deems necessary or advisable in order that such Award complies with the applicable securities law and/or other legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of shares of Common Stock to the Participant, the Participant’s acquisition of shares of Common Stock from the Company and/or the Participant’s sale of shares of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the

Proxy Statement	C-18

applicable exercise date, or the date that the shares would have been vested or delivered, as applicable); over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof and within such period as would not result in a violation of Code Section 409A.

(iii) Notwithstanding any provision herein or in any Award Agreement to the contrary, amounts payable or to be provided hereunder shall be subject to claw-back or disgorgement, to the extent applicable, under the Company’s compensation clawback and recoupment policies (or similar policies of general applicability), as in effect and as may be amended from time to time. If pursuant to Section 10D of the Exchange Act, the Common Stock would not be eligible for continued listing on the securities exchange upon which the Common Stock is listed, if applicable, under Section 10D(a) of the Exchange Act if it (or they) did not adopt policies consistent with Section 10D(b) of the Act, then, in accordance with those policies that are so required, any incentive-based compensation payable to any Participant hereunder or pursuant to any Award Agreement or otherwise shall be subject to clawback in the circumstances, to the extent, and in the manner, required by Section 10D(b)(2) of the Exchange Act, as interpreted by rules of the Securities Exchange Commission or applicable stock exchange.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options, other equity-based awards or incentive compensation otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that, insofar as they may have become entitled to payment of compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates or Subsidiaries and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to conflict of laws provisions.

(p) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

C-19	Proxy Statement

(q) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization of the Company.

(r) Incentive Stock Options Shareholder Approval. The Plan shall become effective on the Effective Date, provided, however, that no Incentive Stock Options shall be valid as an Incentive Stock Option unless and until the Plan has been approved by shareholders no later than the twelve (12) month anniversary of adoption by the Board in the manner provided under Section 424 of the Code and Treasury Regulations thereunder. Nothing in this clause shall affect the validity of Awards granted after the Effective Date if such shareholder approval has not been obtained.

(s) Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(t) Interpretation. Masculine pronouns and other words of masculine gender shall refer to both men and women. Whenever the words “include,” “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “without limitation.”

(u) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(v) Other Agreements. The Committee may require, as a condition to the vesting of, grant of and/or the receipt of shares of Common Stock under an Award, that the Participant execute lock-up or other agreements, as it may determine in its sole and absolute discretion.

(w) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive shares of Common Stock under any Award made under the Plan.

(x) Brokerage Accounts. Participants shall abide by the terms of any brokerage, custody or similar agreement established by the Company in connection with administration of the Plan, including the automatic reinvestment of dividends and payments on shares of Common Stock awarded under the Plan, to the extent such shares of Common Stock are held pursuant to such agreement. Such brokerage, custody or similar agreement may be modified by the Company (subject to the consent of such broker or applicable counterparty) at any time and from time to time.

(y) Section 409A. To the extent applicable and notwithstanding any other provision of the Plan, the Plan and Award Agreements hereunder shall be administered, operated and interpreted in accordance with Section 409A of the Code, including any regulations or other guidance that may be issued after the date on which the Board approves the Plan, provided, however, that in the event that the Committee determines that any amounts payable hereunder may be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder; and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Section 409A of the Code. The Company and Affiliates make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Participant (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of any adverse tax consequence under Section 409A of the Code or otherwise to be imposed, then the Participant (or his or her Beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Affiliates shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his or her beneficiaries, as applicable) for, any such adverse tax consequences. If any Deferred Compensation Award is payable to a “specified employee” (within the meaning of Treasury Regulations Section 1.409A-1(i)), then such payment, to the extent payable due to the Participant’s Termination of Service and not otherwise exempt from Section 409A of the Code, shall not be paid before the date that is six (6) months after the date of such Termination of Service (or, if earlier, the date of such Participant’s death) and shall be paid on the first business day following such six (6) month anniversary (or death, as applicable).

(z) Data Privacy. Except as prohibited by applicable law (including, as applicable, foreign laws), the receipt by a Participant of an Award and the benefits thereunder may be conditioned on such Participant acknowledging and consenting to the collection, use and transfer, in electronic or other form, of personal data as described in this subsection by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in this Plan. The Committee may, from time to time and at any time, require Participants to execute consents or similar agreements providing for such collection, use and transfer, in a manner consistent with applicable law (including, as

Proxy Statement	C-20

applicable, foreign laws). Subject to applicable law (including, as applicable, foreign laws), the Company and its Affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares held in the Company or any of its Subsidiaries and Affiliates, and details of all Awards, in each case, for the purpose of implementing, managing and administering this Plan and Awards (the “Data”). Subject to applicable law (including, as applicable, foreign laws), the Company and its Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in this Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of this Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, subject to applicable law (including, as applicable, foreign laws), each Participant authorizes and shall authorize upon request such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or its Affiliates, or the Participant, may elect to deposit any Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in this Plan. Subject to applicable law (including, as applicable, foreign laws), a Participant may, at any time, view the Data held by the Company or its Affiliates with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to such Participant or refuse or withdraw the consents set forth in the Award Agreement in writing, in any case without cost, by contacting his or her local human resources representative.

(aa) Mitigation of Excise Tax. Subject to the last sentence of this Section 15(aa), if any payment or right accruing to a Participant under the Plan (without the application of this Section 15(aa)), either alone or together with other payments or rights accruing to the Participant from the Company, Affiliates and Subsidiaries (“Total Payments”), would constitute a “parachute payment” (as defined in Section 280G of Code), such payments and rights shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether and how any reduction in the rights or payments under the Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant; provided that any parachute payments that constitute deferred compensation, within the meaning of Section 409A, shall be reduced after all other payments have been reduced, and such deferred compensation payments shall be reduced in reverse order of their scheduled payment dates. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. Unless otherwise provided in an Award Agreement or in an employment agreement, the foregoing provisions of this Section 15(aa) shall apply with respect to any Person only if, after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes. Notwithstanding the foregoing, in the event a Participant is a party to an employment agreement or other agreement with the Company or an Affiliate that provides for more favorable treatment for the Participant regarding Section 280G of the Code, such agreement shall be controlling.

(bb) Plan Document Controls. This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided, however, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

(cc) Employment Agreement Supersedes Award Agreement. In the event a Participant is a party to an employment agreement with the Company and/or an Affiliate that expressly provides for vesting or extended exercisability of Awards on terms more favorable to the Participant than the Participant’s Award Agreement or this Plan, such employment agreement shall be controlling, provided, however, that: (a) the employment agreement shall not be controlling; to the extent the Participant and the Company and/or an Affiliate agree it shall not be controlling; and (b) an employment agreement or modification to an employment agreement shall be deemed to modify the terms of any pre-existing Award only if the terms of the employment agreement expressly so provide.

***

Copyright 2019 Jones Lang LaSalle IP, Inc. | www.jll.com

C-21	Proxy Statement

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JLL®

JONES LANG LASALLE INCORPORATED
200 E. RANDOLPH DR.
CHICAGO, IL 60601

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E75171-P21177 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JONES LANG LASALLE INCORPORATED

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Ten Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Hugo Bagué	☐	☐	☐
1b. Matthew Carter, Jr.	☐	☐	☐
1c. Samuel A. Di Piazza, Jr.	☐	☐	☐
1d. Sheila A. Penrose	☐	☐	☐
1e. Ming Lu	☐	☐	☐
1f. Bridget Macaskill	☐	☐	☐
1g. Martin H. Nesbitt	☐	☐	☐
1h. Jeetendra I. Patel	☐	☐	☐
1i. Ann Marie Petach	☐	☐	☐
1j. Christian Ulbrich	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Non-binding, advisory "say-on-pay" vote approving executive compensation	☐	☐	☐
3. Approval of the 2019 Stock Award and Incentive Plan	☐	☐	☐
4. Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for director, FOR "say-on-pay", FOR the approval of the 2019 Stock Award and Incentive Plan, and FOR the ratification of the appointment of KPMG, and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date